Exhibit 10.08

EXCHANGE AGREEMENT

This Exchange Agreement is entered into as of the 17th day of June, 2013 by and among (i) Resonant Inc., a Delaware corporation (the “Company”); (ii), Resonant LLC, a California limited liability company (the “LLC”), (iii) Terry Lingren, Neal Fenzi and Robert Hammond (each, a “Founder,” and, collectively, the “Founders”); and (iv) Superconductor Technologies Inc., a Delaware corporation (“STI”). Each of the Founders and STI is sometimes hereinafter referred to as a “Member”).

WHEREAS, the Members constitute all of the members of the LLC;

WHEREAS, STI is the holder of one hundred (100) shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), which shares (the “STI Shares”) constitute all of the outstanding stock of the Company;

WHEREAS, each Member holds the number of Units (as defined in the Operating Agreement of the LLC dated as of May 29, 2012 (the “Operating Agreement”), the “Units”) indicated with respect to such Member on Schedule 1 attached hereto, which collectively constitute all of the outstanding limited liability company interests in the LLC;

WHEREAS, each Founder holds warrants (the “Founder LLC Warrants”) to purchase the number of Class B Units (as defined in the Operating Agreement) indicated with respect to such Founder on Schedule 1 attached hereto;

WHEREAS, on or about the date hereof, the Company is entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain prospective investors in the Company (the “Investors”), under which the Company will issue and sell to the Investors convertible promissory notes (“Investor Notes”) in the aggregate principal amount of at least $6,500,000 (such issuance and sale, the “Financing”);

WHEREAS, it is a condition to the Investors’ obligations to complete the Financing that the Company acquire all of the Units and the STI Shares by issuing (i) shares of Common Stock to the Founders in exchange for their Units, and (ii) a secured convertible promissory note to STI (the “STI Note”) in exchange for its Units and the STI Shares (such exchanges, collectively, the “Exchange”);

WHEREAS, as part of the Exchange, the LLC, the Company and the Founders desire for the Founder LLC Warrants to terminate and be replaced by warrants to purchase shares of the Company’s Common Stock (the “Founder Company Warrants”);

WHEREAS, the Financing and the Exchange are part of an overall plan;

WHEREAS, as part of the Plan, it is anticipated that the Company will engage in an initial public offering within twelve (12) months, but there is no assurance that it will in fact occur;

WHEREAS, following the Exchange, the Founders will own one hundred percent (100%) of the stock of the Company;

WHEREAS, such stock is being issued to Founders in exchange for their interests in Resonant LLC;

WHEREAS, it is intended that the transfer of interests in Resonant LLC by the Founders for stock of the Company constitutes a transfer described in Section 351 of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
EXCHANGE

Section 1.01           Outstanding Common Stock. STI hereby represents and warrants that (i) the Company was formed at STI’s request and direction, and (ii) as of the date hereof, and other than the STI Shares, no shares of capital stock, options or warrants to purchase capital stock, or securities convertible into capital stock, of the Company are held by STI or otherwise outstanding.

Section 1.02           Exchange of Founders’ Units for Common Stock and Founder LLC Warrants for Founder Company Warrants. At the Closing (as defined below):

(a)                              Each Founder shall transfer (and each Founder hereby transfers effective upon the Closing), all Units then held by such Founder to the Company; and

(b)                              The Company shall issue to each Founder the number of shares of Common Stock shown with respect to such Founder on Schedule 1 attached hereto (all such shares to be issued to the Founders, collectively, the “Shares”). The Company shall issue a certificate representing the applicable Shares to each Founder promptly after the Closing.

(c)                              Each Founder shall surrender (and each Founder hereby surrenders effective upon the Closing) all Founder LLC Warrants then held by such Founder to the Company and the Company shall issue to each Founder Founder Company Warrants to purchase the number of shares of Common Stock shown with respect to such Founder on Schedule 1 attached hereto, which Founder Company Warrants shall be in the form attached hereto as Exhibit A.

Section 1.03           Exchange of STI Units and STI Shares for STI Note. At the Closing (as defined below):

(a)                              STI shall transfer (and STI hereby transfers effective upon the Closing), all Units then held by STI to the Company;

(b)                              STI shall transfer (and STI hereby transfers effective upon the Closing), all of the STI Shares to the Company, which shares shall, immediately upon such transfer, be cancelled and resume the status of authorized but unissued shares. In connection with such transfer STI shall surrender to the Company all certificates representing the STI Shares, duly endorsed for transfer or accompanied by appropriate instruments of transfer;

(c)                              The Company shall issue to STI a senior secured convertible promissory note in the form attached hereto as Exhibit B in the principal amount of $2,400,000 (the “STI Note”); and

(d)                              The Company shall execute and deliver to STI a Security Agreement in the form attached hereto as Exhibit C (the “Company Security Agreement”), securing payment and performance of its obligations under the STI Note.

(e)                              The LLC shall execute and deliver to STI a Guaranty in the form attached hereto as Exhibit D (the “LLC Guaranty”), guaranteeing the obligations of the Company pursuant to the STI Note.

(f)                                 The LLC shall execute and deliver to STI a Security Agreement in the form attached hereto as Exhibit E (the “LLC Security Agreement”), securing payment and performance of its obligations under the LLC Guaranty.

Section 1.04           Closing. Unless this Agreement shall have previously been terminated, the closing of the Exchange (the “Closing”) shall take place automatically, and the Exchange shall be deemed to have occurred, immediately before the Closing as defined in the Securities Purchase Agreement (the “Financing Closing”).

ARTICLE II
WAIVERS AND GOVERNANCE

Section 2.01           Waiver of Restrictions; Consent. The LLC and each Member hereby waive any and all provisions of any agreement to which the Company or such Member is a party and by which any other party hereto is bound, to the extent that such provision or provisions may otherwise be violated by the execution and delivery hereof or by the performance of the transactions contemplated hereby. Without limiting the generality of the foregoing, each party hereby waives the application of all restrictions on transfer of the Interests, including any rights of first refusal or co-sale under the Operating Agreement, to any of the transactions contemplated hereby, and consents to all such transactions for all purposes of the Operating Agreement and otherwise, whether in its capacity as a holder of limited liability company interests of the LLC or otherwise.

Section 2.02           Amendment and Restatement of Operating Agreement. The Company, effective immediately after the Closing and in its capacity as sole member of the LLC, hereby adopts the Amended and Restated Operating Agreement of the LLC attached hereto as Exhibit F, which shall supersede the Operating Agreement in its entirety.

Section 2.03           Stockholders Agreement. Simultaneously with and effective upon the Closing, the Company and each Member shall execute and deliver a Stockholders Agreement for the Company in the form attached hereto as Exhibit G (the “Stockholders Agreement”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01           Representations of Members. Each of the Members, severally and not jointly, hereby represents and warrants to the Company as follows:

(a)                              This Agreement and the Stockholders Agreement have been duly executed and delivered by such Member and constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)                              Such Member’s execution and delivery of this Agreement and the Stockholders Agreement, and consummation of the transactions contemplated hereby and thereby, has not constituted or resulted in, and will not constitute or result in, a default under or violation of any term or provision of any agreement or arrangement to which such Member is a party or by which it is bound. There are no restrictions on such Member’s transfer of the Units other than restrictions either set forth in the Operating Agreement and addressed in Section 2.01 or arising under U.S. federal or state securities laws.

(c)                              All of the Units shown with respect to such Member on Schedule 1 are owned of record and beneficially by such Member, free and clear of all Encumbrances (as defined below), other than those set forth in the Operating Agreement and addressed in Section 2.01. Upon consummation of the transactions contemplated by this Agreement, the Company shall own all such Units, free and clear of all Encumbrances. As used herein, “Encumbrance” means any lien, pledge, option (or other right to purchase), mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance or any other right of a third person.

(d)                              Other than as set forth on Schedule 1 hereto, such Member does not own any limited liability company interests in the LLC or any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any such interests.

(e)                              Investment Representations.

(i)                                   Such Member is acquiring the Shares or the STI Note to be acquired by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)                                Such Member understands that the Shares or the STI Note to be acquired by it have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that such Shares or the STI Note must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Shares or the STI Note shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Such Member further understands that such exemption depends upon, among other things, the bona fide nature of such Member’s investment intent expressed herein.

(iii)                             Such Member has not been formed for the specific purpose of acquiring the Shares or the STI Note pursuant to this Agreement. Such Member understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that such Member is an “accredited investor” for purposes of acquiring the Shares to be acquired by it hereunder.

(iv)                           Such Member has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the Exchange and is capable of protecting its interest in connection therewith. Such Member is able to bear the economic risk of its investment in the Shares or the STI Note, including a complete loss of such investment.

(v)                              Such Member acknowledges that such Member and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Company concerning the Company and its business and the transactions contemplated by this Agreement and to obtain any additional information that the Company possesses or can acquire that is necessary to verify the accuracy of the information regarding the Company herein set forth or otherwise desired in connection with its acquisition of the Shares or the STI Note to be acquired by it hereunder.

(vi)                           Such Member understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, and that such exemption is not currently available.

(vii)                        Such Member has no current plan or intention to transfer any of the Shares it is receiving in the Exchange.

(viii)                     The address for such Member shown on Schedule 1 is the principal residence or place of business of such Member.

Section 3.02           Representations of the Company. The Company hereby represents and warrants to the LLC, the Founders and STI as follows:

(a)                              The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)                              All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement, the STI Note, the Security Agreement, the Subordination Agreement and the Stockholders’ Agreement (together, the “Transaction Documents”) by the Company and the performance by the Company of its obligations hereunder and thereunder, including the issuance, sale and delivery of the STI Notes and the Shares, has been taken or will be taken before the Closing. This Agreement and each other Transaction Document has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                              The authorized capital of the Company consists, immediately before the Closing, solely of 10,000,000 shares of Common Stock, of which only the STI Shares are issued and outstanding. There are no outstanding, options, warrants, rights or agreements to purchase or acquire from the Company any shares of its capital stock, or any securities convertible into or exchangeable for shares of capital stock of the Company.

(d)                              Immediately following the Closing, the Founders will own one hundred percent (100%) of the Company’s outstanding capital stock.

(e)                              The Company has no current plan to issue additional capital stock other than pursuant to the terms of the Investor Notes, the STI Note, the Founder Company Warrants, and certain warrants issuable to MDB Capital Group, LLC upon the closing of the Financing; provided, however, that the Company intends promptly following the closing of the Financing to adopt a stock option plan allowing for the issuance of shares of Common Stock representing less than twenty percent (20%) of the Company’s fully-diluted capitalization as of the closing of the Financing, but has no binding obligation to adopt such plan or issue any options or shares thereunder.

(f)                                 The Company has not conducted any business or operations since its formation, other than to enter into a Development Agreement with its potential initial customer, which Development Agreement was assumed by the LLC, and the Company has no assets or liabilities other than its rights under this Agreement and other agreements entered into or to be entered into in connection with the Financing and the Exchange.

(g)                              The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable.

(h)                              The Company’s execution and delivery of the Transaction Documents and consummation of the transactions contemplated hereby and thereby have not constituted or resulted in, and will not constitute or result in, a default under or violation of any term or provision of the Company’s certificate of incorporation or bylaws, or any agreement or arrangement to which the Company is a party or by which it is bound.

Section 3.03           Representations of the LLC. The LLC hereby represents and warrants to the Company, the Founders and STI as follows:

(a)                              The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)                              All corporate action on the part of the LLC necessary for the authorization, execution, delivery and performance of this Agreement by the LLC and the performance by the LLC of its obligations hereunder, has been taken or will be taken before the Closing. This Agreement has been duly executed and delivered by the LLC and constitutes the valid and binding obligation of the LLC, enforceable against the LLC in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                              The LLC’s execution and delivery of this Agreement and consummation of the transactions contemplated hereby have not constituted or resulted in, and will not constitute or result in, a default under, the LLC’s Articles of Organization or the Operating Agreement (after giving effect to the waivers provided herein), or violation of any term or provision of any agreement or arrangement to which the LLC is a party or by which it is bound.

ARTICLE IV
ADDITIONAL COVENANTS OF STI

Section 4.01           Subordination of STI Note. Upon the Financing Closing, STI shall execute and deliver to the Investors and the Company a subordination agreement in the form attached hereto as Exhibit H, pursuant to which STI will subordinate the STI Note to the rights of the Investors with respect to the Investor Notes.

Section 4.02           License to Use Company Facilities. STI hereby grants to the Company the same rights with respect to the Licensed Property (as defined in the Contribution Agreement dated as of July 6, 2012 by and between STI and the LLC (the “Contribution Agreement”)) that STI granted to the LLC under the Contribution Agreement, and the parties hereby agrees that the expiration date of both the

Company’s and the LLC’s rights with respect to such Licensed Property shall terminate upon the date thirty (30) days after the Financing Closing.

Section 4.03           Termination of Withdrawal and Return of Capital Rights. STI acknowledges and agrees that, upon consummation of the Exchange, STI’s rights under Section 3.7(b) of the Operating Agreement, relating to withdrawal and return of capital contributions, shall be extinguished.

ARTICLE V
GENERAL PROVISIONS

Section 5.01           Termination, Amendment and Waivers. This Agreement may only be terminated by written agreement of each party hereto; provided, however, that this Agreement shall automatically terminate on July 31, 2013 if the Financing Closing shall not have previously occurred. This Agreement may not be amended or modified or any provision hereof waived except by written agreement of each party hereto; provided, that each party may individually waive its own rights under this Agreement.

Section 5.02           Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

Section 5.03           Counterparts. This Agreement and any exhibit or schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via fax, .pdf or other electronic reproduction and transmission, with the intention that they shall have the same effect as an original counterpart hereof.

Section 5.04           Effect of Heading. The Article and Section headings herein are for convenience of reference only and are not to be considered in construing this Agreement.

Section 5.05           Governing Law; Specific Performance.

(a)                              This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed and construed in accordance with the laws of the State of California and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a California contract.

(b)                              It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

Section 5.06           Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof and thereof.

Section 5.07           Binding Effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first set forth above.

THE COMPANY:		THE FOUNDERS:

RESONANT INC.

/s/ Terry Lingren
Terry Lingren

By:	/s/ Terry Lingren
Terry Lingren
Its:	Chief Executive Officer	/s/ Neal Fenzi
Neal Fenzi

THE LLC:

RESONANT LLC		/s/ Robert Hammond
Robert Hammond

STI:
By:	/s/ Terry Lingren
	Terry Lingren	SUPERCONDUCTOR TECHNOLOGIES INC.
Its:	Manager and Chief Executive Officer

		By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram
		Its:	Chief Executive Officer

SCHEDULE 1

Units

Member	Interests	Shares of Common Stock to Be Issued in Exchange
Terry Lingren 15472 Harrow Lane Poway CA 92064	166,666 2/3 Class B Units	333,333
Neal Fenzi 650 Burtis Street Santa Barbara, California 93111	166,666 2/3 Class B Units	333,333
Robert Hammond 3245 Campanil Drive Santa Barbara, California 93109	166,666 2/3 Class B Units	333,333
Superconductor Technologies Inc. 9101 Wall Street, Suite 1300 Austin, TX 78754	300,000 Class C Units	n/a

Founder LLC Warrants

Founder	Founder LLC Warrant Certificate No.	Founder LLC Warrants Expiration Date	Class B Units Subject to Founder LLC Warrants	Shares of Common Stock to Be Subject to Founder Company Warrants
Terry Lingren	A-1	1/31/2018	20,833	41,666

Neal Fenzi	A-3	1/31/2018	20,833	41,666

Robert Hammond	A-2	1/31/2018	20,833	41,666

Terry Lingren	A-4	3/19/2018	20,833	41,667

Neal Fenzi	A-6	3/19/2018	20,833	41,667

Robert Hammond	A-5	3/19/2018	20,833	41,667

EXHIBIT A

Form of Founder Company Warrant

RESONANT INC.

THE WARRANT EVIDENCED HEREBY AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER.  THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE ALSO SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT WHICH INCLUDES CONTRACTUAL TRANSFER RESTRICTIONS.  A COPY OF SUCH AGREEMENT IS AVAILABLE AT THE COMPANY’S PRINCIPAL OFFICE.

Expiration Date:	January ___, 2018	Certificate No: A-__

WARRANT TO PURCHASE

_[83,333]_

Shares of Common Stock

Resonant Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that ____________, (the “Holder”), is entitled to purchase from the Company up to and including __[83,333] (the “Number of Shares”) duly authorized, validly issued, fully paid and nonassessable shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), on the terms set forth herein at an exercise price of Twenty Cents ($0.20) per share (the “Purchase Price”).  The number of Shares and the Purchase Price may be adjusted from time to time as described in this Warrant.  The Shares issuable upon exercise of this Warrant will be subject to all the terms, conditions and restrictions of the Stockholders Agreement by and among the stockholders of the Company dated effective as of ________, 2013 (the “Stockholders Agreement”).

1.                                    Exercise.

1.1                            Time for Exercise.  This Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on the date of this Warrant and expiring at 5:00 p.m. Pacific time on January ___, 2018 (the “Expiration Date”).

1.2                            Stockholders Agreement.  Unless the Holder has previously executed the Stockholders Agreement, the initial issuance of any Shares under this Warrant (but not the exercise) is subject to and conditioned upon the Holder’s prior execution and delivery of an unconditional agreement (e.g. a joinder agreement) to be bound by all the terms, conditions and restrictions of the Stockholders Agreement.

1.3                            Manner of Exercise.  This Warrant may be exercised by delivering it to the Company with the attached exercise form duly completed and signed, specifying (i) the number of Shares as to which the Warrant is being exercised at that time (the “Exercise Number”), and (ii) whether the exercise is being made by “purchase” or “exchange,” and representing and warranting to the Company that the statements set forth in Section 7 hereof are true and correct with respect to the Holder as of the date of exercise.

1.3.1    Purchase.  If the Holder elects the purchase option, the Holder shall simultaneously deliver to the Company cash, a certified check or wire transfer of immediately available funds in an amount equal to the Exercise Number multiplied by the Purchase Price, and the Holder shall be entitled to receive the full Exercise Number of Shares.

1.3.2                Exchange.  If the Holder elects the exchange option, the Holder shall be entitled (without cash payment) to receive that number of Shares having an aggregate Market Value (determined as provided below) on the date of exercise equal to the difference between the Market Value of the Exercise Number of Shares and the aggregate Purchase Price thereof.

1.3.3                As used herein, “Market Value” for any security on any given date means (i) the average closing price for the prior ten (10) trading days for such security on the principal stock exchange on which such security is traded or (ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on NASDAQ if such security is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on NASDAQ, such value as may be determined (without regard to illiquidity or minority status) in good faith by the Company’s Board of Directors, which determination shall be conclusively binding on the parties, except that, at the request of the Holder, the fair price shall be determined by an investment banking firm reasonably acceptable to the Company, whose fees will be paid by the Holder unless the Market Price so determined exceeds one hundred and ten percent (110%) of that set by the Board.

1.4                            Effect of Exercise.  Subject to prior execution of the Stockholders Agreement as provided in Section 1.2, the Company shall deliver promptly (but in any case within ten business days) after any exercise to the Holder (i) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of Shares issuable upon such exercise, and (ii) if this Warrant is exercised only in part, a new Warrant of like tenor representing the balance of the Number of Shares.  Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such Shares, as of the close of business on the date the actions required in Section 1.3 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day.

2.                                    Transfer of Warrant and Shares.

2.1                            Transfer Restrictions.  Neither this Warrant nor the securities issuable upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Securities Act of 1933, as amended, and any applicable state securities laws.  The Company may place a legend to that effect on this Warrant, any replacement Warrant and each certificate representing Shares issuable upon exercise of this Warrant.  This Warrant and the shares issuable upon exercise of this Warrant are also subject to the terms, conditions and restrictions of the Stockholders Agreement.  Subject only to the foregoing, this Warrant is freely transferable by the Holder.

2.2                            Manner of Transfer.  Upon delivery of this Warrant to the Company with the attached assignment form duly completed and signed, the Company will promptly (but in any case within ten business days) execute and deliver to each transferee and, if applicable, the Holder, Warrants of like tenor evidencing the rights (i) of the transferee(s) to purchase the Number of Shares specified for each in the assignment forms, and (ii) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the Number of Shares of the original Warrant.  If this Warrant is properly assigned in compliance with this Section 2, it may be exercised by an assignee without having a new Warrant issued.

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2.3       Loss, Destruction of Warrant Certificates.  Upon receipt of (i) evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company (the original Holder’s or institutional Holder’s indemnity agreed to be satisfactory), the Company will promptly (but in any case within ten business days) execute and deliver a replacement Warrant of like tenor representing the right to purchase the same Number of Shares.

3.         Cost of Issuances.  The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of unit certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (i) any issuance of stock certificates in any name other than the name of the Holder upon exercise of the Warrant or (ii) any transfer of the Warrant.  The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

4.         Adjustments.  If any of the following events occur at any time hereafter during the term of this Warrant, then the Purchase Price and the Number of Shares immediately prior to such event shall be changed as described in order to prevent dilution:

4.1       Stock Splits and Reverse Splits.  If at any time the outstanding shares of Common Stock are subdivided into a greater number of shares, then the Purchase Price will be reduced proportionately and the number of Shares will be increased proportionately.  Conversely, if at any time the outstanding shares of Common Stock are consolidated into a smaller number of shares, then the Purchase Price will be increased proportionately and the Number of Shares will be reduced proportionately.

4.2       Distributions.  In the event the Company declares a distribution upon the Common Stock, whether in cash, property or securities, at the time of subsequent exercise of this Warrant, the Company shall deliver both (i) the Number of Shares for which exercise is made plus (ii) such distribution as would have been previously distributed to the Holder if such exercise had been made on the date hereof.  If the Company shall declare a distribution payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new shares from the proceeds of such distribution, or for an amount substantially equal to the distribution, the amount of shares so offered shall, for the purpose of this Warrant, be deemed to have been issued as a distribution with respect to such share.

4.3       Effect of Reorganization and Asset Sales.  If any (i) reorganization or reclassification of the Common Stock, (ii) consolidation or merger of the Company with or into another entity, (iii) sale of all or substantially all of its operating assets to another person or entity, or (iv) sale of the Company substantially as a going concern followed by a liquidation of the Company (any such occurrence shall be an “Event”), is effected in such a way that holders of Common Stock (either directly or upon conversion into another class of equity) are entitled to receive securities and/or assets as a result of their ownership of Common Stock, then upon exercise of this Warrant the Holder will have the right to receive the securities or assets which they would have received if such rights had been fully exercised as of the record date for such Event.  The Company will not affect any Event unless prior to or simultaneously with its consummation the successor entity resulting from the consolidation or merger (if other than the Company), or the entity purchasing the Company’s assets, assumes the performance of the Company’s obligations under this Warrant (as appropriately adjusted to reflect such consolidation, merger or sale such that the Holder’s rights under this Warrant remain, as nearly as practicable, unchanged) by a binding written instrument.

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4.4       Other Securities Adjustments.  If as a result of this Section 4, a Holder is entitled to receive any securities other than Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 4 for Common Stock.  To the extent that a right receivable on exercise of this Warrant has lapsed or been lost prior to the date of exercise, on exercise the Company shall pay in cash or in Common Stock based on its Market Value on the date of exercise an amount equal to the Market Value of the right which lapsed or was lost, determined as of the time which such right lapsed or was lost.  The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which the Holder becomes entitled to receive new securities, and a copy sent to the Holder.

4.5       Notices.

4.5.1    Notice of Adjustments.  When any adjustment is required to be made under this Section 4, the Company shall promptly (i) determine such adjustments, (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment, and (iii) cause a copy of such statement, together with any agreement required by Section 4.3, to be mailed to the Holder within ten (10) days after the date on which the circumstances giving rise to such adjustment occurred.

4.5.2    Notice of Events.  If at any time (i) the Company declares any distribution on the Common Stock, (ii) any Event is expected to occur, or (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give the Holder at least thirty (30) but not more than ninety (90) days written notice of the date on which the books of the Company will close or upon which a record will be taken with regard to such occurrence.  Such notice will also specify the date as of which the holders of Common Stock will participate in the distribution or will be entitled to exchange their shares for securities or other property.  The notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote or determination of equity holders or of any governmental agency.

4.6       Computations and Adjustments.  Upon each computation of an adjustment under this Section 4, the Purchase Price shall be computed to the next lowest cent and the number of Shares shall be calculated to the next highest whole unit.  However, the fractional amount shall be used in calculating any future adjustments.  No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the value (determined without discount for illiquidity or minority status) as may be determined in good faith by the Company’s Board of Directors, which determination shall be conclusively binding on the parties.  Notwithstanding any changes in the Purchase Price or the Number of Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the initial Number of Shares.  Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing the aggregate Number of Shares to which the Holder is entitled after such adjustments.

4.7       Exercise Before Payment Date.  In the event that this Warrant is exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer issuing to the Holder any payment or additional securities required by such adjustment until the actual event occurs; provided, however, that the Company shall deliver a “due bill” or other appropriate instrument to the Holder transferable to the same extent as the shares issuable on exercise

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evidencing the Holder’s right to receive such additional payment or securities upon the occurrence of the event requiring such adjustment.

5.         Covenants.  The Company agrees that:

5.1       Reservation of Shares.  During the period in which this Warrant may be exercised, the Company will reserve sufficient authorized but unissued securities (and, if applicable, property) to enable it to satisfy its obligations on exercise of this Warrant.  If at any time the Company’s authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

5.2       No Liens, etc.  All securities that may be issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges or authorized for trading on any automated systems on which that class of securities is listed or authorized for trading;

5.3       No Diminution of Value.  The Company will not take any action to terminate this Warrant or to diminish it in value;

5.4       Furnish Information.  The Company will promptly deliver to the Holder copies of all financial statements, reports, proxy statements and other information which the Company shall have sent to its stockholders generally; and

5.5       Stock and Warrant Transfer Books.  Except upon dissolution, liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

6.         Status of Holder.

6.1       Not a Stockholder.  Except as otherwise provided in this Warrant, unless the Holder exercises this Warrant in writing, the Holder shall not be entitled to any rights (i) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company.

6.2       Limitation of Liability.  Unless the Holder exercises this Warrant in writing, the Holder’s rights and privileges hereunder shall not give rise to any liability for the Purchase Price, whether to the Company or its creditors.

7.         Representations and Warranties of the Holder.  The Holder represents and warrants to the Company as follows:

7.1       Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution in violation of the Securities Act of 1933, as amended.

7.2       Disclosure of Information.  The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without

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unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

7.3       Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

7.4       Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

7.5       The 1933 Act.  The Holder understands that this Warrant and the underlying securities issuable upon exercise or conversion hereof have not been registered under the 1933 Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder understands that this Warrant and underlying securities issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the 1933 Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

8.         General Provisions.

8.1       Complete Agreement; Modifications.  This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.  This Warrant may not be amended, altered or modified except by a writing signed by the parties.

8.2       Additional Documents.  Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

8.3       Notices.  All notices under this Warrant shall be in writing and shall be delivered by personal service, electronic mail, facsimile or certified mail (if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

To the Company:                               Resonant Inc.
460 Ward Drive, Suite D
Santa Barbara, CA 93111
Attn:  Terry Lingren, Chief Executive Officer
Email:  tlingren@resonantwireless.com

To the Holder:                                                    ____________________
____________________
____________________
Attn:  _______________
Email:_______________

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Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed.  All other notices shall be deemed given when received.  No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

8.4       No Third-Party Benefits; Successors and Assigns.  None of the provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary.  Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.  The Holder may assign its rights and obligations under this Warrant to any third party if done so in compliance with the requirements of Section 2.  The Company may only assign its rights and obligations under this Warrant in connection with a merger, consolidation or sale of substantially all of its operating assets to the extent expressly permitted by, and in compliance with all the requirements of, Section 4.3.

8.5       Governing Law; Venue; Jurisdiction; Waiver of Jury Trial.  This Warrant has been negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Warrant and the rights and liabilities of the parties will be governed by the laws of California, regardless of the choice of law provisions of California or any other jurisdiction.  Any and all disputes between the parties which may arise from or relate to this Warrant not covered by arbitration will be heard and determined exclusively before an appropriate federal or state court located in Los Angeles, California.  Each party (i) irrevocably consents to the exclusive jurisdiction of the Los Angeles Superior Court and the Federal District Court for the Central District of California (or their successor courts) for all purposes in connection with any litigation that arises from or relates to this Warrant, (ii) agrees that any litigation arising from or relating to this Warrant shall be instituted and prosecuted only in such courts, (iii) waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and (iv) agrees that service may be made by certified mail addressed to such party sent to the addresses designated from time to time in accordance with Section 8.3.  The parties hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing on any matter arising from or relating to this Warrant.

8.6       Waivers Strictly Construed.  With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

8.7       Severability.  The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

8.8       Attorneys’ Fees.  Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such litigation or arbitration.

*** [NEXT PAGE IS SIGNATURE PAGE] ***

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SIGNATURE PAGE TO WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of June ___, 2013.

“Holder”		“Company”

RESONANT INC.,
a	company	a Delaware corporation

Authorized Signature
Authorized Signature
Terry Lingren
Print Name
Print Name
President and Chief Executive Officer
Title
Title

i	Signature Page

ASSIGNMENT FORM

(To Be Executed Upon Transfer of Warrant)

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the transferee named below [the rights to purchase ___ of the number of Shares under] this Warrant, together with all rights, title and interest therein.  [The rights to purchase the remaining number of Shares shall remain the property of the undersigned.]  Such transferee hereby represents and warrants to the Company that the statements set forth in Section 7 of the Warrant are true and correct with respect to such transferee as of the date hereof as if such transferee were the “Holder” for purposes thereof.

[NAME OF HOLDER]

Dated:	By:
Signature

Name:
(Please Print)

Title:

Address:

TRANSFEREE:

Name:
(Please Print)

Address:

EXERCISE FORM

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby exercises the Warrant with regard to _____________ shares of Common Stock and herewith [makes payment of the purchase price in full] [or requests that the Company exchange the Warrant as provided in Section 1.3.2 of the Warrant].  The undersigned requests that the certificate(s) for such Shares [and the Warrant for the unexercised portion of this Warrant] be issued [to the Holder] [in the name set forth below]. The undersigned further hereby represents and warrants to the Company that the statements set forth in Section 7 of the Warrant are true and correct with respect to the undersigned as of the date hereof.

[NAME OF HOLDER]

Dated:	By:
Signature

Name:
(Please Print)

Title:

Address:

TRANSFEREE:

Name:
(Please Print)

Address:

EXHIBIT B

Form of STI Note

SUBORDINATED SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE FOREGOING IN AND OF ITSELF SHALL NOT PROHIBIT THE SECURITIES FROM BEING PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED ON OR ABOUT THE ISSUANCE DATE BY AND AMONG THE COMPANY, THE ORIGINAL HOLDER OF THIS NOTE AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE.

THE TRANSFERABILITY OF THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RIGHTS OF FIRST REFUSAL AND RESTRICTIONS AGAINST TRANSFERS) CONTAINED IN A CERTAIN STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE HOLDER OF THIS NOTE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).

RESONANT INC.

SUBORDINATED SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: June 17, 2013	Principal Amount: U.S. $2,400,000

FOR VALUE RECEIVED, Resonant Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Superconductor Technologies Inc., a Delaware corporation, or its permitted and registered assigns (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 25.

1.         PREPAYMENT. The Company may, at any time prior to the Maturity Date, prepay this Subordinated Senior Secured Convertible Note (including all Subordinated Senior

Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) in full, and in part, upon the written consent of the Holder. In the event the Company wishes to prepay this Note, it shall notify the Holder to obtain its consent.

2.         INTEREST RATE.  No interest shall accrue on or be payable under this Note.

3.         CONVERSION. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)        Mandatory Conversion – Qualifying IPO. Upon consummation of the Qualifying IPO, the Conversion Amount of this Note shall automatically convert, through no further action on the part of the Company or the Holder, into 700,000 shares of Common Stock (subject to adjustment as provided in Section 5).

(b)        Mandatory Conversion – Conversion of All Senior Notes. If all of the Senior Notes shall have converted into Common Stock in accordance with the terms of the Senior Notes, then the Conversion Amount of this Note shall automatically convert, through no further action on the part of the Company or the Holder, into 700,000 shares of Common Stock (subject to adjustment as provided in Section 5).

(c)        Optional Conversion. At any time after the date set out above as the Issuance Date (the “Issuance Date”), the Holder shall be entitled to convert the Conversion Amount of this Note into 700,000 shares of Common Stock (subject to adjustment as provided in Section 5).

(d)       Mechanics of Conversion.

(i)         Conversion; Issuance of Shares. To convert this Note pursuant to Section 3(c) above into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver  a copy of a fully-completed and executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the fifth Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder. On or before the tenth Business Day following the date of receipt of a Conversion Notice, or the triggering of a mandatory conversion pursuant to Sections 3(a) or 3(b) above, the Company shall issue and deliver to the Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

(ii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the holder of this Note and the principal amount hereof. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. Upon its receipt of a written request to assign, transfer or sell all or part of this Note by the Holder in compliance with the terms hereof and any other applicable restrictions, the Company shall record the information contained therein in the Register and issue one or more new Notes in the same aggregate principal amount as the principal amount of the surrendered

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Registered Note to the designated assignee or transferee pursuant to Section 14, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of this Note within two (2) Business Days of its receipt of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). The Holder and the Company shall maintain records showing the Principal converted and/or paid (as the case may be) and the dates of such conversion and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion; provided that the Holder and each prior Holder shall execute and deliver such documents as are reasonably requested by the Company to evidence the cancellation of this Note and in the event that the Holder and each prior Holder has not so delivered such executed documents, the Company reserves the right to demand physical surrender of the original Note upon conversion or a Lost Note Affidavit.

(iii)       No Fractional Shares; Transfer Taxes. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes (but expressly including any income or similar taxes) that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

4.         RIGHTS UPON EVENT OF DEFAULT.

(a)        Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)         the Company’s failure to convert this Note in compliance with Section 3, provided that there shall be no Event of Default during any period of good faith disagreement regarding whether the Holder has satisfied all requirements to require conversion of the Note pursuant to Section 3 but only if the Company has promptly responded to any assertion by the Holder that the Note has converted into Common Stock pursuant to Section 3;

(ii)        the Company’s failure to pay to the Holder any Principal when and as due under this Note or any other amounts within five (5) days of when due under this Note;

(iii)       bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv)       the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order,

3

judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(v)        the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (B) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law; or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(vi)       the Grantor (as that term is defined in the Security Agreement) breaches any representation, warranty, covenant or other term or condition of its respective Security Agreement so as to materially impair the security interests provided for thereunder to the Secured Parties (as defined therein), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days;

(vii)      the validity or enforceability of any material provision of any Transaction Document shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any material liability or obligation purported to be created under any Transaction Document;

(viii)     the Security Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement)

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in favor of each of the Secured Parties (as defined in the Security Agreement) and such breach remains uncured for a period of five (5) days;

(ix)       except as could not be reasonably expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement), the Company shall admit in writing, or any court of competent jurisdiction shall rule in a final non-appealable order, that a Person other than a Company Entity is the rightful owner of any patent that is included with the Collateral as of the date hereof; or

(x)        any Event of Default (as defined in the Senior Notes) occurs with respect to the Senior Notes.

(b)        Notice of an Event of Default. Upon the occurrence of an Event of Default, the Company shall within three (3) Business Days deliver written notice thereof (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, by notice to the Company and subject to any limitations in the Subordination Agreement, declare this Note to be forthwith due and payable, whereupon the Principal, plus all reasonable costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

5.         ADJUSTMENT OF CONVERSION RATE.

(a)        Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the rate at which the Conversion Amount is convertible into Common Stock provided herein (collectively, the “Conversion Rate”) in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)        Other Events.  In the event that the Company shall take any action to which the provisions of Section 5(a) are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution of the nature to be protected against by Section 5(a) or if any event occurs of the type contemplated by the provisions of Section 5(a) (i.e., proportional adjustments to reflect changes in the Company’s capital structure, but not anti-dilution protections based on the issuance price of new securities) but not expressly provided for by such provisions, then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Rate so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 5(a) will increase the Conversion Rate as otherwise determined pursuant to this

5

Section 5(a), provided further that if the Requisite Holders do not accept such adjustments as appropriately protecting the interests of the holders of the Notes against such dilution of the nature to be protected against by Section 5(a), then the Company’s Board of Directors and the Requisite Holders shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company unless such adjustment, as finally determined by such investment bank, is within three percent (3%) of the Company’s originally proposed adjustment, in which case such fees and expenses shall be borne by the Holders of the Notes.

6.         SUBORDINATION. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of the Senior Creditor Indebtedness (as defined in the Subordination Agreement).

7.         NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, so long as this Note remains outstanding, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Rate then in effect and (b) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note.

8.         RESERVATION OF AUTHORIZED SHARES.

(a)        Reservation. The Company shall at all times reserve and keep available out of its authorized but unissued shares Common Stock, solely for the purpose of effecting the conversion of this Note, no less than the maximum number of shares issuable on conversion of this Note (the “Required Reserve Amount”).

(b)        Insufficient Authorized Shares.  If, notwithstanding Section 8(a), and not in limitation thereof, at any time while this Note  remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Note. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy (70) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In

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connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

9.         COVENANTS. Until this Note has been converted or otherwise satisfied in accordance with its terms:

(a)      Rank. This Note shall be pari passu with the Senior Notes in rights to collateral and liens. For the avoidance of doubt, and without limiting the generality of the immediately preceding sentence, (i) any debt incurred by the Company in a Bridge Financing (as defined in the Securities Purchase Agreement) as to which the Required Holders (as defined in the Securities Purchase Agreement) consent to be senior to the Senior Notes shall be senior to this Note to the same extent as it is senior to the Senior Notes; (ii) any debt incurred by the Company in a Bridge Financing as to which the Required Holders consent to be pari passu with the Senior Notes in right of payment shall be senior in right of payment to this Note; and (iii) any debt incurred by the Company in a Bridge Financing as to which the Required Holders consent to be pari passu with the Senior Notes in rights to collateral and liens shall be pari passu in rights to collateral and liens to this Note. Furthermore, unless otherwise agreed by the Holder, any debt incurred by the Company in a Bridge Financing that is junior to the Senior Notes in right of payment and/or rights to collateral and liens shall also be junior in the applicable such rights to this Note.

(b)        New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to the Holder, all Security Documents (as defined in the Security Agreement) as requested by the Holder. Without the prior consent of the Holder, the Company shall not, directly or indirectly, acquire or form any New Subsidiary if such New Subsidiary would not be wholly-owned, directly or indirectly, by the Company.

(c)        Announcement of Qualifying IPO.  At such time as the Company determines that it will consummate a Qualifying IPO, it shall send a notice to the Holder (the “IPO Notice”) of the proposed consummation date of the Qualifying IPO (the “Announced IPO Date”) no later than twenty (20) calendar days prior to such Announced IPO Date. To the extent that the Announced IPO Date is subsequently advanced or delayed, the Company shall send an amended IPO Notice of the revised proposed consummation date of the Qualifying IPO to the Holder; provided, however, the Company may not advance the Announced IPO Date to a date less than five (5) Business Days after the date of the latest amending IPO Notice. If any Announced IPO Date is delayed, the amending IPO Notice will be deemed the establishment of a new Announced IPO Date and any Conversion Notice given based on a previously Announced IPO Date will be deemed cancelled unless the Holder affirms in writing the Conversion Notice as given.

10.       SECURITY. This Note is secured to the extent and in the manner set forth in the Subordination Agreement, the Security Agreement and the other Security Documents.

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11.       DISTRIBUTION PARTICIPATION. If while this Note remains outstanding, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note, pursuant to Section 3(a), immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

12.       INTENTIONALLY OMITTED.

13.       AMENDING THE TERMS OF THIS NOTE. Provisions of this Note may be amended only with the written consent of the Company and the Holder. For purposes of clarification and not of limitation, the security interests granted to the Holder pursuant to the Security Agreement may not be changed or reduced and no additional security interests may be granted in the Collateral (other than Permitted Encumbrances (as defined in the Securities Purchase Agreement)) without the express consent of the Holder.

14.       TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company hereunder, subject only to the provisions of the Stockholders Agreement, the Subordination Agreement and any other restrictions expressly provided for or referred to herein.

15.       REISSUANCE OF THIS NOTE.

(a)        Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred.

(b)        Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

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(c)                               Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)                             Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Sections 15(a) or 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (iv) shall have the same rights and conditions as this Note.

16.                            REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

17.                            PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

18.                            CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other

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Transaction Documents shall have the meanings ascribed to such terms in such other Transaction Documents.

19.                            FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20.                            INTENTIONALLY OMITTED.

21.                            NOTICES; PAYMENTS.

(a)                               Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Stockholders Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Conversion Rate, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock.

(b)                              Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

22.                            CANCELLATION. After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23.                            WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

24.                            GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other

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than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.                            CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)                               “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the State of California are authorized or required by law to remain closed.

(b)                              “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(c)                               “Conversion Amount” means, as of the date of calculation, the sum of the outstanding and unpaid Principal plus any other unpaid amounts due under this Note.

(d)                             “Maturity Date” shall mean September 17, 2014, which date will automatically be extended to March 17, 2015, provided that (i) all legal and regulatory requirements for the registration statement for the Qualifying IPO to be declared effective within 48 hours after the filing by the Company of a notice of acceleration with the SEC prior to September 17, 2014 have been satisfied (other than legal and regulatory requirements that would have been satisfied but for the failure of the underwriters to take customary actions in connection with such offering), and (ii) either (A) MDB Capital Group LLC or another lead/managing underwriter for the Qualifying IPO shall have written to the Company prior to September 17, 2014 to indicate that it does not then believe it can complete the Qualifying IPO before September 17, 2014 at a pre-money

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valuation at or above $9,000,000, or (B) MDB Capital Group LLC or another lead/managing underwriter for the Qualifying IPO shall have failed to respond within three (3) Business Days to a request by the Company for a written statement to the effect that the Qualifying IPO can be completed during the Initial Term at a pre-money valuation at or above $9,000,000.

(e)                               “New Subsidiary” means, as of any date of determination, any Person in which the Company after the date hereof, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(f)                                “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(g)                              “Qualifying IPO” means an underwriting of the Common Stock of the Company, registered for public distribution on a registration statement on Form S-1 (or other available registration statement form), for intended gross proceeds of not less than $8,000,000 (excluding any overallotment option).

(h)                              “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(i)                                  “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the date hereof, with certain prospective investors in the Company, under which the Company will issue and sell to such investors Senior Secured Convertible Promissory Notes in the aggregate principal amount of at least $6,500,000, as it may be amended from time to time.

(j)                                  “Security Agreement” means collectively (i) that certain security agreement, dated as of the date hereof, by and among the Company and the Holder, as it may be amended from time to time; and (ii) that certain security agreement, dated as of the date hereof, by and among Resonant LLC and the Holder, as it may be amended from time to time.

(k)                              “Security Documents” means the Security Agreement and any other security documents and agreements entered into in connection with the Security Agreement, as each may be amended or modified from time to time.

(l)                                  “Senior Notes” means the Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement in the original principal amount, and on such other material terms, as when originally issued.

(m)                          “Stockholders Agreement” means that certain stockholders agreement, dated the date hereof, by and among the Company, the Holder, Terry Lingren, Robert Hammond, Neal Fenzi, and MDB Capital Group, LLC, as it may be amended from time to time.

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(n)                              “Subordination Agreement” means that certain subordination agreement, dated as of the date hereof, by and among the Holder and the initial holders of the Senior Notes, as it may be amended from time to time.

(o)                              “Transaction Document” means this Note, the Subordination Agreement, the Security Agreement and the other Security Documents.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Subordinated Senior Secured Convertible Note to be duly executed as of the Issuance Date set out above.

RESONANT INC.

By:
Name:
Title:

EXHIBIT I

RESONANT INC.
CONVERSION NOTICE

Reference is made to the Subordinated Senior Secured Convertible Note (the “Note”) issued to the undersigned by Resonant Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby covenants to issue the above indicated number of shares of Common Stock.

RESONANT INC.

By:
Name:
Title:

EXHIBIT C

Form of Company Security Agreement

THE RIGHTS OF THE SECURED PARTY UNDER THIS AGREEMENT ARE SUBJECT TO, AND SUBORDINATED TO THE RIGHTS OF CERTAIN OTHER CREDITORS OF GRANTOR TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF JUNE 17, 2013 BY AND AMONG SUPERCONDUCTOR TECHNOLOGIES INC. AS SUBORDINATED CREDITOR AND THE SENIOR CREDITORS PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF THE SUBORDINATION AGREEMENT, THE PROVISIONS OF THE SUBORDINATION AGREEMENT SHALL GOVERN.

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of June 17, 2013, is made by and between Resonant Inc., a Delaware corporation (the “Grantor”), and Superconductor Technologies Inc., a Delaware corporation (the “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Exchange Agreement, dated even date herewith (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules and exhibits thereto, collectively, the “Exchange Agreement”), by and among, inter alia, the Grantor, Resonant LLC, a California limited liability company and wholly owned subsidiary of the Grantor (“Resonant LLC”) and the Secured Party, Grantor has agreed to issue, and the Secured Party has agreed to acquire,  that certain Subordinated Senior Secured Convertible Note dated of even date herewith (the “Note”); and

WHEREAS, in order to induce the Secured Party to acquire the Note as provided for in the Exchange Agreement, Grantor has agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined below).

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                    Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Note. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Note; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)                               “Account” means an account (as that term is defined in the Code).

(b)                              “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)                               “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)                             “Books” means books and records (including, without limitation, the Grantor’s Records) indicating, summarizing, or evidencing the Grantor’s assets (including the Collateral) or liabilities, the Grantor’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and the Grantor’s goods or General Intangibles related to such information.

(e)                               “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f)                                “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g)                              “Collateral” has the meaning specified therefor in Section 2.

(h)                              “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(i)                                  “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Secured Party, executed and delivered by Grantor, the Secured Party, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time. Notwithstanding the foregoing, if the Grantor provides a proposed form of Control Agreement to the Secured Party for approval, and the Secured Party does not provide comments or approval of such proposed form within twenty (20) days following receipt thereof from the Grantor or, thereafter, fails to negotiate with the securities intermediary or bank in a good faith, reasonable and timely manner in order to reach agreement on such form, the proposed form of Control Agreement shall be deemed to be reasonably satisfactory to the Secured Party.

(j)                                  “Copyrights” means all copyrights and copyright registrations, and also includes (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv)

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the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(k)                              “Deposit Account” means a deposit account (as that term is defined in the Code).

(l)                                  “Equipment” means all equipment (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, and including, without limitation, all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

(m)                          “Event of Default” has the meaning specified therefor in the Note.

(n)                              “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, programming materials, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment under any royalty or licensing agreements (including Intellectual Property Licenses), infringement claims, commercial computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company (including Resonant LLC) which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(o)                              “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(p)                              “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(q)                              “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(r)                                 “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the Grantor is a licensee or licensor under any

3

such license agreement, as may be amended, restated, supplemented, or otherwise modified from time to time.

(s)                                “Inventory” means all inventory (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, including, without limitation, (i) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (ii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefor.

(t)                                 “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(u)                              “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind.

(v)                              “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(w)                          “New Subsidiary” has the meaning specified therefor in the Note.

(x)                              “Patents” means all patents and patent applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of Grantor’s rights corresponding thereto throughout the world.

(y)                              “Permitted Liens” means (i) Liens for taxes, government assessments, and other similar charges, and charges and claims for labor, materials, and supplies, in each case not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Grantor’s books; (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) carrier’s, mechanic’s, materialman’s, supplier’s, vendor’s, landlord’s, or similar liens arising in the ordinary course of business securing amounts that are not delinquent or past due or that are being contested in good faith by appropriate proceedings; (iv) Liens relating to purchase money security interests arising in the ordinary course of business; (v) building restrictions, zoning and other government ordinances, easements, rights of way, and other restrictions of legal record, and minor defects and irregularities in title, affecting real property which may or may not be revealed by a survey and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the business; (vi) Liens securing the Grantor’s obligations under real property leases; (vii) banker’s liens imposed by law, including liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code; (viii) liens and

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security interests on deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (ix) licenses of Intellectual Property Rights (as defined in the Securities Purchase Agreement) entered into in the ordinary course of business; and (x) Liens over all of the Collateral in favor of the initial holders of the Senior Notes or their permitted assigns securing the Senior Notes.

(z)                               “Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses in the ordinary course of business for the use of Intellectual Property that terminate on or prior to the Maturity Date, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business.

(aa)                        “Person” has the meaning specified therefor in the Note.

(bb)                      “Pledged Collateral” means any Collateral in the possession or control (as defined in Section 26) of a holder of Senior Notes or the Secured Party.

(cc)                        “Pledged Companies” means each Person all or a portion of whose Stock is acquired or otherwise owned by the Grantor after the date hereof.

(dd)                    “Pledged Interests” means all of Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(ee)                        “Pledged Operating Agreements” means all of Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ff)                          “Pledged Partnership Agreements” means all of Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

(gg)                      “Proceeds” has the meaning specified therefor in Section 2.

(hh)                      “Real Property” means any estates or interests in real property now owned or hereafter acquired by Grantor and the improvements thereto.

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(ii)                              “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(jj)                              “Satisfaction in Full of the Senior Notes” shall mean the Satisfaction in Full of the Senior Creditor Indebtedness” as defined in the Subordination Agreement.

(kk)                      “Secured Obligations” mean all of the present and future payment obligations of Grantor arising under this Agreement and the Note, including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(ll)                              “Securities Account” means a securities account (as that term is defined in the Code).

(mm)              “Securities Purchase Agreement” has the meaning specified therefor in the Note.

(nn)                      “Security Documents” means, collectively, this Agreement, each Control Agreement and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by the Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(oo)                      “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(pp)                      “Senior Notes” has the meaning specified therefor in the Note.

(qq)                      “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(rr)                            “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(ss)                          “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or

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connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(tt)                            “Transaction Documents” has the meaning specified therefor in the Note.

(uu)                      “URL” means “uniform resource locator,” an internet web address.

2.                                    Grant of Security. The Grantor hereby unconditionally grants, assigns, and pledges to the Secured Party a separate, continuing security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of the Grantor whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”), including, without limitation, the Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a)                               all of the Grantor’s Accounts;

(b)                              all of the Grantor’s Books;

(c)                               all of the Grantor’s Chattel Paper;

(d)                             all of the Grantor’s Deposit Accounts;

(e)                               all of the Grantor’s Equipment and fixtures;

(f)                                all of the Grantor’s General Intangibles;

(g)                              all of the Grantor’s Intellectual Property;

(h)                              all of the Grantor’s Inventory;

(i)                                  all of the Grantor’s Investment Related Property;

(j)                                  all of the Grantor’s Negotiable Collateral;

(k)                              all of the Grantor’s Real Property;

(l)                                  all of the Grantor’s rights in respect of Supporting Obligations;

(m)                          all of the Grantor’s Commercial Tort Claims;

(n)                              all of the Grantor’s money, cash, cash equivalents, or other assets of the Grantor that now or hereafter come into the possession, custody, or control of the Secured Party; and

(o)                              all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Intellectual Property, Inventory,

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Investment Related Property, Negotiable Collateral, Real Estate, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Grantor or the Secured Party from time to time with respect to any of the Investment Related Property.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the Security Interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property; provided, however that, if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after such date to constitute Pledged Collateral.  For purposes hereof, “Excluded Property” shall mean , collectively: (i) the Stock of any direct subsidiary of the Grantor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a “CFC”)) in excess of 65% of the total combined voting power of all classes of Stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations); (ii) any right, title or interest in any permit, lease, license, contract, instrument, document, franchise, General Intangible or other agreement entered into by the Grantor (A) that prohibits the creation by the Grantor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of such Lien or which would be breached or give any party the right to terminate it as a result of creation of such or Lien, but only if any such prohibition or restriction is not rendered ineffective under Code Section 9-408 or other applicable law, or (B) to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition or requirement for consent is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other applicable Law; (iii) any property now owned or hereafter acquired by the Grantor that is subject to a purchase money Lien or a capital lease permitted under the Transaction Documents if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by the Grantor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of any other Lien on such property and the imposition of the Security Interest would result in a default under the terms of any such purchase money Lien; (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (v) any property to the extent that such grant of a security interest is prohibited by a governmental authority, or requires a consent not obtained of any governmental authority which prohibition or requirement of consent is not rendered ineffective by the Code; or (vi) leasehold interests in Real Property with respect to which the Grantor is a tenant or subtenant if any such Security Interest is prohibited

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under the applicable lease; provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

3.                                    Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantor to the Secured Party but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Grantor.

4.                                    Grantor Remains Liable.  Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, the Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its businesses, subject to and upon the terms hereof and the other Transaction Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the Grantor until the occurrence of an Event of Default and until the Secured Party shall notify the Grantor of its exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5.                                    Representations and Warranties.  The Grantor hereby represents and warrants as follows:

(a)                               The exact legal name of the Grantor is set forth in the preamble to this Agreement.

(b)                              The Grantor does not own any Real Property.  Schedule 2 attached hereto sets forth (i) all Real Property leased by the Grantor, together with all other locations of Collateral, as of the date hereof, and (ii) the chief executive office of the Grantor as of the date hereof.

(c)                               This Agreement creates a valid security interest in all of the Collateral of the Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or reasonably desirable to perfect and protect

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such security interest have been duly taken or will have been taken upon the filing of financing statements listing the Grantor, as a debtor, and Secured Party, as secured party, in the jurisdictions listed on Schedule 3 attached hereto. Upon the making of such filings, the Secured Party shall have a first priority perfected security interest in all of the Collateral of the Grantor to the extent such security interest can be perfected by the filing of a financing statement (subject to Permitted Liens). Subject to Section 6(c) and the Grantor’s obligations under the security agreement relating to the Senior Notes, all action by the Grantor necessary to perfect and reasonably necessary to protect such security interest on each item of Collateral has been duly taken; provided, however, that the Grantor shall not be required to obtain or file a leasehold mortgage with respect to any leased Real Property.

(d)                             Except for the Security Interests created hereby, no Collateral is subject to any Lien as of the date hereof, except for Permitted Liens.

(e)                               Except as provided in the Subordination Agreement, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by the Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Grantor, or (ii) for the exercise by the Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

(f)                                Schedule 4 contains a complete and accurate list of all of the Grantor’s Deposit Accounts and Securities Accounts as of the date hereof.

6.                                    Covenants.  The Grantor covenants and agrees with the Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof:

(a)                               Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper with a value in excess of $100,000 in the aggregate, and if and to the extent that perfection or priority of the Secured Party’s Security Interests is dependent on or enhanced by possession, the Grantor, immediately upon the request of the Secured Party, shall execute such other documents and instruments as shall be reasonably requested by the Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Secured Party (or the holders of the Senior Notes prior to the Satisfaction in Full of the Senior Notes), together with such undated powers endorsed in blank as shall be requested by the Secured Party.

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(b)                              Chattel Paper.  Subject to Section 26:

(i)                                     The Grantor shall take all steps reasonably necessary to grant the Secured Party control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)                                 If the Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Exchange Agreement), promptly upon the request of the Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of Superconductor Technologies Inc.”

(c)                               Control Agreements.  The Secured Party acknowledges and agrees that the Grantor shall not be required to perfect the Secured Party’s Security Interest in any Deposit Account constituting a payroll account. The Grantor shall not establish or maintain any Deposit Account or Securities Account (or any other similar account) other than a payroll account unless (i) the Grantor shall have provided the Secured Party with ten (10) days’ advance written notice of each such account and (ii) if an Event of Default has occurred and is then continuing, the Secured Party shall have received a Control Agreement in respect of such account concurrently with the opening thereof. After the Satisfaction in Full of the Senior Notes, from and after the occurrence and during the continuance of any Event of Default, the Grantor shall ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement and deposit or cause to be deposited promptly, and in any event no later than the first (1st) Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to the Grantor) into a Deposit Account subject to a Control Agreement. Upon the request of the Secured Party from and after the occurrence and during the continuance of any Event of Default, the Grantor shall promptly (but in no event later than ten (10) Business Days after such request therefor) cause each of its Deposit Accounts and Securities Accounts to be subject to a Control Agreement in favor of the Secured Party.

(d)                             Letter-of-Credit Rights.  Subject to Section 26, in the event that the Grantor is or becomes the beneficiary of one or more letters of credit with a face amount of greater than $50,000 individually or $200,000 in the aggregate, the Grantor shall promptly (and in any event within five (5) Business Days after becoming a beneficiary) notify the Secured Party thereof and, upon the request by the Secured Party, use commercially reasonable efforts to enter into a multi-party agreement with the Secured Party, the holders of the Senior Notes, and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Secured Party and directing all payments thereunder to the Secured Party during the continuance of an Event of Default following notice from the Secured Party, all in form and substance satisfactory to the Secured Party.

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(e)                               Commercial Tort Claims.  The Grantor shall promptly (and in any event within five (5) Business Days of receipt thereof) notify the Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of the Secured Party, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed reasonably necessary or desirable by the Secured Party to give the Secured Party a first priority, perfected security interest (subject to Permitted Liens) in any such Commercial Tort Claim.

(f)                                Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantor shall promptly (and in any event within five (5) Business Days of the creation thereof) notify the Secured Party thereof in writing and use commercially reasonable efforts to execute any instruments or take any steps reasonably required by the Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to the Secured Party during the continuance of an Event of Default following notice from the Secured Party, and shall provide written notice thereof and use commercially reasonable efforts to take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide the Secured Party a first-priority perfected security interest (subject to Permitted Liens) in such contract.

(g)                              Investment Related Property.

(i)                                     If the Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within five (5) Business Days of receipt thereof) identify such Pledged Interests in a written notice to the Secured Party;

(ii)                                 Upon the request of the Secured Party during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by the Grantor shall be held by the Grantor in trust for the benefit of the Secured Party segregated from the Grantor’s other property, and the Grantor shall deliver it promptly to the Secured Party in the exact form received (subject to Section 26);

(iii)                             The Grantor shall promptly deliver to the Secured Party a copy of each material notice or other written communication received by it in respect of any Pledged Interests;

(iv)                             The Grantor shall not make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

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(v)                                 The Grantor agrees that it will cooperate with the Secured Party in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(vi)                             As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, the Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) shall not be dealt in or traded on securities exchanges or in securities markets, (B) will not constitute investment company securities, and (C) will not be held by the Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(vii)                         If at any time the Grantor’s ownership interest in Resonant LLC shall become certificated, the Grantor shall promptly deliver to the Secured Party (subject to Section 26) the original certificate or certificates representing such ownership, together with membership interest powers executed in blank relating thereto.

(h)                              Transfers and Other Liens.  The Grantor shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for Permitted Transfers or as expressly permitted by this Agreement and the other Transaction Documents, or (ii) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Collateral without the consent of the Secured Party. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by the Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens (other than Liens in favor of the initial holders of the Senior Notes or their permitted assigns securing the Senior Notes) shall not be permitted with respect to any Pledged Interests.

(i)                                  Preservation of Existence.  The Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement.

(j)                                  Maintenance of Properties. The Grantor shall maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times

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with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k)                              Maintenance of Insurance. The Grantor shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, reasonably acceptable to the Secured Party, it being acknowledged by the Secured Party that the amount and coverage level in effect as of the date hereof is reasonably acceptable to the Secured Party.

(l)                                  Other Actions as to Any and All Collateral.  The Grantor shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) notify the Secured Party in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code) or instruments (as defined in the Code) collectively having an aggregate value in excess of $100,000 or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of the Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed reasonably necessary or desirable by the Secured Party to protect the Secured Party’s Security Interests therein.

7.                                    Relation to Other Transaction Documents.  In the event of any conflict between any provision in this Agreement and any provision in the Exchange Agreement or Note, such provision of the Exchange Agreement or Note shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of the Grantor or imposes more burdensome or additional obligations on the Grantor, in which event the applicable provision in this Agreement shall control.

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8.                                    Further Assurances.

(a)                               The Grantor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

(b)                              The Grantor authorizes the filing by the Secured Party of financing or continuation statements, or amendments thereto, including, but limited to, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the United States Patent and Trademark Office and the United States Copyright Office, and Grantor will execute and deliver to the Secured Party such other instruments or notices, as may be reasonably necessary or as the Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby. Upon the Satisfaction in Full of the Secured Obligations, the Secured Party shall (at Grantor’ expense) file a termination statement and/or other necessary documents terminating and releasing any and all financing statements or Liens on the Collateral pursuant to Section 24 within five (5) Business Days following a written request therefor from Grantor. If the Secured Party does not file such termination statement or other necessary documents within ten (10) Business Days following such written request, the Secured Party hereby authorizes the Grantor to file the same on its behalf.

(c)                               The Grantor authorizes the Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all real and personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. The Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Secured Party in any jurisdiction.

(d)                             Subject to Section 8(b), the Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Secured Party, subject to the Grantor’s rights under Section 9-509(d)(2) of the Code.

(e)                               Upon five (5) Business Day’s advance notice, the Grantor shall permit the Secured Party (at the Secured Party’s expense) or its employees, accountants, attorneys or agents, access to examine and inspect any Collateral or any other property of the Grantor at any time during ordinary business hours.

9.                                    Secured Party’s Right to Perform Contracts, Exercise Rights, etc.  Subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Secured Party (a) may proceed to perform any and all of the obligations of the

15

Grantor contained in any contract, lease, or other agreement and exercise any and all rights of the Grantor therein contained as fully as the Grantor itself could, (b) shall have the right to use the Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by the Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of the Secured Party or any of its nominees.

10.                            Secured Party Appointed Attorney-in-Fact. The Grantor, on behalf of itself and each New Subsidiary of the Grantor, hereby irrevocably appoints the Secured Party as the attorney-in-fact of the Grantor and each such New Subsidiary upon the occurrence and during the continuance of an Event of Default. In the event the Grantor or any New Subsidiary fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which the Grantor or New Subsidiary now or at any time hereafter is required to execute or deliver pursuant to the terms of the Exchange Agreement or any other Transaction Document, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have full authority in the place and stead of the Grantor or New Subsidiary, and in the name of the Grantor, such New Subsidiary or otherwise, to execute and deliver each of the foregoing. Without limitation of the foregoing, subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have full authority in the place and stead of the Grantor and each New Subsidiary, and in the name of any the Grantor, any such New Subsidiary or otherwise, to take any action and to execute any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                               to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of the Grantor or New Subsidiary;

(b)                              to receive and open all mail addressed to the Grantor or New Subsidiary and to notify postal authorities to change the address for the delivery of mail to the Grantor or New Subsidiary to that of an address approved by the Secured Party;

(c)                               to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)                             to file any claims or take any action or institute any proceedings which the Secured Party may deem reasonably necessary or desirable for the collection of any of the Collateral of the Grantor or New Subsidiary or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

(e)                               to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for the exclusive purpose of sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of the Grantor or New Subsidiary.

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To the extent permitted by law, the Grantor hereby ratifies, for itself and each New Subsidiary, all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  Such power-of-attorney granted pursuant to this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.                            Secured Party May Perform.  If the Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Secured Party may perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor.

12.                            Secured Party’s Duties; Bailee for Perfection.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party in favor of the Grantor or any other holder of a Lien on the Collateral to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty to the Grantor or any other holder of a Lien on the Collateral as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which is accorded to its own property. The Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Person has a Lien, the Secured Party shall be the bailee of each such other Person solely for purposes of perfecting (to the extent not otherwise perfected) each such other Person’s Lien in such Collateral, provided that the Secured Party shall not be obligated to obtain or retain possession of any such Collateral.

13.                            Collection of Accounts, General Intangibles and Negotiable Collateral. Subject to the Subordination Agreement, at any time upon the occurrence and during the continuation of an Event of Default, the Secured Party may (a) notify Account Debtors of the Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Secured Party or that the Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

14.                            Disposition of Pledged Interests by Secured Party.  None of the Pledged Interests hereafter acquired on the date of acquisition thereof will be registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Grantor understands that in connection with such disposition, the Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. The Grantor, therefore, agrees that:  (a) if the Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not

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be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Secured Party has handled the disposition in a commercially reasonable manner.

15.                            Voting Rights.

(a)                               Subject to the Subordination Agreement, upon the occurrence and during the continuation of an Event of Default, (i) the Secured Party may, at its option, and with two (2) Business Days prior notice to the Grantor, and in addition to all rights and remedies available to the Secured Party under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if the Secured Party duly exercises its  right to vote any of such Pledged Interests, the Grantor hereby appoints the Secured Party as the Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that the Secured Party deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b)                              For so long as the Grantor shall have the right to vote the Pledged Interests, it covenants and agrees that it will not, without the prior written consent of the Secured Party, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of the Secured Party exercising the voting rights owned by the Grantor or the value of the Pledged Interests.

16.                            Remedies.  In each case subject to the limitations provided in the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default:

(a)                               The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, the Grantor expressly agrees that, in any such event, the Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Grantor to, and the Grantor hereby agrees that it will at its own expense and upon request of the Secured Party  promptly, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party  at one or more locations where the Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the

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Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as the Secured Party may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                              The Secured Party is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, the Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by the Grantor or with respect to which the Grantor has rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Secured Party, and (ii) the Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by the Secured Party), as it pertains to the Collateral, for the exclusive purpose of preparing for sale, advertising for sale and effectuating the sale of any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Secured Party.

(c)                               Any cash held by the Secured Party as Collateral and all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), the Grantor shall remain liable for any such deficiency.

(d)                             The Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Secured Party shall have the right to an immediate writ of possession without notice of a hearing. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection it may have thereto or the right to have a bond or other security posted by the Secured Party.

(e)                               The Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon the Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to the Grantor’s Deposit Accounts in which the Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the Grantor to pay the

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balance of such Deposit Account to or for the benefit of the Secured Party, and (ii) with respect to the Grantor’s Securities Accounts in which the Secured Party’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Secured Party.

17.                            Application of Proceeds of Collateral.  Subject to the limitations provided in the Subordination Agreement, all proceeds of Collateral received by the Secured Party shall be applied as follows:

(a)                               first, ratably to pay any expenses due to the Secured Party (including, without limitation, the reasonable costs and expenses paid or incurred to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence and during the continuance of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated);

(b)                              second, to pay any indemnities then due to the Secured Party under the Transaction Documents, until paid in full;

(c)                               third, ratably to pay any fees or premiums then due to the Secured Party under the Transaction Documents, until paid in full;

(d)                             fourth, ratably to pay interest due in respect of the Secured Obligations then due to the Secured Party, until paid in full;

(e)                               fifth, ratably to pay the principal amount of all Secured Obligations then due to the Secured Party, until paid in full;

(f)                                sixth, ratably to pay any other Secured Obligations then due to the Secured Party; and

(g)                              seventh, to Grantor or such other Person entitled thereto under applicable law.

18.                            Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.

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19.                            Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

20.                            Intentionally Omitted.

21.                            Indemnity and Expenses.

(a)                               Without limiting any obligations of the Grantor under the Note, the Grantor agrees to indemnify the Secured Party from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b)                              The Grantor shall, upon demand, pay to the Secured Party all of the reasonable costs and expenses which the Secured Party may incur in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents. The Grantor shall, upon demand, pay to the Secured Party all of the reasonable costs and expenses which the Secured Party may incur in connection with (i) the exercise or enforcement of any of the rights of the Secured Party hereunder or (ii) the failure by the Grantor to perform or observe any of the provisions hereof.

22.                  Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by the Grantor and the Secured Party. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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23.                            Addresses for Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice provisions set forth in the Note.

24.                            Separate, Continuing Security Interests; Assignments under Transaction Documents.  This Agreement shall create a separate, continuing security interest in the Collateral in favor of the Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon the Grantor, and its permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor or any other Person entitled thereto. At such time, the Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by the Grantor to the Secured Party nor any additional loans made by the Secured Party to the Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Grantor, or any of them, by the Secured Party, nor any other act of the Secured Party shall release the Grantor from any obligation, except a release or discharge executed in writing by the Secured Party.  The Secured Party shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Secured Party and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Secured Party would otherwise have had on any other occasion.

25.                            Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at the Secured Party’s option, in the courts of any jurisdiction where the Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process

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and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.                            Collateral in Possession..  Prior to the Satisfaction in Full of the Senior Notes, notwithstanding any other provision of this Agreement, the requirement for the Grantor to deliver physical Pledged Collateral to the Secured Party shall be deemed to be satisfied upon delivery of such physical Pledged Collateral to the applicable holders of the Senior Notes.

27.                            Miscellaneous.

(a)                               This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b)                              Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)                               Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)                             The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)                               The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(f)                                Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by

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the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents (including, without limitation, conversion of the Note into equity of the Company) and discharge, of all Secured Obligations in full (other than inchoate indemnity obligations which have not been reduced to a monetary amount and that survive in accordance with their terms). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(g)                              All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:	RESONANT INC., a Delaware corporation

By:
Name:
Title:

STI – RESONANT INC. SECURITY AGREEMENT

SECURED PARTY:	SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation

By:
Name:
Title:

STI – RESONANT INC. SECURITY AGREEMENT

SCHEDULE 1

COMMERCIAL TORT CLAIMS

N/A

SCHEDULE 2

REAL PROPERTY

Owned Real Property

N/A

Leased Real Property (used under a license from Superconductor Technologies Inc. rather than a formal lease)

460 Ward Drive, Suite D

Santa Barbara CA 93111

Chief Executive Office

460 Ward Drive, Suite D

Santa Barbara CA 93111

SCHEDULE 3

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

1.            State of Delaware

2.            State of California

SCHEDULE 4

ACCOUNTS

Deposit Accounts

The Company has the following bank accounts with Bank of the West:

1.            General Operating:                            028026302

2.            Payroll:                                            028898825

3.            Money Market:                                       028026294

Securities Accounts

N/A

EXHIBIT D

Form of LLC Guaranty

SECURED SUBSIDIARY GUARANTY

This SECURED SUBSIDIARY GUARANTY (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), dated as of June 17, 2013, is made by and between Resonant LLC, a California limited liability company (the “Guarantor”), and Superconductor Technologies, Inc., a Delaware corporation (the “Creditor”). The obligations of Guarantor under this Agreement are secured by a subordinate security interest over all of Guarantor’s assets granted to Creditor pursuant to a Security Agreement by and between Guarantor and Creditor dated as of the date hereof.

RECITALS

WHEREAS, Resonant Inc. (the “Parent”) and Creditor have entered into an Exchange Agreement dated as of the date hereof, pursuant to which the Parent will issue a convertible note in the principal amount of $2,400,000 (the “Note”) to Creditor in exchange for its interests in Guarantor (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Exchange Agreement”).

WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Exchange Agreement.

WHEREAS, it is a condition precedent to the acceptance of the Note by the Creditor that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises hereof and in order to induce the Creditor to accept the Note, the Guarantor hereby agrees as follows:

Article I

AGREEMENT TO GUARANTEE OBLIGATIONS

Section 1.01   Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)        the due and prompt payment by the Parent of:

(i)         the principal of and premium, if any, and interest at the rate specified in the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) on the Note (including Post-Petition Interest), when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and

(ii)        all other monetary obligations of the Parent to the Creditor under the Note, when and as due, including fees, costs, expenses (including, without limitation, fees and expenses of counsel incurred by the Creditor in enforcing any rights under this Agreement or the Note), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise  (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(b)        the due and prompt performance of all covenants, agreements, obligations and liabilities of the Parent under or in respect of the Note; and

(c)        the due and prompt payment and performance of all covenants, agreements, obligations and liabilities of the Guarantor under or in respect of this Agreement and the Note,

all such obligations in subsections (a) through (c), whether now or hereafter existing, being referred to collectively as the “Obligations.” The Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by Parent to the Creditor under or in respect of the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Parent.

Section 1.02   Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of the Guarantor hereunder.

Section 1.03   Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by the Creditor or any other Person upon the insolvency, bankruptcy or reorganization of the Parent or any other guarantor or otherwise.

Article II

GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 2.01   Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Obligations will be paid in accordance with the terms of the Note, regardless of any law, regulation or order of any governmental authority now or hereafter in effect. The Obligations of the Guarantor hereunder are independent of the Obligations of the Parent under the Note. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Parent or any guarantor or whether or not the Parent or any other guarantor is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)        any illegality or lack of validity or enforceability of any Obligation or the Note;

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(b)        any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any rescission, waiver, amendment or other modification of the Note;

(c)        any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d)        any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations;

(e)        any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f)        any change, restructuring or termination of the corporate structure, ownership or existence of the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent or its assets or any resulting release or discharge of any Obligation;

(g)        any failure of the Creditor to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor now or hereafter known to the Creditor; the Guarantor waiving any duty of the Creditor to disclose such information;

(h)        the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Obligations;

(i)         the failure of the Creditor to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Note or otherwise;

(j)         any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Parent against the Creditor; or

(k)        any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Note or any existence of or reliance on any representation by the Creditor that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor or any other guarantor or surety.

Section 2.02   Waivers and Acknowledgements.

(a)        The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)        The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Creditor protect, secure, perfect or insure any Lien or any property subject thereto.

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(c)        The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

Section 2.03   Agreement to Pay; Subrogation, Subordination. Without limiting any other right that the Creditor has at law or in equity against the Guarantor, if the Parent fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Creditor in cash. Upon payment by the Guarantor of any sums to the Creditor as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Parent or any other guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations.

Article III

MISCELLANEOUS

Section 3.01   Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Creditor.

Section 3.02   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (d) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

(i)         If to Guarantor:

Resonant LLC

460 Ward Drive, Suite D

Santa Barbara CA 93111

Facsimile: NONE

E-mail: tlingren@resonantwireless.com

Attention: Chief Executive Officer

With copies (for informational purposes only) to:

460 Ward Drive, Suite D

Santa Barbara, CA 93111

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Fax Number None

E-mail: dchristopher@resonantwireless.com

Attention: General Counsel; and

GTC Law Group CA LLP & Affiliates

Attention: Adam M. Klotz

Fax Number: (310) 496-1251

E-mail: aklotz@gtclawgroup.com

(ii)        If to Creditor to:

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

Facsimile No.: (805) 967-0342

E-mail: jquiram@suptech.com

Attention:  Jeff Quiram, Chief Executive Officer

with a copy (for informational purposes only) to:

Manatt, Phelps & Phillips, LLP

11355 W. Olympic Boulevard

Los Angeles, California 90064

Facsimile:  (310) 312-4224

E-mail: borlanski@manatt.com

Attention:  Ben Orlanski

or to such other address, facsimile number or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (c) above.

Section 3.03   Continuing Guaranty; Assignment of the Note. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement (the “Termination Date”), (b) be binding on the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Creditor and its successors and assigns. Neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Creditor (and each of its assignees) shall be

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free to assign this Agreement without the consent of the Guarantor in connection with any assignment by Creditor (or such assignee) of the Note in accordance with its terms.

Section 3.04   Counterparts; Electronic Execution; Integration. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. This Agreement, the Note and the Exchange Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

Section 3.05   Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a California contract.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have caused this Secured Subsidiary Guaranty to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:

Resonant LLC

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Superconductor Technologies, Inc.

By:
Name:
Title:

EXHIBIT E

Form of LLC Security Agreement

THE RIGHTS OF THE SECURED PARTY UNDER THIS AGREEMENT ARE SUBJECT TO, AND SUBORDINATED TO THE RIGHTS OF CERTAIN OTHER CREDITORS OF GRANTOR TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF JUNE 17, 2013 BY AND AMONG SUPERCONDUCTOR TECHNOLOGIES INC. AS SUBORDINATED CREDITOR AND THE SENIOR CREDITORS PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF THE SUBORDINATION AGREEMENT, THE PROVISIONS OF THE SUBORDINATION AGREEMENT SHALL GOVERN.

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of June 17, 2013, is made by and between Resonant LLC, a California limited liability company (the “Grantor”), and Superconductor Technologies Inc., a Delaware corporation (the “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Exchange Agreement, dated of even date herewith, by and among, inter alia, (i) the Grantor, (ii) Resonant Inc., a Delaware corporation of which Grantor is a wholly-owned subsidiary (“Resonant Inc.”), and (iii) the Secured Party (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules and exhibits thereto, collectively, the “Exchange Agreement”), Resonant Inc. has agreed to issue, and the Secured Party has agreed to acquire, that certain Subordinated Senior Secured Convertible Note dated of even date herewith (the “Note”) in exchange for the Secured Party’s membership interests in the Grantor; and

WHEREAS, the Secured Party has made it a condition to its acceptance of the Note and completion of the transactions contemplated by the Exchange Agreement that Grantor (i) guaranty the obligations of Resonant Inc. under the Note pursuant to a Secured Subsidiary Guaranty dated as of the date hereof by and between Grantor and the Secured Party (the “Guaranty”), and (ii) grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of its obligations under the Guaranty;

WHEREAS, the transactions contemplated by the Exchange Agreement will be of material benefit to Grantor, and Grantor is therefore willing to enter into the Guaranty and grant such security interest;

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)        “Account” means an account (as that term is defined in the Code).

(b)        “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)        “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)       “Books” means books and records (including, without limitation, the Grantor’s Records) indicating, summarizing, or evidencing the Grantor’s assets (including the Collateral) or liabilities, the Grantor’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and the Grantor’s goods or General Intangibles related to such information.

(e)        “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f)        “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g)        “Collateral” has the meaning specified therefor in Section 2.

(h)        “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(i)         “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Secured Party, executed and delivered by Grantor, the Secured Party, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time. Notwithstanding the foregoing, if the Grantor provides a proposed form of Control Agreement to the Secured Party for approval, and the Secured Party does not provide comments or approval of such proposed form within twenty (20) days following receipt thereof from the Grantor or, thereafter, fails to negotiate with the securities intermediary or bank in a good faith, reasonable and

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timely manner in order to reach agreement on such form, the proposed form of Control Agreement shall be deemed to be reasonably satisfactory to the Secured Party.

(j)         “Copyrights” means all copyrights and copyright registrations, and also includes (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(k)        “Deposit Account” means a deposit account (as that term is defined in the Code).

(l)         “Equipment” means all equipment (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, and including, without limitation, all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

(m)       “Event of Default” has the meaning specified therefor in the Note.

(n)        “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, programming materials, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment under any royalty or licensing agreements (including Intellectual Property Licenses), infringement claims, commercial computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company that do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(o)        “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(p)        “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions,

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extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(q)        “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(r)        “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, as may be amended, restated, supplemented, or otherwise modified from time to time.

(s)        “Inventory” means all inventory (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, including, without limitation, (i) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (ii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefor.

(t)        “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(u)        “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind.

(v)        “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(w)       “Note” has the meaning specified therefor in the recitals to this Agreement.

(x)        “Patents” means all patents and patent applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of Grantor’s rights corresponding thereto throughout the world.

(y)        “Permitted Liens” means (i) Liens for taxes, government assessments, and other similar charges, and charges and claims for labor, materials, and supplies, in each case not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Grantor’s books; (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) carrier’s, mechanic’s, materialman’s, supplier’s, vendor’s, landlord’s, or similar liens

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arising in the ordinary course of business securing amounts that are not delinquent or past due or that are being contested in good faith by appropriate proceedings; (iv) Liens relating to purchase money security interests arising in the ordinary course of business; (v) building restrictions, zoning and other government ordinances, easements, rights of way, and other restrictions of legal record, and minor defects and irregularities in title, affecting real property which may or may not be revealed by a survey and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the business; (vi) Liens securing the Grantor’s obligations under real property leases; (vii) banker’s liens imposed by law, including liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code; (viii) liens and security interests on deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (ix) licenses of a Company Entity’s Intellectual Property Rights (as defined in the Securities Purchase Agreement) entered into in the ordinary course of business; (x) Liens over all of the Collateral in favor of the initial holders of the Senior Notes or their permitted assigns securing the Senior Notes; and (xi) Liens granted to the Escrow Agent under the Escrow Agreement (as those terms are defined in the Securities Purchase Agreement).

(z)        “Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses in the ordinary course of business for the use of Intellectual Property that terminate on or prior to the Maturity Date, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business.

(aa)      “Person” has the meaning specified therefor in the Note.

(bb)      “Pledged Collateral” means any Collateral in the possession or control (as defined in Section 26) of a holder of Senior Notes or the Secured Party.

(cc)      “Pledged Companies” means each Person all or a portion of whose Stock is acquired or otherwise owned by the Grantor after the date hereof.

(dd)     “Pledged Interests” means all of Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(ee)      “Pledged Operating Agreements” means all of Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the

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Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ff)       “Pledged Partnership Agreements” means all of Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

(gg)      “Proceeds” has the meaning specified therefor in Section 2.

(hh)      “Real Property” means any estates or interests in real property now owned or hereafter acquired by Grantor and the improvements thereto.

(ii)        “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(jj)        “Satisfaction in Full of the Senior Notes” shall mean the Satisfaction in Full of the Senior Creditor Indebtedness” as defined in the Subordination Agreement.

(kk)      “Secured Obligations” means the Obligations as defined in the Guaranty.

(ll)        “Securities Account” means a securities account (as that term is defined in the Code).

(mm)    “Securities Purchase Agreement” has the meaning specified therefor in the Note.

(nn)      “Security Documents” means, collectively, this Agreement, each Control Agreement and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by the Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(oo)      “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(pp)      “Senior Notes” has the meaning specified therefor in the Note.

(qq)      “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(rr)       “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

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(ss)       “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(tt)       “Transaction Documents” means this Agreement, the other Security Documents and the Guaranty.

(uu)      “URL” means “uniform resource locator,” an internet web address.

2.         Grant of Security. The Grantor hereby unconditionally grants, assigns, and pledges to the Secured Party a separate, continuing security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of the Grantor whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”), including, without limitation, the Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a)        all of the Grantor’s Accounts;

(b)        all of the Grantor’s Books;

(c)        all of the Grantor’s Chattel Paper;

(d)       all of the Grantor’s Deposit Accounts;

(e)        all of the Grantor’s Equipment and fixtures;

(f)        all of the Grantor’s General Intangibles;

(g)        all of the Grantor’s Intellectual Property;

(h)        all of the Grantor’s Inventory;

(i)         all of the Grantor’s Investment Related Property;

(j)         all of the Grantor’s Negotiable Collateral;

(k)        all of the Grantor’s Real Property;

(l)         all of the Grantor’s rights in respect of Supporting Obligations;

(m)       all of the Grantor’s Commercial Tort Claims;

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(n)        all of the Grantor’s money, cash, cash equivalents, or other assets of the Grantor that now or hereafter come into the possession, custody, or control of the Secured Party; and

(o)        all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Intellectual Property, Inventory, Investment Related Property, Negotiable Collateral, Real Estate, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Grantor or the Secured Party from time to time with respect to any of the Investment Related Property.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the Security Interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property; provided, however that, if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after such date to constitute Pledged Collateral.  For purposes hereof, “Excluded Property” shall mean, collectively: (i) the Stock of any direct subsidiary of the Grantor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a “CFC”)) in excess of 65% of the total combined voting power of all classes of Stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations); (ii) any right, title or interest in any permit, lease, license, contract, instrument, document, franchise, General Intangible or other agreement entered into by the Grantor (A) that prohibits the creation by the Grantor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of such Lien or which would be breached or give any party the right to terminate it as a result of creation of such or Lien, but only if any such prohibition or restriction is not rendered ineffective under Code Section 9-408 or other applicable law, or (B) to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition or requirement for consent is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other applicable Law; (iii) any property now owned or hereafter acquired by the Grantor that is subject to a purchase money Lien or a capital lease permitted under the Transaction Documents if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by the Grantor of a Lien thereon or requires the consent of any third

8

party which consent has not been obtained as a condition to the creation of any other Lien on such property and the imposition of the Security Interest would result in a default under the terms of any such purchase money Lien; (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (v) any property to the extent that such grant of a security interest is prohibited by a governmental authority, or requires a consent not obtained of any governmental authority which prohibition or requirement of consent is not rendered ineffective by the Code; or (vi) leasehold interests in Real Property with respect to which the Grantor is a tenant or subtenant if any such Security Interest is prohibited under the applicable lease; provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

3.         Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantor to the Secured Party but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Grantor.

4.         Grantor Remains Liable.  Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, the Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its businesses, subject to and upon the terms hereof and the other Transaction Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the Grantor until the occurrence of an Event of Default and until the Secured Party shall notify the Grantor of its exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5.         Representations and Warranties.  The Grantor hereby represents and warrants as follows:

(a)        The exact legal name of the Grantor is set forth in the preamble to this Agreement.

(b)        The Grantor does not own any Real Property.  Schedule 2 attached hereto sets forth (i) all Real Property leased by the Grantor, together with all other locations of

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Collateral, as of the date hereof, and (ii) the chief executive office of the Grantor as of the date hereof.

(c)        This Agreement creates a valid security interest in all of the Collateral of the Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing the Grantor, as a debtor, and Secured Party, as secured party, in the jurisdictions listed on Schedule 3 attached hereto. Upon the making of such filings, the Secured Party shall have a first priority perfected security interest in all of the Collateral of the Grantor to the extent such security interest can be perfected by the filing of a financing statement (subject to Permitted Liens). Subject to Section 6(c) and the Grantor’s obligations under the security agreement relating to the Senior Notes, all action by the Grantor necessary to perfect and reasonably necessary to protect such security interest on each item of Collateral has been duly taken; provided, however, that the Grantor shall not be required to obtain or file a leasehold mortgage with respect to any leased Real Property.

(d)       Except for the Security Interests created hereby, no Collateral is subject to any Lien as of the date hereof, except for Permitted Liens.

(e)        Except as provided in the Subordination Agreement, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by the Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Grantor, or (ii) for the exercise by the Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

(f)        Schedule 4 contains a complete and accurate list of all of the Grantor’s Deposit Accounts and Securities Accounts as of the date hereof.

6.         Covenants.  The Grantor covenants and agrees with the Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof:

(a)        Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper with a value in excess of $100,000 in the aggregate, and if and to the extent that perfection or priority of the Secured Party’s Security Interests is dependent on or enhanced by possession, the Grantor, immediately upon the request of the Secured Party, shall execute such other documents and instruments as shall be

10

reasonably requested by the Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Secured Party (or the holders of the Senior Notes prior to the Satisfaction in Full of the Senior Notes), together with such undated powers endorsed in blank as shall be requested by the Secured Party.

(b)        Chattel Paper.  Subject to Section 26:

(i)      The Grantor shall take all steps reasonably necessary to grant the Secured Party control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)     If the Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Exchange Agreement), promptly upon the request of the Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of Superconductor Technologies Inc.”

(c)        Control Agreements.  The Secured Party acknowledges and agrees that the Grantor shall not be required to perfect the Secured Party’s Security Interest in any Deposit Account constituting a payroll account. The Grantor shall not establish or maintain any Deposit Account or Securities Account (or any other similar account) other than a payroll account unless (i) the Grantor shall have provided the Secured Party with ten (10) days’ advance written notice of each such account and (ii) if an Event of Default has occurred and is then continuing, the Secured Party shall have received a Control Agreement in respect of such account concurrently with the opening thereof. After the Satisfaction in Full of the Senior Notes, from and after the occurrence and during the continuance of any Event of Default, the Grantor shall ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement and deposit or cause to be deposited promptly, and in any event no later than the first (1st) Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to the Grantor) into a Deposit Account subject to a Control Agreement. Upon the request of the Secured Party from and after the occurrence and during the continuance of any Event of Default, the Grantor shall promptly (but in no event later than ten (10) Business Days after such request therefor) cause each of its Deposit Accounts and Securities Accounts to be subject to a Control Agreement in favor of the Secured Party.

(d)       Letter-of-Credit Rights.  Subject to Section 26, in the event that the Grantor is or becomes the beneficiary of one or more letters of credit with a face amount of greater than $50,000 individually or $200,000 in the aggregate, the Grantor shall promptly (and in any event within five (5) Business Days after becoming a beneficiary) notify the Secured Party thereof and, upon the request by the Secured Party, use commercially reasonable efforts to enter into a multi-party agreement with the Secured

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Party, the holders of the Senior Notes, and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Secured Party and directing all payments thereunder to the Secured Party during the continuance of an Event of Default following notice from the Secured Party, all in form and substance satisfactory to the Secured Party.

(e)        Commercial Tort Claims.  The Grantor shall promptly (and in any event within five (5) Business Days of receipt thereof) notify the Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of the Secured Party, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed reasonably necessary or desirable by the Secured Party to give the Secured Party a first priority, perfected security interest (subject to Permitted Liens) in any such Commercial Tort Claim.

(f)        Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantor shall promptly (and in any event within five (5) Business Days of the creation thereof) notify the Secured Party thereof in writing and use commercially reasonable efforts to execute any instruments or take any steps reasonably required by the Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to the Secured Party during the continuance of an Event of Default following notice from the Secured Party, and shall provide written notice thereof and use commercially reasonable efforts to take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide the Secured Party a first-priority perfected security interest (subject to Permitted Liens) in such contract.

(g)        Investment Related Property.

(i)      If the Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within five (5) Business Days of receipt thereof) identify such Pledged Interests in a written notice to the Secured Party;

(ii)     Upon the request of the Secured Party during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by the Grantor shall be held by the Grantor in trust for the benefit of the Secured Party segregated from the Grantor’s other property, and the Grantor shall deliver it promptly to the Secured Party in the exact form received (subject to Section 26);

(iii)    The Grantor shall promptly deliver to the Secured Party a copy of each material notice or other written communication received by it in respect of any Pledged Interests;

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(iv)    The Grantor shall not make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

(v)     The Grantor agrees that it will cooperate with the Secured Party in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(vi)    As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, the Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) shall not be dealt in or traded on securities exchanges or in securities markets, (B) will not constitute investment company securities, and (C) will not be held by the Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(h)        Transfers and Other Liens.  The Grantor shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for Permitted Transfers or as expressly permitted by this Agreement and the other Transaction Documents, or (ii) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Collateral without the consent of the Secured Party. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by the Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens (other than Liens in favor of the initial holders of the Senior Notes or their permitted assigns securing the Senior Notes) shall not be permitted with respect to any Pledged Interests.

(i)         Preservation of Existence.  The Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement.

(j)         Maintenance of Properties. The Grantor shall maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times

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with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k)        Maintenance of Insurance. The Grantor shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, reasonably acceptable to the Secured Party, it being acknowledged by the Secured Party that the amount and coverage level in effect as of the date hereof is reasonably acceptable to the Secured Party.

(l)         Other Actions as to Any and All Collateral.  The Grantor shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) notify the Secured Party in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code) or instruments (as defined in the Code) collectively having an aggregate value in excess of $100,000 or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of the Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed reasonably necessary or desirable by the Secured Party to protect the Secured Party’s Security Interests therein.

7.         Relation to Other Transaction Documents.  In the event of any conflict between any provision in this Agreement and any provision in the Guaranty, such provision of the Guaranty shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of the Grantor or imposes more burdensome or additional obligations on the Grantor, in which event the applicable provision in this Agreement shall control.

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8.         Further Assurances.

(a)        The Grantor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

(b)        The Grantor authorizes the filing by the Secured Party of financing or continuation statements, or amendments thereto, including, but limited to, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the United States Patent and Trademark Office and the United States Copyright Office, and Grantor will execute and deliver to the Secured Party such other instruments or notices, as may be reasonably necessary or as the Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby. Upon the Satisfaction in Full of the Secured Obligations, the Secured Party shall (at Grantor’ expense) file a termination statement and/or other necessary documents terminating and releasing any and all financing statements or Liens on the Collateral pursuant to Section 24 within five (5) Business Days following a written request therefor from Grantor. If the Secured Party does not file such termination statement or other necessary documents within ten (10) Business Days following such written request, the Secured Party hereby authorizes the Grantor to file the same on its behalf.

(c)        The Grantor authorizes the Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all real and personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. The Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Secured Party in any jurisdiction.

(d)       Subject to Section 8(b), the Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Secured Party, subject to the Grantor’s rights under Section 9-509(d)(2) of the Code.

(e)        Upon five (5) Business Day’s advance notice, the Grantor shall permit the Secured Party (at the Secured Party’s expense) or its employees, accountants, attorneys or agents, access to examine and inspect any Collateral or any other property of the Grantor at any time during ordinary business hours.

9.         Secured Party’s Right to Perform Contracts, Exercise Rights, etc.  Subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Secured Party (a) may proceed to perform any and all of the obligations of the

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Grantor contained in any contract, lease, or other agreement and exercise any and all rights of the Grantor therein contained as fully as the Grantor itself could, (b) shall have the right to use the Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by the Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of the Secured Party or any of its nominees.

10.       Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party as the attorney-in-fact of the Grantor upon the occurrence and during the continuance of an Event of Default. In the event the Grantor fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which the Grantor now or at any time hereafter is required to execute or deliver pursuant to the terms of the Exchange Agreement or any other Transaction Document, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have full authority in the place and stead of the Grantor and in the name of the Grantor to execute and deliver each of the foregoing. Without limitation of the foregoing, subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have full authority in the place and stead of the Grantor, and in the name of any the Grantor or otherwise, to take any action and to execute any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)        to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral;

(b)        to receive and open all mail addressed to the Grantor and to notify postal authorities to change the address for the delivery of mail to the Grantor to that of an address approved by the Secured Party;

(c)        to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)       to file any claims or take any action or institute any proceedings which the Secured Party may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

(e)        to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for the exclusive purpose of sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of the Grantor.

To the extent permitted by law, the Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  Such power-of-attorney granted pursuant to

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this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.       Secured Party May Perform.  If the Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Secured Party may perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor.

12.       Secured Party’s Duties; Bailee for Perfection.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party in favor of the Grantor or any other holder of a Lien on the Collateral to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty to the Grantor or any other holder of a Lien on the Collateral as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which is accorded to its own property. The Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Person has a Lien, the Secured Party shall be the bailee of each such other Person solely for purposes of perfecting (to the extent not otherwise perfected) each such other Person’s Lien in such Collateral, provided that the Secured Party shall not be obligated to obtain or retain possession of any such Collateral.

13.       Collection of Accounts, General Intangibles and Negotiable Collateral. Subject to the Subordination Agreement, at any time upon the occurrence and during the continuation of an Event of Default, the Secured Party may (a) notify Account Debtors of the Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Secured Party or that the Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

14.       Disposition of Pledged Interests by Secured Party.  None of the Pledged Interests hereafter acquired on the date of acquisition thereof will be registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Grantor understands that in connection with such disposition, the Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. The Grantor, therefore, agrees that:  (a) if the Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best

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price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Secured Party has handled the disposition in a commercially reasonable manner.

15.       Voting Rights.

(a)        Subject to the Subordination Agreement, upon the occurrence and during the continuation of an Event of Default, (i) the Secured Party may, at its option, and with two (2) Business Days prior notice to the Grantor, and in addition to all rights and remedies available to the Secured Party under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if the Secured Party duly exercises its  right to vote any of such Pledged Interests, the Grantor hereby appoints the Secured Party as the Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that the Secured Party deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b)        For so long as the Grantor shall have the right to vote the Pledged Interests, it covenants and agrees that it will not, without the prior written consent of the Secured Party, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of the Secured Party exercising the voting rights owned by the Grantor or the value of the Pledged Interests.

16.       Remedies.  In each case subject to the limitations provided in the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default:

(a)        The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, the Grantor expressly agrees that, in any such event, the Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Grantor to, and the Grantor hereby agrees that it will at its own expense and upon request of the Secured Party  promptly, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party  at one or more locations where the Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as the Secured Party may deem commercially reasonable.  The Grantor agrees that, to the extent

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notice of sale shall be required by law, at least 10 days’ notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)        The Secured Party is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, the Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by the Grantor or with respect to which the Grantor has rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Secured Party, and (ii) the Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by the Secured Party), as it pertains to the Collateral, for the exclusive purpose of preparing for sale, advertising for sale and effectuating the sale of any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Secured Party.

(c)        Any cash held by the Secured Party as Collateral and all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), the Grantor shall remain liable for any such deficiency.

(d)       The Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Secured Party shall have the right to an immediate writ of possession without notice of a hearing. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection it may have thereto or the right to have a bond or other security posted by the Secured Party.

(e)        The Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon the Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to the Grantor’s Deposit Accounts in which the Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the Grantor to pay the balance of such Deposit Account to or for the benefit of the Secured Party, and (ii) with respect to the Grantor’s Securities Accounts in which the Secured Party’s Liens are

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perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Secured Party.

17.       Application of Proceeds of Collateral.  Subject to the limitations provided in the Subordination Agreement, all proceeds of Collateral received by the Secured Party shall be applied as follows:

(a)        first, ratably to pay any expenses due to the Secured Party (including, without limitation, the reasonable costs and expenses paid or incurred to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence and during the continuance of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated);

(b)        second, to pay any indemnities then due to the Secured Party under the Transaction Documents, until paid in full;

(c)        third, ratably to pay any fees or premiums then due to the Secured Party under the Transaction Documents, until paid in full;

(d)       fourth, ratably to pay interest due to the Secured Party under the Note to the extent such interest then constitutes a portion of the Secured Obligations, until paid in full;

(e)        fifth, ratably to pay the principal amount then due to the Secured Party under the Note to the extent such principal then constitutes a portion of the Secured Obligations, until paid in full;

(f)        sixth, ratably to pay any other Secured Obligations then due to the Secured Party; and

(g)        seventh, to Grantor or such other Person entitled thereto under applicable law.

18.       Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.

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19.       Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

20.       Intentionally Omitted.

21.       Indemnity and Expenses.

(a)        Grantor agrees to indemnify the Secured Party from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b)        The Grantor shall, upon demand, pay to the Secured Party all of the reasonable costs and expenses which the Secured Party may incur in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents. The Grantor shall, upon demand, pay to the Secured Party all of the reasonable costs and expenses which the Secured Party may incur in connection with (i) the exercise or enforcement of any of the rights of the Secured Party hereunder or (ii) the failure by the Grantor to perform or observe any of the provisions hereof.

22.       Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by the Grantor and the Secured Party. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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23.       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Resonant LLC

460 Ward Drive, Suite D

Santa Barbara CA 93111

Facsimile: NONE

E-mail: tlingren@resonantwireless.com

Attention: Chief Executive Officer

With copies (for informational purposes only) to:

460 Ward Drive, Suite D

Santa Barbara, CA 93111

Fax Number None

E-mail: dchristopher@resonantwireless.com

Attention: General Counsel; and

GTC Law Group CA LLP & Affiliates

Attention: Adam M. Klotz

Fax Number: (310) 496-1251

E-mail: aklotz@gtclawgroup.com

If to the Secured Party:

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable

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evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

24.       Separate, Continuing Security Interests; Assignments under Transaction Documents.  This Agreement shall create a separate, continuing security interest in the Collateral in favor of the Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon the Grantor, and its permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor or any other Person entitled thereto. At such time, the Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by the Grantor to the Secured Party nor any additional loans made by the Secured Party to the Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Grantor, or any of them, by the Secured Party, nor any other act of the Secured Party shall release the Grantor from any obligation, except a release or discharge executed in writing by the Secured Party.  The Secured Party shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Secured Party and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Secured Party would otherwise have had on any other occasion.

25.       Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at the Secured Party’s option, in the courts of any jurisdiction where the Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or

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proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.       Collateral in Possession.  Prior to the Satisfaction in Full of the Senior Notes, notwithstanding any other provision of this Agreement, the requirement for the Grantor to deliver physical Pledged Collateral to the Secured Party shall be deemed to be satisfied upon delivery of such physical Pledged Collateral to the applicable holders of the Senior Notes.

27.       Miscellaneous.

(a)        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b)        Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)        Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)       The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)        The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(f)        Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the

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singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full (other than inchoate indemnity obligations which have not been reduced to a monetary amount and that survive in accordance with their terms). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(g)        All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:	RESONANT LLC, a California limited liability company

By:
Name:
Title:

STI – RESONANT LLC SECURITY AGREEMENT

SECURED PARTY:	SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation

By:
Name:
Title:

STI – RESONANT LLC SECURITY AGREEMENT

SCHEDULE 1

COMMERCIAL TORT CLAIMS

N/A

SCHEDULE 2

REAL PROPERTY

Owned Real Property

N/A

Leased Real Property (used under a license from Superconductor Technologies Inc. rather than a formal lease)

460 Ward Drive, Suite D

Santa Barbara CA 93111

Chief Executive Office

460 Ward Drive, Suite D

Santa Barbara CA 93111

SCHEDULE 3

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

1.            State of Delaware

2.            State of California

SCHEDULE 4

ACCOUNTS

Deposit Accounts

The Company has the following bank accounts with Bank of the West:

1.            General Operating:         028026302

2.            Payroll:                           028898825

3.            Money Market:               028026294

Securities Accounts

N/A

EXHIBIT F

Amended and Restated Operating Agreement of the LLC

AMENDED AND RESTATED OPERATING AGREEMENT

OF

RESONANT LLC,

a California limited liability company

THIS AMENDED AND RESTATED OPERATING AGREEMENT (“Agreement”) is made and entered into as of June 17, 2013 by the undersigned (the “Member”), with reference to the following background facts:

A.         On May 29, 2012, (i) Articles of Organization for Resonant LLC (the “Company”) were filed with the California Secretary of State and (ii) the members of the Company adopted an Operating Agreement for the Company effective as of such date (the “Original Operating Agreement”).

B.         Pursuant to a transaction effective on or about the date hereof, the Member became the sole member of the Company, and now desires to enter into this Agreement to set forth the rights and obligations of the Member with respect to the Company and to replace and supersede the Original Operating Agreement in its entirety.

Accordingly, the Member by this Agreement sets forth the operating agreement for the Company under the laws of the State of California on the terms and subject to the conditions of this Agreement.

1.         Formation. The Company has been organized as a limited liability company pursuant to the Beverly-Killea Limited Liability Company Act, California Corporations Code Section 17000 et seq., as amended from time to time (the “Act”) and the provisions of this Agreement. This Agreement is therefore made and entered into as of the date set forth above, by the Member, for the purposes, among other things, of defining the rights and obligations of the Member with respect to the Company. The Member shall execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate in order to continue the existence of the Company in accordance with the provisions of the Act.  The Member agrees to execute all documents and to undertake all other acts, as reasonably may be deemed necessary in order to comply with the requirements of the laws of the State of California (and all other applicable jurisdictions) for the formation, continuation and operation of a limited liability company in accordance with and subject to this Agreement.

2.         Name. The name of the Company is Resonant LLC.

3.         Purpose. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, any lawful act or activity for which limited liability companies may be formed under the Act.

4.         Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to undertake each of the business activities set forth in the Act.

5.         Principal Business Office. The principal place of business of the Company shall be at 460 Ward Drive, Suite D, Santa Barbara CA, 93111. The Member may change the principal place of business of the Company to any other place within or outside the State of California. The name of the Company’s registered agent for service of process shall be Terry Lingren, 460 Ward Drive, Suite D, Santa Barbara CA 93111. The registered agent and registered office of the Company may be changed from time to time by the Member.

6.         Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

7.         Membership Interest. “Membership Interest” shall mean the Member’s entire interest in the Company, including all economic interest, the right to vote on or participate in the management of the Company, and the right to receive information concerning the business and affairs of the Company. The Member owns 100% of the Membership Interest in the Company.

8.         Capital Contributions. The Member may make additional capital contributions to the Company as the Member deems necessary.

9.         Allocation of Profits and Losses. The Company’s profits and losses shall be allocated 100% to the Member.

10.       Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its Membership Interest if such distribution would violate the Act or other applicable law.

11.       Management. The Company shall be managed by a single Manager. The Member shall be the Manager until such time as the Member resigns. Upon the resignation of the Manager, the Member shall appoint a new manager for the Company. The Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of California. The Manager shall have the authority to appoint officers of the Company, including, but not limited to, a chief executive officer, a president, a chief operating officer, a chief technology officer, one or more vice-presidents, one or more secretaries and one or more treasurers, who shall serve at the pleasure of the Manager until removed from office by notification from the Manager or until such officer resigns.  The officers of the Company immediately before adoption of this Agreement shall continue as the officers of the Company after adoption of this Agreement until their replacement by the Manager pursuant hereto or their earlier resignation.

12.       Other Business. The Member and any person or entity affiliated with the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. Neither the Company nor the Member shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

13.       Exculpation and Indemnification.

(a)        Neither the Member nor the Manager shall be liable to the Company, or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that the Member and the Manager shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

(b)        All rights of current and former members, managers and officers of the Company under the Original Operating Agreement to indemnification in respect of facts and circumstances arising

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before the adoption of this Agreement shall remain in full force and effect and the Company shall provide such indemnification under the terms of the Original Operating Agreement. The Member, Manager and each officer of the Company shall further be entitled to indemnification with respect to facts and circumstances arising upon or after the adoption of this Agreement as set forth in the remainder of this Section 13.

(c)        To the greatest extent not inconsistent with the Act and the laws and public policies of the State of California, the Company shall indemnify against expenses and liabilities of any Member, Manager or officer of the Company (each, an “Indemnified Party”) made a party or who was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (each, a “Proceeding”) by the Company or another because such Indemnified Party is or was a Member, Manager, or an officer, director, employee or other service provider of the Company, or such Person is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership joint venture, trust or other enterprise, as a matter of right, against all liability incurred by such Person in connection with any action, suit, or Proceeding or any threatened, pending, or completed action, suit, or Proceeding; whether civil, criminal, administrative, or investigative, except in the case of fraud, willful misconduct or gross negligence or breach of this Agreement; and, provided that it shall be determined in the specific case in accordance with Section 13(h) that indemnification of such person is permissible in the circumstances because the person has met the standard of conduct for indemnification set forth in this Section 13. The Manager shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Manager deems appropriate.

(d)        To the greatest extent not inconsistent with the Act and laws and public policies of the State of California, the Company shall pay for or reimburse, pursuant to this Section 13, the reasonable expenses incurred by an Indemnified Party in connection with any such Proceeding as incurred in advance of final disposition of the action, suit, or Proceeding if (a) the Indemnified Party furnishes the Company a written affirmation of such Indemnified Party’s good faith belief that such Indemnified Party has met the standard of conduct for indemnification described in Section 13, (b) the Indemnified Party furnishes the Company a written undertaking to repay the advance if it is ultimately determined by a court having jurisdiction that such Indemnified Party did not meet such standard of conduct and is not entitled to be indemnified, and (c) a determination is made in accordance with Section 13 that based upon facts then known to those making the determination, indemnification would not be precluded under this Section 13.

The undertaking described above must be a general obligation of the Indemnified Party, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify an Indemnified Party who is wholly successful, on the merits or otherwise, in the defense of any such Proceeding, as a matter of right, against reasonable expenses incurred by the Person in connection with the Proceeding without the requirement of a determination as set forth in Section 13(h).

(e)        Upon demand by an Indemnified Party for indemnification or advancement of expenses incurred in defending a civil or criminal suit or Proceeding, as the case may be, the Company shall expeditiously determine whether the Indemnified Party is entitled thereto in accordance with this Section 13.

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(f)        The Company shall be empowered, but shall not be obligated, to indemnify any person to the same extent as if such person were an Indemnified Party.

(g)        Indemnification of an Indemnified Party is permissible under this Section 13 only if (a) such Indemnified Party conducted itself in good faith; (b) reasonably believed that its conduct was in or at least not opposed to the Company’s best interest; and (c) in the case of any criminal Proceeding, it had no reasonable cause to believe its conduct was unlawful. The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Person did not meet the standard of conduct described in this Section 13.

(h)        A determination as to whether indemnification of or advancement of expenses as contemplated under this Section 13 is permissible shall be made by the Manager.

(i)         An Indemnified Party who is a party to a Proceeding may apply for indemnification from the Company to the court, if any, conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

i.          In a Proceeding in which the Indemnified Party is wholly successful, on the merits or otherwise, the Indemnified Party is entitled to indemnification under this Section 13, in which case the court shall order the Company to pay the Indemnified Party its reasonable expenses incurred to obtain such court ordered indemnification; or

ii.          The Indemnified Party is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnified Party met the standard of conduct set forth in Section 13(g) above.

(j)         Nothing contained in this Section 13 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any person who is or was a Member or Manager of the Company or is or was serving at the Company’s request as a director, officer, partner, manager, trustee, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise.

(k)        Nothing contained in this Section 13 shall limit the ability of the Company to otherwise indemnify or advance expenses to any Person. It is the intent of this Section to provide indemnification to an Indemnified Party to the fullest extent now or hereafter permitted by the law consistent with the terms and conditions of this Section 13. Indemnification shall be provided in accordance with this Section 13 irrespective of the nature of the legal or equitable theory upon which a claim is made including, without limitation, negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal law. The provisions of this Section 13 shall be in the nature of a contractual right. Any amendment to this Section 13 shall not adversely affect an Indemnified Party’s rights under this Section 13 for any actions taken or omission prior to such amendment.

(l)         To the greatest extent not inconsistent with the Act and laws and public policies of the State of California, the Company may purchase and maintain insurance or other financial arrangement for the benefit of any Person who is or was a Member, Manager, officer, employee, service provider or agent, against any liability asserted against or expenses incurred by such Person in any capacity or

4

arising out of such person’s service with the Company, whether or not the Company would have the power to indemnify such Person against such liability. No financial arrangement may provide protection for a person adjudged by a court having jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

14.       Assignment. The Member may assign in whole or in part its Membership Interest. If the Member transfers all of its Membership Interest in the Company in compliance with this Section 14, the transferee shall be admitted to the Company as a Member, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a Member of the Company.

15.       Resignation. The Member may resign from the Company as a Member at any time. If the Member resigns pursuant to this Section, an additional Member may be admitted to the Company, subject to Section 16, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a Member of the Company. In such event, the Company shall not dissolve if the business of the Company is continued in accordance with the Act.

16.       Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Manager.

17.       Dissolution.

(a)        The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the date set forth in the Articles of Organization for the duration of the Company, or (ii) the written election of the Member.

(b)        In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company, after paying all of the liabilities of the Company, including the creation of a reserve by the Member for contingent and unknown liabilities, shall be distributed 100% to the Member.

18.       Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

19.       Entire Agreement.  This Agreement constitutes the entire agreement of the undersigned with respect to the subject matter hereof and supersedes all prior understandings or writings of the undersigned with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes the Original Operating Agreement in its entirety.

20.       Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of California (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

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21.       Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Operating Agreement as of the date first above written.

MEMBER

RESONANT INC.

By:
Terry Lingren, CEO

6

EXHIBIT G

Form of Stockholders Agreement

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of this 17th day of June, 2013 by and among (i) Resonant Inc., a Delaware corporation (together with any successor thereto, the “Company”); (ii) Terry Lingren, Robert Hammond and Neal Fenzi (each, a “Founder,” and, together, the “Founders”); (iii) Superconductor Technologies Inc., a Delaware corporation (“STI”); (iv) MDB Capital Group, LLC (“MDB”); and (v) any other stockholder, warrant holder or option holder who from time to time becomes a party to this Agreement (each, an “Additional Stockholder”) by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (a “Joinder Agreement”). The Founders, STI, MDB and the Additional Stockholders are herein referred to collectively as the “Stockholders” and individually as a “Stockholder.”

WHEREAS, on or about the date hereof, the Company, the Founders and STI are entering into an exchange agreement under which the Founders will exchange their limited liability company interests (“Units”) in Resonant LLC, a California limited liability company (“Resonant LLC”) for shares of the Company’s Common Stock (as defined below), and their warrants to purchase Units for warrants to purchase Common Stock (the “Founder Warrants”), and STI will exchange its Units in Resonant LLC for a convertible promissory note of the Company that is convertible into the number of shares of Common Stock shown on Schedule I attached hereto (the “STI Note”);

WHEREAS, on or about the date hereof, the Company is entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain prospective investors in the Company (the “Investors”), under which the Company will issue and sell to the Investors convertible promissory notes (the “Investor Notes”) in the aggregate principal amount of at least $6,500,000 (such issuance and sale, the “Note Financing”);

WHEREAS, the Company has agreed, upon the closing of the Note Financing, to issue to MDB certain warrants to purchase shares of Common Stock (each, an “MDB Warrant” and, together, the “MDB Warrants”); and

WHEREAS, the parties desire to establish through this Agreement continuity of ownership and certain other rights, obligations and restrictions with respect to the STI Note, the MDB Warrants, the Founders’ shares of Common Stock, the Founder Warrants, and other securities of the Company that may be later issued;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires. The word include (and any variation) is used in an illustrative sense rather than in a limiting sense.

Section 1.02   Number of Shares of Stock. Except as otherwise expressly provided, whenever any provision of this Agreement calls for any calculation based on a number of Shares held by a Stockholder, the number of Shares deemed to be held by such Stockholder shall be the total number of shares of Common Stock then owned by such Stockholder, plus the total number of shares of Common Stock issuable upon conversion of any convertible securities or exercise of any options, warrants or subscription rights then owned by such Stockholder. The number of Shares so deemed to be held by the Founders, STI and MDB as of the date of this Agreement is shown on Schedule 1 attached hereto.

Section 1.03   Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Additional Securities” has the meaning set forth in Section 6.01(a).

“Additional Stockholder” has the meaning set forth in the preamble to this Agreement.

“Affected Stockholder” has the meaning set forth in Section 5.01(a).

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, STI’s being a party to this Agreement and owning the STI Note, or the shares of Common Stock into which the STI Note is convertible, shall not be sufficient, in and of themselves, to make STI an Affiliate.

“Annual Operating Budget” has the meaning set forth in Section 8.09.

“Association” has the meaning set forth in Section 10.08(c).

“Authorized Representative” has the meaning set forth in Section 8.07(b).

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Santa Barbara, California are authorized or required to close.

“Capital Stock” means, in each case whether now outstanding or hereafter issued in any context, (a) shares of Common Stock, (b) any other shares of capital stock of the Company now or later authorized, and (c) stock options, warrants or other convertible securities exercisable for or convertible into shares of Common Stock or other capital stock of the Company (including the STI Note and the MDB Warrants).

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company and any other common equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble to this Agreement.

“Competing Activity” means any activity related to licensing, owning, selling, developing, marketing or otherwise realizing the economic benefits from (a) any technology for use in bidirectional radios in mobile devices or (b) RF acoustic wave filter technology for any application, in either case as an owner, partner, shareholder, member, director, manager, employee, independent contractor, consultant or otherwise; provided, however, that “Competing Activity” shall not include, (i) except to the extent provided below, STI’s current and future 2G HTS wire business, (ii) except to the extent provided below, STI’s current wireless infrastructure business as presently conducted and future wireless infrastructure business as publicly disclosed in the STI Public Documents (excluding statements concerning STI’s RCR technology business); (iii) an otherwise Competing Activity conducted or to be conducted by STI or a Person that acquires STI in each case that results from an STI Strategic Transaction, (iv) ownership by any Person of less than three (3%) of the equity of an entity that has a class of securities registered under Section 12(g) or 12(h) of the Exchange Act, that conducts a “Competing Activity;” or (v) any other activity approved in writing by the Board, which approval may be withheld in its sole and absolute discretion, and provided further that, notwithstanding clauses (i) and (ii) of the foregoing proviso, the pursuit of RF acoustic wave filter technology for any application by STI shall be deemed a Competing Activity by STI.

“Designating Party” has the meaning set forth in Section 2.01(c).

“Domestic Partner” of a Person means the spouse or registered domestic partner of, or other member of a legally recognized domestic union with, such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Excluded Securities” means Capital Stock issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement; (b) the conversion or exchange of any securities of the Company into shares of Common Stock, or the exercise of any options, warrants or other rights to acquire such shares; (c) the consummation of the Public Offering; (d) a stock split, stock dividend or any similar recapitalization; or (e) the Note Financing.

“Fair Market Value” means, with respect to any particular Shares, the price that would be paid for such Shares in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position.

“Founder” has the meaning set forth in the preamble to this Agreement.

“Initial Payment” has the meaning set forth in Section 5.03(b).

“Issuance Notice” has the meaning set forth in Section 6.01(b).

“Joinder Agreement” has the meaning set forth in the preamble to this Agreement.

“Major Stockholder” means each Founder and STI.

“Majority Founders” means Founders holding a majority of the shares of Common Stock held by the Founders.

“MDB” has the meaning set forth in the preamble to this Agreement.

“MDB Warrant” has the meaning set forth in the recitals to this Agreement.

“Non-Affected Founder” has the meaning set forth in Section 5.01(a).

“Non-Selling Major Stockholder” has the meaning set forth in Section 4.03(a).

“Note Financing” has the meaning set forth in the recitals to this Agreement.

“Notes” has the meaning set forth in Section 5.03(b).

“Offered Shares” has the meaning set forth in Section 4.02(a).

“Oversubscribing Major Stockholder” has the meaning set forth in Section 6.01(d).

“Permitted Transfer” has the meaning set forth in Section 4.01(c).

“Permitted Transferee” has the meaning set forth in Section 4.01(d).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Pro Rata Share” shall mean:

(a)        for purposes of the right of first refusal in Section 4.02, the product obtained by multiplying (i) the number of Offered Shares that the Company has not elected to purchase by (ii) a fraction, the numerator of which is the number of Shares held by the applicable non-Transferring Major Stockholder and the denominator of which is the total number of Shares held by all of the non-Transferring Major Stockholders; provided, that for purposes of the right of over-allotment in Section 4.02(a), Pro Rata Share shall mean the product obtained by multiplying (i) the unallocated Offered Shares by (ii) a fraction, the numerator of which is the number of Shares held by the applicable Major Stockholder exercising its right of over-allotment, and the denominator of which is the total number of Shares held by all Major Stockholders exercising such right of over-allotment;

(b)        for purposes of the right of co-sale in Section 4.03, the product obtained by multiplying (i) the number of Shares to be sold in the Proposed Tag Along Sale, by (ii) a fraction, the numerator of which is the number of Shares held by the applicable Non-Selling Major Stockholder and the denominator of which is the sum of (A) the total number of Shares held by all of the Non-Selling Major Stockholders plus (B) the total number of Shares held by the Tag Along Sale Stockholder; and

(c)        for purposes of the repurchase right in Article V, the product obtained by multiplying (i) the number of Repurchase Option Shares not purchased by the Company, by (ii) a fraction, the numerator of which is the number of Shares held by the applicable Non-Affected Founder, and the denominator of which is the total number of Shares held by all Non-Affected Founders; provided, that for purposes of the right of over-allotment in Section 5.01(b), Pro Rata Share shall mean the product obtained by multiplying (i) the unallocated Repurchase Option Shares by (ii) a fraction, the numerator of which is the number of Shares held by the applicable Non-Affected Founder exercising its right of over-allotment, and the denominator of which is the total number of Shares held by all Non-Affected Founders exercising such right of over-allotment.

(d)        for purposes of the preemptive right in Article VI, the product obtained by multiplying (i) the number of New Securities, by (ii) a fraction, the numerator of which is the number of Shares held by the applicable Major Stockholder, and the denominator of which is the total number of Shares held by all Major Stockholders; provided, that with respect to the Over-Subscribing Major Stockholders, Pro Rata Share shall mean the product obtained by multiplying (i) the unallocated New Securities, by (ii) a fraction, the numerator of which is the number of Shares held by the applicable Over-Subscribing Major Stockholder, and the denominator of which is the total number of Shares held by all Over-Subscribing Major Stockholders.

“Proposed Tag Along Sale” has the meaning set forth in Section 4.03(a).

“Public Offering” shall mean the Company’s initial public offering of securities pursuant to an effective registration statement filed under the Securities Act.

“Put Right” has the meaning set forth in Section 5.04(a).

“Put Right Initial Payment” has the meaning set forth in Section 5.04(c).

“Put Right Note” has the meaning set forth in Section 5.04(c).

“Put Right Notice” has the meaning set forth in Section 5.04(b).

“Put Right Purchase Price” has the meaning set forth in Section 5.04(b).

“Registration Statement” has the meaning set forth in Section 9.01(a).

“Repurchase Option Event” has the meaning set forth in Section 5.01(a).

“Repurchase Option Event Notice” has the meaning set forth in Section 5.01(a).

“Repurchase Option Shares” has the meaning set forth in Section 5.01(a).

“Resonant LLC” has the meaning set forth in the recitals to this Agreement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale Notice” has the meaning set forth in Section 7.01(a).

“Sale Offeror” has the meaning set forth in Section 7.01(a).

“Sale Transaction” means any (a) consolidation or merger of the Company with or into any other corporation or entity, or other corporate reorganization, in which the Company’s stockholders immediately prior to such transaction cease to own immediately after the transaction at least a majority, by voting power, of the equity securities of the surviving corporation (or its parent); (b) sale of at least a majority, by voting power, of the outstanding equity securities of the Company in one transaction or a series of transactions; or (c) a sale, license, lease or other transfer of all or substantially all of the assets of the Company or any subsidiary of the Company of all or substantially all of the assets of the Company and its subsidiaries, if any, taken as a whole, in one transaction or a series of transactions.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time.

“Selling Group” has the meaning set forth in Section 7.01(a).

“Shares” means and includes all shares of Capital Stock now owned or hereafter acquired in any manner by any Stockholder.

“STI” has the meaning set forth in the preamble to this Agreement.

“STI Note” has the meaning set forth in the recitals to this Agreement.

“STI Public Documents” shall mean the STI Prospectus dated February 20, 2012 and the STI Annual Report on Form 10-K for the year ended December 31, 2012, both as filed with the Securities and Exchange Commission and publicly available at www.sec.gov.

“STI Strategic Transaction” means any (a) sale of substantially all of the assets of STI; (b) merger of STI with and into any other Person as a result of which the shareholders of STI immediately before such transaction do not continue to own, immediately after such transaction, at least a majority of the voting power of the surviving entity; or (c) tender offer for STI’s common stock or other transaction or series of related transactions having a substantially similar result.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Tag Along Sale Notice” has the meaning set forth in Section 4.03(a).

“Tag Along Sale Stockholder” has the meaning set forth in Section 4.03(a).

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security of the Company or any rights therein. “Transferred” means the accomplishment of a Transfer, “Transferee” means the recipient of a Transfer and “Transferor” means the Person effecting a Transfer.

ARTICLE II

VOTING AGREEMENT

Section 2.01   Board of Directors.

(a)        Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors;

(b)        Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the Company’s stockholders, the following persons shall be elected to the Board:

(i)         Two (2) individuals designated by the Majority Founders, initially Terry Lingren and Robert Hammond; and

(ii)        Up to three (3) individuals that are not Affiliates of any Stockholder or employees of the Company, and that are designated by the Majority Founders and, if MDB is a holder of any Shares, reasonably acceptable to MDB.

(c)        Failure to Designate a Board Member. In the absence of any designation from the persons or groups with the right to designate a director as specified above (a “Designating Party”), the director previously designated by such Designating Party and then serving shall be reelected if still eligible to serve as provided herein.

(d)        Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i)         no director elected pursuant to Section 2.01(b) may be removed from office, other than for violation of his fiduciary duties to the Company, unless such removal is directed or approved by the Designating Party; and

(ii)        any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2.01(b) shall be filled pursuant to the provisions of this Section 2.01.

Each Stockholder shall execute any consents required to perform the obligations of this Agreement, and the Company shall, at the request of any Designating Party, call a special meeting of stockholders for the purpose of electing directors.

(e)        No Liability for Election of Designated Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

Section 2.02   Votes to Amend Certificate of Incorporation. Each Stockholder shall vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times:

(a)        in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for issuance upon exercise or conversion of any preferred stock, stock options, stock purchase warrants or other convertible securities outstanding at any given time; and

(b)        in favor of any amendment to the Company’s Certificate of Incorporation that the Majority Founders may reasonably request in connection with a potential Public Offering.

Section 2.03   Exercise of MDB Proxy. If any Founder is granted a proxy over any Capital Stock issuable under either of the MDB Warrants (or any warrants issued in exchange or replacement therefor), such Founder shall only exercise the powers granted under such proxy in the manner directed by the Majority Founders.

Section 2.04   Board Observer. For so long as STI continues to hold any shares of Capital Stock, the Company shall invite one (1) representative of STI to attend all meetings of the Board and any committee thereof in a nonvoting observer capacity, and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust, and use solely for the benefit of the Company, all confidential information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to affect adversely the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets or present a conflict of interest, in each case taking into account STI’s representative having executed the Confidentiality Agreement described in the following sentence. This observation right granted to STI is further contingent upon the execution and delivery by STI’s representative of a Confidentiality Agreement with the Company that is reasonably acceptable to the Company.

ARTICLE III

APPROVAL RIGHTS

Section 3.01   Actions Requiring STI Approval. The Company shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without the approval of STI (in addition to any other vote required by law or the Company’s Certificate of Incorporation):

(a)        Amend the Company’s Certificate of Incorporation or bylaws in a manner that adversely and disproportionately affects the rights, privileges or preferences of STI, except to the extent necessary to effect the Note Financing or requested by the Majority Founders pursuant to Section 2.02 in connection with a potential Public Offering;

(b)        Effect a Sale Transaction, unless either (i) the Required Holders (as defined in the Securities Purchase Agreement) approve such Sale Transaction without receiving any material inducement that adversely and disproportionately affects the rights, privileges, or preferences of, or amounts payable to, STI or (ii) the implied value of the Company in such Sale Transaction equals or exceeds $50 million;

(c)        Except (i) to the extent necessary to effect the Note Financing, (ii) for a Bridge Financing (as defined in the Securities Purchase Agreement) or (iii) as otherwise approved by the Required Holders, (A) borrow money in excess of $100,000 for any purpose, outside the Company’s ordinary course of business, on any terms from any source, including financial institutions and private lenders; (B) pledge, mortgage, hypothecate and/or encumber all or any portion of the assets of the Company as security for any loan or any other obligation (including any payment or performance bond or similar undertaking) (other than ordinary course purchase money obligations and related liens on specific equipment); or (C) guaranty any such loan or obligation;

(d)        An alteration of the primary purpose or business of the Company and/or any act that would make it impossible to carry on the business of the Company in the ordinary course, which the Founders and STI hereby acknowledge and agree is to realize the economic benefits from the design, development, and marketing of components and technology for bidirectional radios in mobile devices and RF acoustic wave filter applications;

(e)        The filing of a voluntary bankruptcy petition on behalf of the Company, an assignment for the benefit of creditors or the liquidation or winding up of the Company;

(f)        Entering, approving or consummating any material transaction or agreement between the Company, on the one hand, and any Affiliate of the Company, any holder of ten percent (10%) or more, on a common-equivalent basis, of the outstanding Capital Stock, or any Founder, on the other hand (or waiving or releasing any material claim by the Company against, or material liability of obligation of, any such Person); for the avoidance of doubt and without limiting the foregoing, all new or changed compensatory, bonus, equity or other business arrangements with any of the Founders shall be subject to this approval; for further clarity, this approval right does not apply to the agreements or transactions being entered into in connection with the execution of this Agreement or the closing of the Note Financing, or any agreement or transaction that the Board (including a majority of the independent directors) determines to be necessary or advisable to enter into in order to effect the Public Offering (any such determination, an “IPO-Related Determination”);

(g)        The hiring, termination or material change in the terms of employment of the Company’s Chief Executive Officer, Chief Technology Officer and Chief Financial Officer, if any, unless approved by the Board (including a majority of the independent directors);

(h)        The granting of any approval in connection with a Competing Activity, or any addition to or change of the activities which constitute Competing Activities pursuant to this Agreement; and

(i)         The redemption, purchase or other acquisition of any Capital Stock; provided, however, that this restriction shall not apply to the repurchase of Capital Stock from employees or other service providers to the Company upon the termination of employment or services pursuant to equity incentive arrangements entered into with the approval of the Board, or to the repurchase of Capital Stock pursuant to rights expressly granted to the Company in this Agreement.

The Company shall provide STI will prompt notice of any IPO-Related Determination.

Section 3.02   Actions Requiring Majority Founder Approval. The Company shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without the approval of the Majority Founders (in addition to any other vote required by law or the Company’s Certificate of Incorporation):

(a)        Amend the Company’s Certificate of Incorporation or bylaws, except to the extent necessary to effect the Note Financing;

(b)        Effect a Sale Transaction;

(c)        Except to the extent necessary to effect the Note Financing, (i) borrow money in excess of $100,000 for any purpose, outside the Company’s ordinary course of business, on any terms from any source, including financial institutions and private lenders; (ii) pledge, mortgage, hypothecate and/or encumber all or any portion of the assets of the Company as security for any loan or any other obligation (including any payment or performance bond or similar undertaking) (other than ordinary course purchase money obligations and related liens on specific equipment); or (iii) guaranty any such loan or obligation;

(d)        An alteration of the primary purpose or business of the Company and/or any act that would make it impossible to carry on the business of the Company in the ordinary course, which the Founders and STI hereby acknowledge and agree is to realize the economic benefits from the design, development, and marketing of components and technology for bidirectional radios in mobile devices and RF acoustic wave filter applications;

(e)        The filing of a voluntary bankruptcy petition on behalf of the Company, an assignment for the benefit of creditors or the liquidation or winding up of the Company;

(f)        Entering, approving or consummating any material transaction or agreement between the Company, on the one hand, and any Affiliate of the Company, any holder of ten percent (10%) or more, on a common-equivalent basis, of the outstanding Capital Stock, or any Founder, on the other hand (or waiving or releasing any material claim by the Company against, or material liability of obligation of, any such Person); for the avoidance of doubt and without limiting the foregoing, all new or changed compensatory, bonus, equity or other business arrangements with any of the Founders shall be subject to this approval; for further clarity, this approval right does not apply to the agreements or transactions being entered into in connection with the execution of this Agreement or the closing of the Note Financing;

(g)        The hiring, termination or material change in the terms of employment of the Company’s Chief Executive Officer, Chief Technology Officer and Chief Financial Officer, if any, or any Founder, unless approved by all directors of the Company other than the Founder, if any, whose employment or compensation is at issue in the applicable decision of the Board;

(h)        The granting of any approval in connection with a Competing Activity, or any addition to or change of the activities which constitute Competing Activities pursuant to this Agreement; and

(i)         The redemption, purchase or other acquisition of any Capital Stock; provided, however, that this restriction shall not apply to the repurchase of Capital Stock from employees or other service providers to the Company upon the termination of employment or services pursuant to equity incentive arrangements entered into with the approval of the Board, or to the repurchase of Capital Stock pursuant to rights expressly granted to the Company in this Agreement.

Section 3.03   Approval Standard. Except as otherwise specifically provided in this Agreement, all votes, approvals, or consents of a Founder or STI may be given or withheld, conditioned or delayed as such Founder or STI may determine in such his or its sole and absolute discretion.

ARTICLE IV

RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS

Section 4.01   Restrictions on Transfer.

(a)        Board Approval to Transfer and Assignment of Shares. Except as otherwise expressly provided in this Agreement, no Stockholder may Transfer all or any part of such Stockholder’s Shares, in each case without (i) complying with the other provisions of this Article IV and (ii) unless the transfer is a Permitted Transfer, obtaining the prior unanimous approval of the Board, which approval shall not be unreasonably withheld or delayed.

(b)        Further Restrictions on Transfer of Shares. No Stockholder, (other than STI pursuant to clause (e) of Section 4.01(c)(ii) below) shall transfer all or any part of such Stockholder’s Shares to (i) Persons engaged in Competing Activities (it being understood that a transfer by STI that results from an STI Strategic Transaction is not in violation of this prohibition) without the express, prior written approval of the Board, in its sole discretion, or (ii) an existing or prospective vendor, customer or strategic partner of the Company. Further, no Stockholder shall transfer all or any part of such Stockholder’s Shares without complying with all federal and state securities laws.

(c)        Permitted Transfers. Each Stockholder agrees not to Transfer all or any portion of such Stockholder’s Shares except in connection with, and strictly in compliance with the conditions of, any of the following (each, a “Permitted Transfer”):

(i)         Transfers effected pursuant to Article V or Article VII; or

(ii)        Transfers by (a) inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child, or grandchild of such Stockholder; (b) to a trust for the benefit of such Stockholder or such spouse, parent, sibling, in-law, child, or grandchild of such Stockholder, (c) to a family-owned investment vehicle owned solely by such Stockholder and such Stockholder’s spouse, parent, sibling, in-law, child, or grandchild; provided, that such family-owned investment vehicle may not be sold or otherwise transferred to, or experience an ownership change in favor of, a third party without the prior written consent of the Board, (d) to any wholly-owned Affiliate of any of the Stockholders, (e) by STI in connection with an STI Strategic Transaction; provided, however, that no Stockholder who is a natural person shall be permitted to transfer, in the aggregate, more than 83,333 (adjusted as provided in Section 10.11) Shares pursuant to the foregoing clauses (a), (b) and (c) (except that any Stockholder who is a natural person shall be permitted to transfer one hundred percent (100%) of its Shares to a revocable living trust over which such Stockholder exerts one hundred percent (100%) control and indirect ownership); and provided further, that the effectiveness of any such Transfer shall be conditioned upon the applicable Transferee’s first having executed a Joinder Agreement.

(d)                              Any permitted Transferee described in Section 4.01(c)(ii) shall be referred to herein as a “Permitted Transferee.” Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Transferor, whether or not they so agree with the Transferor and/or the Company. Without limitation of the foregoing, in connection with any permitted Transfer under this Section 4.01 of Shares that are restricted shares under any stock restriction or similar agreement, any Transferee of any such Shares shall agree in writing to be bound by the terms of such stock restriction or similar agreement, including any repurchase or similar right contained therein.

Section 4.02           Right of First Refusal of the Company and the Major Stockholders.

(a)                              If a Stockholder shall decide to Transfer (other than pursuant to a Permitted Transfer) all or any part of its Shares (“Offered Shares”) pursuant to a bona fide offer, such Stockholder shall give notice, setting forth in full the terms of such bona fide offer and the identity of the offeror(s), to the Company and all Major Stockholders (other than the Transferring Stockholder) (the “Offer Notice”). If the Board has not consented to such Transfer in accordance with Section 4.01(a), such Transfer shall not be allowed. If the Board has consented to such Transfer in accordance with Section 4.01(a), the Company shall then have the right and option, for a period ending thirty (30) calendar days following the receipt of the Offer Notice, to elect to purchase all or any part of the Offered Shares at the purchase price and upon the terms specified in the Offer Notice by delivering notice of such election to the Transferring Stockholder (with a copy to each of the Major Stockholders). If the Company fails to purchase all or any part of the Offered Shares, then the Major Stockholders (other than the Transferring Stockholder) shall then have the right and option, for a period of thirty (30) calendar days after expiration of the Company’s exercise period provided above, to elect to purchase their Pro Rata Shares of all or any part of the Offered Shares not elected to be purchased by the Company at the purchase price and upon the terms specified in the Offer Notice by delivering notice of such election to the Transferring Stockholder (with a copy to the Company). If the Company and the Major Stockholders do not elect to purchase all of the Offered Shares, then the Major Stockholders electing to purchase in full their Pro Rata Shares of the Offered Shares shall have the right, in accordance with such electing Stockholders’ Pro Rata Shares, for a period of ten (10) calendar days after expiration of the Major Stockholders’ exercise period provided above, to elect to purchase their Pro Rata Shares of the remaining part of the Offered Shares available for purchase by delivering notice of such election to the Transferring Stockholder (with a copy to the Company). Unless otherwise provided in the Offer Notice, purchase by the Company and/or the remaining Major Stockholders shall be completed within ninety (90) calendar days following receipt of the Offer Notice.

(b)                              Notwithstanding the foregoing, however, if the Company and/or the Major Stockholders do not elect to purchase all of the Offered Shares pursuant to Section 4.02(a), then neither the Company nor the Major Stockholders shall be entitled to purchase any of the Offered Shares and the Stockholder desiring to transfer the Offered Shares may Transfer all of the Offered Shares to the proposed Transferee upon the terms set forth in the Notice, provided that any such Transferring Stockholder must first comply with Section 4.03, if applicable, and provided further, that the effectiveness of any such Transfer shall be conditioned upon the applicable Transferee first having executed a Joinder Agreement. Any such Transfer of the Offered Shares must be effected within sixty (60) calendar days after the date of the expiration of the Major Stockholders’ last exercise period as provided above. If no such Transfer is effected within such sixty (60) calendar day period, then any subsequent proposed Transfer of all or any part of such Offered Shares shall once again be subject to the provisions of this Section 4.02.

(c)                              If any consideration offered for the Offered Shares in the bona fide offer consists of rights, interests or properties other than money, the Board shall determine in good faith the fair market value of such consideration in monetary terms as of the date the bona fide offer was received by the Stockholder desiring to sell the Offered Shares pursuant thereto. The fair market value of such consideration in monetary terms, as so determined, shall be included in the purchase price payable by the Company and/or the Major Stockholders hereunder, but the Company and/or the Major Stockholders need not transfer to the selling Stockholder the actual rights, interests or properties offered in the bona fide offer, nor afford the selling Stockholder the same tax treatment that would have been available to him, her or it under the bona fide offer, in order to exercise the rights of first refusal granted pursuant to this Section 4.02.

Section 4.03           Co-Sale Rights.

(a)                              If one or more Stockholders (individually or collectively, a “Tag Along Sale Stockholder”) proposes to Transfer (whether by sale, assignment or otherwise) to a purchaser or related group of purchasers (other than a current Stockholder of the Company (and its Affiliates) and/or a Permitted Transferee in a Permitted Transfer) more than fifteen percent (15%) of the then outstanding Shares, whether in one transaction or in a series of related transactions (a “Proposed Tag Along Sale”), and if the Shares proposed to be sold have not been purchased pursuant to the rights of first refusal set forth in Section 4.02, such Tag Along Sale Stockholder shall give at least thirty (30) calendar days prior notice to the Company and to each non-selling Major Stockholder (i.e., the Major Stockholder(s) whose Shares have not theretofore been offered for sale with respect to the Proposed Tag Along Sale) (each, a “Non-Selling Major Stockholder”), which notice for purposes of this Section 4.03 (the “Tag Along Sale Notice”), shall describe in reasonable detail the price, terms and conditions of such Proposed Tag Along Sale, and the identity of the prospective purchaser(s). Each Non-Selling Major Stockholder may elect to participate in the Proposed Tag Along Sale by delivering notice to the Board and the Tag Along Sale Stockholder within ten (10) Business Days following receipt by such Non-Selling Major Stockholder of the Tag Along Sale Notice specifying the amount of Shares each Non-Selling Major Stockholder desires to include in such Proposed Tag Along Sale. Each Non-Selling Major Stockholder that makes such election, subject to this Section 4.03, shall be entitled to sell its Pro Rata Share of the Shares to be sold in the Proposed Tag-Along Sale. To the extent that one or more Non-Selling Major Stockholders exercise such co-sale rights, the amount of Shares that the Tag Along Sale Stockholder may sell shall be ratably reduced.

(b)                              Each Stockholder participating in a Proposed Tag Along Sale shall receive as its purchase price for each of its Shares being sold pursuant to such Proposed Tag Along Sale an amount equal to the amount of consideration per Share to be delivered to the Tag Along Sale Stockholder in respect of its Shares, and subject to the same terms and conditions of payment offered to the Tag Along Sale Stockholder. To the extent that the purchaser(s) in a Proposed Tag Along Sale refuse to purchase Shares from a Non-Selling Major Stockholder exercising its rights of co-sale hereunder, the Tag Along Sale Stockholder shall not sell to such purchaser(s) any Shares unless and until, simultaneously with such sale, the Tag Along Sale Stockholder shall purchase such Shares from such Non-Selling Major Stockholder for such consideration and on such terms and conditions as would be required to put such

Non-Selling Major Stockholder in the same position as such Non-Selling Major Stockholder would have been had such purchaser(s) purchased the Non-Selling Major Stockholder’s Shares as provided above in this Section 4.03.

ARTICLE V

REPURCHASE RIGHT; PUT RIGHT

Section 5.01           Option to Purchase Non-STI Stockholder Shares.

(a)                              If one or more of the events described in Section 5.02 below (each, a “Repurchase Option Event”) shall occur with respect to a Founder or other employee of or consultant to the Company, excluding MDB (each an “Affected Stockholder”), such Stockholder (or its estate or other representative) shall give the Company, each Founder that is not the Affected Stockholder (each, a “Non-Affected Founder”), and STI prompt notice (a “Repurchase Option Event Notice”) of such Repurchase Option Event. The Company shall have the right and option to purchase all or any part of the Affected Stockholder’s Shares (“Repurchase Option Shares”), exercisable by giving notice to the Affected Stockholder (or its representative), each Non-Affected Founder and STI, at any time from the date of occurrence of the applicable Repurchase Option Event (irrespective of whether the Affected Stockholder gives the Company notice thereof) through the date that is thirty (30) calendar days after the Company’s receipt of the Repurchase Option Event Notice. If the Company fails to deliver such exercise notice within such thirty (30) calendar day period, it shall be deemed not to have exercised its repurchase right under this Section 5.01.

(b)                              If the Company does not elect to purchase all of the Repurchase Option Shares of an Affected Stockholder, then the Non-Affected Founders shall have the right and option, exercisable by giving notice to the Company, the Affected Stockholder (or its representative), each other Non-Affected Founder and STI during the period of ten (10) calendar days after expiration of the Company’s exercise period provided above, to elect to purchase all or any part of their Pro Rata Shares of the Repurchase Option Shares not elected to be purchased by the Company. If the Non-Affected Founders do not elect to purchase the entire remaining part of the Repurchase Option Shares, then such Non-Affected Founders as did so elect to purchase shall have an additional over-allotment right and option, exercisable by giving further notice to the Affected Stockholder (or its representative), each Non-Affected Founder and STI during the period of five (5) calendar days after expiration of the Non-Affected Founders’ exercise period provided above, to elect to purchase all or any part of their Pro Rata Shares of the remaining unallocated Repurchase Option Shares.

(c)                              If the Company and the Non-Affected Founders, in the aggregate, do not elect to purchase all of the Repurchase Option Shares of an Affected Stockholder, then STI shall have the right and option, exercisable by giving notice to the Company, the Affected Stockholder (or its representative) and each Non-Affected Founder during the period of ten (10) calendar days after expiration of the Non-Affected Founders’ last exercise period provided above, to elect to purchase all or any part of the Repurchase Option Shares not elected to be purchased by the Company and the Non-Affected Founders.

(d)                              If the Company, the Non-Affected Founders and STI, in the aggregate, do not elect to purchase all of the Repurchase Option Shares, none of the Affected Stockholder’s Shares may be purchased pursuant to this Section 5.01; provided, however, that the Repurchase Option Shares shall remain subject to this Agreement and all such obligations and restrictions. Any purchase of Repurchase Option Shares shall be on the terms as set forth in Section 5.03 below.

Section 5.02           Repurchase Option Events. The following shall constitute Repurchase Option Events:

(a)                              The maintenance of any proceeding initiated by or against an Affected Stockholder under any bankruptcy or debtors’ relief laws of the United States or of any other jurisdiction, which proceeding is not terminated within thirty (30) calendar days after its commencement;

(b)                              A general assignment for the benefit of the creditors of an Affected Stockholder;

(c)                              A levy upon the Shares of an Affected Stockholder pursuant to a writ of execution or subject to the authority of any governmental entity, which levy is not removed within thirty (30) calendar days;

(d)                              The appointment of a conservator of the person and/or estate of an Affected Stockholder pursuant to applicable state law;

(e)                              The permanent and total disability of an Affected Stockholder that is a natural Person and an officer, director, consultant, advisor, employee or other provider of services to the Company; for purposes of the foregoing sentence, whether or not an Affected Stockholder is “totally disabled” shall be determined by the insurance carrier insuring against the disability at the time in question. If there is no such carrier, “total disability” shall mean that the Affected Stockholder is unable to perform his or her customary duties on behalf of the Company after the occurrence of the injury or illness resulting in the disability by reason of any medically determinable physical or mental impairment. The Affected Stockholder shall be determined to be “permanently and totally disabled” if the total disability has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Any dispute arising over the determination of whether such a disability exists shall be resolved by the majority vote of a panel of three (3) physicians, one chosen by the Affected Stockholder whose disability is in question, one chosen by the Board, and one chosen by the two (2) physicians already chosen. Each Affected Stockholder agrees to undergo any necessary and reasonable examination by such physicians;

(f)                                 The entry of a final judgment of dissolution of marriage of an Affected Stockholder that is a natural person if in connection with such dissolution, the spouse of such Affected Stockholder is awarded any part of such Affected Stockholder’s Shares, as a result of a property settlement agreement or otherwise, but in such event such option to purchase shall extend only to the portion of the Shares awarded to such spouse. In such event, the Shares awarded to such spouse shall be included within the definition of “Repurchase Option Shares” for the purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event of a Repurchase Option Event described in this clause (f), the Affected Stockholder (irrespective of whether such Affected Stockholder is a Founder) shall have the first right to purchase the Shares awarded to his or her spouse on the terms provided herein, followed by the right of the Company, the Non-Affected Founders and STI;

(g)                              The death of an Affected Stockholder that is a natural person, or upon the death of any spouse of such an Affected Stockholder who has acquired any interest therein (the “Deceased Spouse”); provided, however, that the prior death of a spouse of an Affected Stockholder shall not give rise to an option to purchase such Deceased Spouse’s interest in Shares if as a result of such Deceased Spouse’s death, his or her interest in Shares passes or will pass by will or otherwise to the Stockholder outright or to a trust pursuant to which the Affected Stockholder is the deemed owner of such Shares, as applicable; provided further, that if at such time as the Affected Stockholder ceases to be the deemed owner of such Shares, any interest therein transferred to such trust, or the Shares or interests therein, are distributed free of trust to any person other than the Affected Stockholder, the cessation of such ownership or distribution free of trust shall give rise at such time to an option to purchase such Shares or interests therein as though the Deceased Spouse had then died without leaving his or her Shares to the Affected Stockholder or to a trust over which he or she is the deemed owner of such Shares. In the event of the prior death of a spouse of an Affected Stockholder, such spouse and the interest of such spouse in any Shares of the Affected Stockholder shall be deemed to be the “Affected Stockholder” and the “Repurchase Option Shares of the Affected Stockholder,” respectively, for the purposes of this Agreement. Notwithstanding anything to the contrary hereinabove, if the Deceased Spouse of an Affected Stockholder leaves his or her interest in the Affected Stockholder’s Shares in a manner that would otherwise give rise to an option to purchase such interest by the Company, the Non-Affected Founders and STI, such Affected Stockholder (irrespective of whether such Affected Stockholder is a Founder) shall have the first option to purchase any such interest of his or her Deceased Spouse on the terms provided herein, followed by the right of the Company, the Non-Affected Founders and STI; or

(h)                              In the case of a Founder, the voluntary termination or involuntary termination with cause (as such term is then defined in such Founder’s employment or other service agreement with the Company) of such Founder’s status as an officer, director, consultant, advisor, employee or other provider of services to the Company; provided, however, that such a termination of status shall only constitute a Repurchase Option Event through the date of closing of the Note Financing and the twelve (12) calendar months following the calendar month in which such closing occurs, and provided further, that the portion of such Founder’s Shares that shall be deemed Repurchase Option Shares as a result of such termination of status shall be reduced ratably during such twelve (12) calendar months, with one twelfth (1/12) of the total number of such Shares ceasing to be deemed Repurchase Option Shares on the last day of each such calendar month (but without limiting the potential for all such Shares to be deemed Repurchase Option Shares with respect to any other Repurchase Option Event); or

(i)                                   An Affected Stockholder engages in a Competing Activity.

Section 5.03           Terms of Purchase.

(a)                              Purchase Price. The purchase price of Repurchase Option Shares shall be the Fair Market Value thereof, determined as follows: The Company (irrespective of whether the Company has exercised its repurchase right, so long as at least one Non-Affected Founder or STI has exercised his or its repurchase right) and the Affected Stockholder shall attempt to agree on such Fair Market Value through good faith negotiations for a period of ten (10) Business Days, and if they are so able to agree then the agreed Fair Market Value shall apply. If the Company and the Affected Stockholder have not so agreed by the end of such period, then the Fair Market Value shall be determined by two (2) independent appraisers, one selected by the Affected Stockholder or his, her or its representatives, and one selected by the Company. Each such independent appraiser shall as promptly as possible provide an opinion of the Fair Market Value of the Repurchase Option Shares. If the Fair Market Value determined by one independent appraiser does not exceed the Fair Market Value determined by the other independent appraiser by more than twenty percent (20%), then the average of the Fair Market Values set forth in the two (2) appraisals shall be treated as the Fair Market Value of the Repurchase Option Shares. Otherwise, the independent appraisers shall mutually select a third independent appraiser, and the Fair Market Value of the Repurchase Option Shares shall be determined exclusively by such third independent appraiser. The third independent appraiser will evaluate the appraisals of the two (2) other independent appraisers and as promptly as possible provide an opinion of Fair Market Value of the Repurchase Option Shares, which Fair Market Value must be no greater than the highest Fair Market Value reached by the two (2) other independent appraisers and no less than the lowest Fair Market Value reached by the other two (2) independent appraisers. Each of the Affected Stockholder and the Company shall bear the costs of the appraiser selected by it and an equal portion of the costs of the third appraiser (if any). The Fair Market Value of the Repurchase Option Shares determined pursuant hereto shall be binding on all parties, their legal representatives and their successors-in-interest.

(b)                              Payment of Purchase Price. The Company and/or, if applicable, the purchasing Non-Affected Founders and/or STI shall each pay twenty percent (20%) of the purchase price of the portion of the Repurchase Option Shares to be purchased by him, her or it in cash (the “Initial Payment”) no later than ninety (90) calendar days following the giving of the last notice of the election of the Company and/or the purchasing Non-Affected Founders and/or STI to the Affected Stockholder, or his, her or its legal representative, of his, her or its election to purchase the Repurchase Option Shares or, if later, the final determination as to the value of the Repurchase Option Shares. Simultaneously with the Initial Payment, the Company and/or the purchasing Non-Affected Founders and/or STI shall each execute and deliver a negotiable promissory note(s) (the “Note(s)”) representing the balance of the purchase price of that portion of the Repurchase Option Shares to be purchased by him, her or it. The Note(s) shall be fully amortized over sixty (60) months and shall bear interest from the date of delivery at a rate equal to the federal long term rate then in effect under Section 1274(d) of the Code on the date of the Repurchase Option Event. Interest and principal shall be payable in equal monthly installments commencing thirty (30) calendar days after the date of the Initial Payment, provided that the Note(s) shall be subject to prepayment, in whole or in part, without penalty, at any time. Upon the receipt of the Initial Payment and the Note(s), the Affected Stockholder and his, her or its legal representative promptly shall execute all documents required or appropriate to transfer the Repurchase Option Shares to the purchasers. If the Affected Stockholder or the respective legal representative refuses to do so, the Company shall nevertheless enter the transfer on its records. Notwithstanding anything above to the contrary, in the event of either (a) the permanent and total disability of an Affected Stockholder that is a Founder or (b) the death of an Affected Stockholder that is a Founder or the death of his or her Deceased Spouse, the Company and/or, if applicable, the purchasing Non-Affected Founders and/or STI shall each pay one hundred percent (100%) of the purchase price of the portion of the Repurchase Option Shares to be purchased by him, her or it in cash no later than sixty (60) calendar days following giving notice of the election of the Company and/or the purchasing Non-Affected Founders to such Affected Stockholder or his, her or its legal representative of his, her or its election to purchase the Repurchase Option Shares or, if later, the final determination as to the value of the Repurchase Option Shares.

Section 5.04           Founder Put Right.

(a)                                                      Notwithstanding anything to the contrary contained in this Article V, each Founder shall have a right, but not the obligation, to require the Company to purchase and acquire all of the Shares held by the affected Founder (the “Put Right”) only if: (i) for any reason, all service relationships of such Founder to the Company terminate (including service as an officer, director, consultant, advisor or employee), such that such Founder is no longer a service provider to the Company of any kind; (ii) the Company, the Non-Affected Founders and/or STI decline to purchase, in the aggregate, all of the Founder’s Shares pursuant to Section 5.01 (to the extent such termination of service relationships constitutes a Repurchase Option Event triggering such purchase right); and (iii) such Founder desires to become an employee or other service provider of a third party that engages in one or more Competing Activities, but the Company does not waive the provisions of Section 8.10(a) upon such Founder’s request. The Put Right shall be subject to the terms and conditions hereinafter set forth.

(b)                                                      The Put Right may only be exercised by delivery of notice to the Company of the affected Founder’s intention to exercise the Put Right, which notice shall further identify the applicable third party described in clause (iii) of Section 5.04(a) and such Founder’s proposed position with such third party (the “Put Right Notice”). The Put Right shall be deemed exercised thirty (30) calendar days following the date of the Company’s receipt of the Put Right Notice. Upon exercise of the Put Right, the obligation of the Company to purchase and acquire the affected Founder’s Shares, and the obligation of the affected Founder to sell and transfer his Shares to the Company shall become irrevocable, and the Company shall be deemed to have agreed, subject to the Company’s having available financial resources to do so, to purchase and acquire from the affected Founder all of the Shares in an amount equal to the Fair Market Value thereof, determined in the manner provided in Section 5.03(a) (the “Put Right Purchase Price”). Upon exercise of the Put Right and payment of the Put Right Purchase Price, in the manner described below, the Founder shall be deemed to have sold, transferred, assigned, conveyed and delivered to the Company all of such Founder’s Shares as of the effective date of exercise of the Put Right.

(c)                              The Company shall pay twenty percent (20%) of the Put Right Purchase Price (the “Put Right Initial Payment”) no later than ninety (90) calendar days following the giving of the Put Right Notice by the affected Founder. Simultaneously with making the Put Right Initial Payment, the Company shall execute and deliver a negotiable promissory note (the “Put Right Note”) representing the balance of the Put Right Purchase Price. The Put Right Note shall be fully amortized over sixty (60) months and shall bear interest from the date of delivery at a rate equal to the federal long term rate then in effect under Section 1274(d) of the Code on the date of delivery of the Put Right Initial Payment. Interest and principal shall be payable in equal monthly installments commencing thirty (30) calendar days after the date of the Put Right Initial Payment, provided that the Put Right Note may be prepaid, in whole or in part, without penalty, at any time.

(d)                              Notwithstanding anything to the contrary contained in this Agreement, if any amount shall remain outstanding under any Investor Note at the time the Put Right Initial Payment becomes payable, then one hundred percent (100%) of the Put Right Purchase Price shall be payable pursuant to the Put Right Note (i.e., there shall be no Put Right Initial Payment). Furthermore, in such event, the Put Right Note shall by its terms be subordinated in right of payment to the Investor Notes and the STI Note and permit the making of (i) interest payments so long as no Event of Default (as defined in the Investor Notes) shall have occurred and be continuing and (i) principal payments so long as both (A) no Event of Default shall have occurred and be continuing and (B) the consent of the Majority Holders (as defined in the Investor Notes) shall have been obtained.

(e)                              The transfer of all of a Founder’s Shares to the Company pursuant to the exercise of the Put Right shall be deemed effective upon the affected Founder’s (i) receipt of all of the Put Right Purchase Price, and (ii) warranting good and marketable title and interest in and to all of such Shares and conveying such Shares free and clear of all claims, charges, encumbrances, restrictions, liabilities, obligations, rights or interests of any kind or nature.

(f)                                 Upon exercise of the Put Right in accordance with this Section 5.04, the affected Founder shall no longer be entitled to any of the rights, privileges and benefits associated or attributable to such Founder’s ownership of the Shares under this Agreement. The affected Founder shall execute, acknowledge, verify and deliver any and all stock certificates, agreements and other documents necessary or advisable to effectuate the transfer of the Shares, as reasonably determined by the Board, in its sole discretion. If the affected Founder refuses to do so, the Company shall nevertheless enter the transfer on its records and shall be authorized to amend this Agreement to reflect such transfer.

(g)                              Notwithstanding Section 5.04(a), if (i) the applicable termination of such Founder’s service relationships giving rise to the Put Right also constitutes a Repurchase Option Event described in Section 5.02(h) (relating to voluntary termination or involuntary termination with cause), or (ii) the Company does not have the financial resources to consummate the purchase and sale of the Shares in accordance with the terms and conditions of this Section 5.04, the Company shall not be obligated to purchase and acquire the Shares of the affected Founder; provided, however, if the Company does not purchase and acquire the Shares of the affected Founder pursuant to this Section 5.04, the Company shall promptly waive the requirements of Section 8.10 with respect to such affected Founder, and such affected Founder may engage in a Competing Activity upon thirty (30) days’ advance notice thereof to the Company. For the sake of clarity, the Founder shall remain subject to the terms and conditions of this Agreement but specifically excluding Section 8.10.

ARTICLE VI

PREEMPTIVE RIGHT

Section 6.01           Preemptive Right.

(a)                              Issuance of Additional Capital Stock. The Company hereby grants to each Major Stockholder the right to purchase all or any portion of its Pro Rata Share of any new Capital Stock (other than any Excluded Securities) (the “Additional Securities”) that the Company may from time to time propose to issue or sell to any party.

(b)                              Additional Issuance Notice. The Company shall give notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 6.01(a) above to the Major Stockholders at least thirty (30) calendar days before the proposed date of such issuance or sale. The Issuance Notice shall specify the price at which the New Securities are to be issued and the other material terms of the issuance.

(c)                              Exercise of Preemptive Rights. Each Major Stockholder shall deliver notice of its election to purchase Additional Securities to the Company within ten (10) Business Days of receipt of the Issuance Notice. Delivery of such notice (which notice shall specify the number (or amount) of Additional Securities to be purchased by the Major Stockholder submitting such notice, which number (or amount) may be less than, equal to or in excess of such Major Stockholder’s Pro Rata Share of the Additional Securities proposed to be issued, to the Company shall constitute exercise by such Major Stockholder of its rights under this Section 6.01 and a binding agreement of such Major Stockholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of Additional Securities specified in such Major Stockholder’s notice. If, at the termination of the ten (10) Business Day period, any Major Stockholder shall not have exercised its rights to purchase any such Additional Securities, such Major Stockholder shall be deemed to have waived all of its rights under this Section 6.01 with respect to such Additional Securities.

(d)                              Over-Allotment. Notwithstanding the cumulative rights of the Major Stockholders as otherwise provided herein to each acquire up to their Pro Rata Share of the Additional Securities, if any Major Stockholder fails to exercise its preemptive rights under this Section 6.01 or elects to exercise such rights with respect to less than such Major Stockholder’s Pro Rata Share, each other Major Stockholder that has exercised its rights to purchase its entire Pro Rata Share, and indicated in its notice a desire to purchase a number (or amount) of Additional Securities that is greater than its Pro Rata Share (each, an “Oversubscribing Major Stockholder,” and collectively, the “Oversubscribing Major Stockholders”), shall be entitled to purchase from the Company Additional Securities, up to the maximum number (or amount) of Additional Securities indicated in such Oversubscribing Major Stockholder’s notice, as the Board shall determine in its reasonable discretion, such that each Oversubscribing Major Stockholder receives as close as reasonably practicable to its Pro Rata Share of the unallocated Additional Securities not taken up by the other Major Stockholders as a result of such Major Stockholders’ failure to exercise their respective preemptive rights at all or their exercise of such rights with respect to less than each such Major Stockholder’s Pro Rata Share, and such that the Company shall issue in the aggregate the maximum number (or amount) of Additional Securities possible, but not to exceed the total number (or amount) of Additional Securities the Board has proposed to issue at such time).

(e)                              Sales to the Prospective Buyer. The Company shall have sixty (60) calendar days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Additional Securities that the Major Stockholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice; provided, however, if such issuance is subject to regulatory approval, such 60-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 calendar days from the date of the Issuance Notice. If the Company proposes to issue any Additional Securities (other than Excluded Securities) after such period, it shall again comply with the procedures set forth in this Section 6.01. Notwithstanding the foregoing, the Company shall not be obligated to consummate any proposed issuance of Additional Securities, nor be liable to any Major Stockholder if the Company has not consummated any proposed issuance of Additional Securities pursuant to this Section 6.01 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

ARTICLE VII

DRAG-ALONG RIGHTS

Section 7.01           Drag-along Rights.

(a)                              If an arm’s length Sale Transaction with a third party who is not an Affiliate of the Company or any other Stockholder (the “Sale Offeror”) is approved by the Board, the Majority Founders and STI, then, upon the receipt of notice from the Majority Founders and STI that they wish to invoke the drag-along rights provided in this Article VII (a “Sale Notice”), each Stockholder shall (i) vote, or act by written consent with respect to, all of such Stockholder’s Shares, in favor of, and raise no objections against, such Sale Transaction, and (ii) if the Sale Transaction is structured as a sale of outstanding stock, sell or otherwise dispose of pursuant to such Sale Transaction that number of the Shares owned by such Stockholder as of the date of the Sale Notice (as defined below) as shall equal the product of (in each case calculated on a common-equivalent basis) (A) a fraction, the numerator of which is the number of shares of Capital Stock proposed to be transferred by the Founders and STI as of the date of the Sale Notice, and the denominator of which is the aggregate number of shares of Capital Stock owned as of the date of such Sale Notice by the Founders and STI, multiplied by (ii) the number of shares of Capital Stock owned as of the date of such Sale Notice by such Stockholder.

(b)                              If the Majority Founders and STI have delivered a Sale Notice, then for a period of one hundred twenty (120) days after the date of such Sale Notice, the Stockholders shall be obligated to sell or otherwise dispose of their Shares to the Sale Offeror on substantially the same terms and conditions as apply to the Founders with respect to such Sale Transaction. Each Stockholder shall pay its owns costs and expenses, if any, incurred by it in connection with the sale or other disposition of its Shares pursuant to such Sale Transaction.

(c)                              Notwithstanding the foregoing, the obligations of the Stockholders under this Article VII shall only apply to a Sale Transaction that includes the following terms:

(i)                                   any representations and warranties to be made by such Stockholders shall be limited to representations and warranties related to authority, ownership and the ability to convey title to their Shares;

(ii)                                each such Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the proposed sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any identical representations, warranties and covenants provided by all Stockholders);

(iii)                             the liability for indemnification, if any, of each such Stockholder in the proposed sale for the inaccuracy of any representations and warranties made by the Company in connection with such proposed sale is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any identical representations, warranties and covenants provided by all Stockholders) and is pro rata based on the consideration paid to such Stockholder as compared to the total consideration paid to all Stockholders in the proposed sale;

(iv)                           liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in the proposed sale) of a negotiated aggregate indemnification amount that applies equally to all Stockholders, but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in the proposed sale;

(v)                              upon the consummation of the proposed sale, each holder of a class or series of Capital Stock shall receive the same form of consideration as each other holder of such class or series of Capital Stock; and

(vi)                           subject to clause (v) above, if any holder of a class of or series of Capital Stock is given an option as to the form and amount of consideration to be received in connection with the proposed sale, all holders of such class of series of Capital Stock shall be given the same option.

ARTICLE VIII
ACCOUNTING, RECORDS, REPORTING TO STOCKHOLDERS; NON-SOLICITATION; CONFIDENTIALITY; OUTSIDE ACTIVITIES

Section 8.01           Books and Records. The books and records of the Company shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following:

(a)                              A current list of the full name and last known business or residence address of each Stockholder set forth in alphabetical order, together with the Shares held by each Stockholder;

(b)                              A current list of the full name and business or residence address of each officer and director of the Company;

(c)                              A copy of the Company’s Certificate of Incorporation and bylaws, and any and all amendments thereto;

(d)                              Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

(e)                              A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(f)                                 Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

(g)                              The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four (4) fiscal years.

Section 8.02           Delivery to Major Stockholders; Inspection.

(a)                              Upon the request of any Major Stockholder for purposes reasonably related to the interest of that Major Stockholder, which purpose or purposes shall be set forth in reasonable detail in the request, the Company shall promptly deliver to the requesting Major Stockholder, at the expense of such Major Stockholder, a copy of the information required to be maintained under Section 8.01(a) through (g).

(b)                              Upon the request of any Major Stockholder for purposes reasonably related to the interest of that Major Stockholder, which purpose or purposes shall be set forth in the request, each Major Stockholder shall have the right to:

(i)                                   inspect and copy during normal business hours any of the Company records described in Section 8.01(a) through (g); and

(ii)                                obtain from the Company, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.

(c)                              Any request, inspection or copying by a Major Stockholder under this Section 8.02 may be made by that Person or that Person’s agent or attorney.

Section 8.03           Annual and Quarterly Statements.

(a)                              The Company shall send an annual report to each Major Stockholder not later than one hundred twenty (120) calendar days after the close of each fiscal year. The report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year. Such financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no report, a certification by an officer of the Company that the financial statements were prepared without audit from the books and records of the Company.

(b)                              The Company shall prepare financial reports on a quarterly basis and send such reports to each Major Stockholder not later than sixty (60) calendar days after the close of each quarter. Each quarterly report shall contain a balance sheet as of the end of the quarter and an income statement and statement of changes in financial position for such quarter. Such quarterly financial statements shall be accompanied by reports thereon, if any, of the independent accountants engaged by the Company or, if there are no such reports, a certification by an officer of the Company that the quarterly financial statements were prepared without audit from the books and records of the Company.

Section 8.04           Filings. The Company shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Company shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Company’s Certificate of Incorporation and all reports required to be filed by the Company with those entities under applicable laws, rules, and regulations.

Section 8.05           Bank Accounts. The Company shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

Section 8.06           Accounting Decisions and Reliance on Others. The accountants for the Company shall be a recognized firm of certified public accountants as shall be selected by the Board from time to time. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Board. The Board may rely upon the advice of the Company’s accountants as to whether such decisions properly reflect the Company’s transactions or with accounting methods followed for federal income tax purposes. All of the financial records of the Company shall be maintained at the Company’s principal office.

Section 8.07           Non-Solicitation; Confidentiality.

(a)                              No Stockholder, during the time in which such Person holds any Shares and for a period of one (1) year thereafter, shall, acting alone or together, directly or indirectly induce, recruit or solicit the employment of any employee, officer or director of the Company; provided, that the foregoing shall not prohibit a Stockholder from performing, or having performed on his or its behalf, a general solicitation for employees or customers not specifically focused at the foregoing Persons through the use of media, advertisement, electronic job boards or other general, public solicitations; provided, further, the foregoing shall not prohibit STI from recruiting or soliciting any officer, director or employee of the Company who is or was a former employee or service provider of STI. This paragraph is not intended to act as nor shall it be construed as a covenant not to compete. If any Person engages in any of the foregoing activities in violation of the provisions set forth in this Section 8.07, then, in addition to any and all other rights or remedies the Company may have against such Person at law or in equity, such Person shall be accountable to, and shall hold in trust for the Company, any income, compensation or profit that such Person may derive from engaging in such activities or shall be liable to the Company for such amounts for which the Company may offset (i.e., exercise a set-off remedy) against any amounts owed to such Person, if any. If any provision set forth in this Section 8.07(a) and/or the application thereof to any Person or circumstance shall be determined by a court of competent jurisdiction to be invalid and/or unenforceable to any extent, then the remaining provisions of this Section 8.07(a) (other than those which are so determined to be invalid or unenforceable) shall be valid and enforceable to the fullest extent permitted by law. All rights and remedies provided in this Section 8.07(a) are cumulative and not exclusive of any other rights or remedies that may be available to the Company, whether provided by law, equity, statute or otherwise.

(b)                              Each Stockholder agrees to keep confidential, and not to disclose to any Person (other than disclosure to such Stockholder’s agents, existing or prospective lenders, accountants, legal counsel, advisors or other representatives responsible for matters relating to the Company and who need to know such information in order to perform such responsibilities for such Stockholder (“Authorized Representatives”)), or use to the detriment of the Company, or misuse in any way, any information, including any trade secrets, relating to the Company or any of its subsidiaries, including, any business plans, marketing plans and practices, financial information, purchasing information, vendor information, pricing information, cost data, customer lists and identities, personnel information, secret processes, know-how, techniques, systems, designs, circuits, recipes, formulas and technical data, and any other information not expected to be known to outsiders or competitors (such information “Confidential Information”). Notwithstanding the foregoing, “Confidential Information” shall exclude any information that: (i) is known to such Stockholder or available through other lawful sources that are not bound by a confidentiality agreement or other fiduciary duty or duty of confidentiality with the Company, (ii) is or becomes publicly known or generally known in the industry through no fault of such Stockholder or his Authorized Representatives, or (iii) is required to be disclosed pursuant to any laws, regulations, subpoenas, judgments and/or orders of any governmental body (including in any regulatory filing) (provided that the Stockholder gives the Company reasonable prior notice before the Stockholder makes any such disclosure as set forth in clause (iii) so that the Company may seek a protective order or other appropriate remedy; provided, however, that this proviso shall not restrict the ability of any such Stockholder to timely comply with any such disclosure obligation). A Stockholder shall be responsible for the breach of this Section 8.07(b) by any of his or its Authorized Representatives. The provisions of this

Section 8.07(b) shall survive for a period of two (2) years after the date on which a Stockholder ceases to hold Shares.

(c)                              Each Stockholder understands and agrees that the remedies at law for a violation of any of the provisions contained in this Section 8.07 may be inadequate, that such violations may cause irreparable injury within a short period of time, and that the Company shall be entitled to seek preliminary injunctive relief and other injunctive relief against any such violation without having to post bond. In addition, a violating Stockholder shall be required to remit to the Company any and all profits derived by such Stockholder from such violation; provided, that if the purported violating party and the Company cannot agree that a violation has occurred, and/or on the amount required to be remitted to the Company as a result thereof, within the timeframe for settling a dispute set forth in Section 10.08, such dispute or disputes shall be resolved pursuant to Section 10.08 before the amount to be remitted to the Company, if any, is required to be remitted. Such injunctive relief and remission of profits shall be in addition to any and all other remedies the Company shall have in law or equity for the enforcement of such provisions.

(d)                              If any provision of this Section 8.07 is held to be unenforceable because of the scope, duration or geographic area of application, the court or arbitrator making such determination shall have the power to modify such scope, duration or area, and such provision shall then be applied in modified form. The enforceability of any provision of this Section 8.07 shall not affect the enforceability of any other provision of this Section 8.07 or this Agreement.

Section 8.08           Internal Control. The Company will establish, maintain and duly administer an internal control system over financial reporting, the design and operation of which shall be monitored and approved by the Board. Such internal control shall include policies, processes and such other features as are necessary or advisable to help ensure: (a) the quality of the Company’s internal and external reporting; and (b) compliance by the Company with applicable law.

Section 8.09           Operating Budget. After the date hereof, the Company shall prepare or cause to be prepared, and presented to the Board for approval, not later than November 30 of each year, an annual operating budget for the upcoming fiscal year (each, an “Annual Operating Budget”).

Section 8.10           Outside Activities.

(a)                              No Major Stockholder shall directly or indirectly (as an owner, partner, shareholder, member, director, manager, officer, employee, independent contractor, consultant or otherwise) engage in any Competing Activity so long as such person holds any Shares. If any Major Stockholder engages in any Competing Activity in violation of the provisions set forth in this subsection, then, in addition to any and all other rights or remedies the Company may have against such Major Stockholder at law or in equity, such violating Major Stockholder shall be accountable to, and shall hold in trust for, the Company, any income, compensation or profit that such violating Major Stockholder may derive from engaging in such activities. If any provision set forth in this Section 8.10 and/or the application thereof to any party or circumstance shall be determined by a court of competent jurisdiction to be invalid and/or unenforceable to any extent, then the remaining provisions of this subsection (other than those which are so determined to be invalid or unenforceable) shall be valid and enforceable to the fullest extent permitted by law.

(b)                              Except as prohibited by Section 8.10(a), (i) each Major Stockholder may engage or invest in, independently or with others, any business activity of any type or description, (ii) neither the Company nor any Stockholder shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom, (iii) no Major Stockholder shall, solely by virtue of its status as a holder of Shares, be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, and (iv) each Major Stockholder shall have the right to hold any investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to persons other than the Company.

(c)                              Upon consummation of an STI Strategic Transaction, STI shall be excepted from the restrictions set forth in Section 8.10(a), provided that, as of the effective date of such STI Strategic Transaction, all rights of STI to purchase Capital Stock, participate in sales of Capital Stock, receive information from the Company or approve or consent to any action hereunder, including all of its rights under Section 4.02, Section 4.03, Article V, Article VI and Article VIII, shall terminate. For the avoidance of doubt, all restrictions and obligations of STI hereunder (other than the restrictions set forth in Section 8.10(a)) shall survive any STI Strategic Transaction.

ARTICLE IX
REGISTRATION RIGHTS; MARKET STANDOFF

Section 9.01           Piggyback Registration Rights.

(a)                              If, at any time during the seven (7) year period beginning on the date the Company first becomes subject to the periodic reporting obligations under the Exchange Act (i.e., following the Public Offering) or, if later, beginning on the date of expiration of any lock-up period applicable to the Founders or STI, there is not an effective registration statement under the Securities Act (a “Registration Statement”) covering all of the Shares held by the Founders and STI, and the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act, or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) then the Company shall send to the Founders and STI a written notice of such determination at least twenty (20) days prior to the filing of any such Registration Statement and shall include in such Registration Statement all of the Shares held by the Founders or STI for resale and offer on a continuous basis pursuant to Rule 415; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Shares of the Founders or STI in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of such Shares for the same period as the delay in registering such other securities, (iii) each of the Founders and STI is subject to confidentiality obligations with respect to any information gained in the registration process or any other material non-public information he or it obtains, (iv) each of the Founders or STI, or the assignee or successor in interest thereof is subject to all applicable laws relating to insider trading or similar restrictions; and (v) the number of such Shares included in such registration shall be subject to cutback as provided below.

(b)                              If a registration subject to this Section 9.01 is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company, the Founders and STI in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including the Shares held by the Founders or STI and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by MDB and the holders of shares of Common Stock issued on conversion of the notes issued in the Note Financing (which shall be allocated among MDB and such holders in accordance with their respective Registration Rights Agreements); and (iii) third, the number of Shares requested to be included therein by the Founders and STI, allocated among the Founders and STI pro rata to their total holdings of Shares or in such other manner as they may agree.

(c)                              If a registration subject to this Section 9.01 is initiated as an underwritten offering pursuant to exercise of contractual demand registration rights by MDB, a purchaser of notes in the Note Financing or another party holding contractual demand registration rights, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including the Shares held by the Founders or STI and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) exercising such demand registration rights in accordance with the terms of such rights, (ii) second, the number of shares of Common Stock requested to be included therein by MDB and/or the holders of shares of Common Stock issued on conversion of the notes issued in the Note Financing, to the extent MDB or such holders are not the parties exercising the applicable demand registration rights (and which shares of Common Stock shall be allocated among MDB and/or such holders in accordance with their respective Registration Rights Agreements); and (iii) third, the number of Shares requested to be included therein by the Founders and STI, allocated among the Founders and STI pro rata to their total holdings of Shares or in such other manner as they may agree.

Section 9.02           Lock-Up Agreement. Each Stockholder hereby agrees that in the event of the Public Offering, such Stockholder shall not, during the period beginning on the effective date of the registration statement for the Public Offering and ending on the later of (a) twelve (12) months after the effective date of such registration statement and (b) the listing of the Common Stock on a national securities exchange (as defined by regulation of the Commission), including any level of the NASDAQ Stock Exchange or the NYSE MKT, (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters of any such public offering of stock are intended third party beneficiaries of this lock-up agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with any such public offering of stock that are consistent with this Section 9.02 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the shares of stock subject to the foregoing restriction until the end of such period. With respect to MDB, the provisions of this Section 9.02 shall only apply to the Capital Stock issuable under either of the MDB Warrants (or any warrants issued in exchange or replacement therefor).

Section 9.03           Legend. Each Stockholder agrees that (in addition to the legends provided in Section 10.02) a legend reading substantially as follows may, in the discretion of the Company, be placed on all certificates representing all securities of the Company held by such Stockholder:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

ARTICLE X
GENERAL PROVISIONS

Section 10.01   Prohibited Transfers; Securities Law Compliance.

(a)                              If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.

(b)                              Notwithstanding anything to the contrary contained herein, no Transfer shall be permitted, and the Company shall not be required to recognize any Transfer on the books of the Company unless such Transfer complies with applicable federal and state securities laws, and if requested by the Company, the Company receives a legal opinion, in form and substance satisfactory to the Company, to such effect.

Section 10.02   Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the consent of (i) the Company, (ii) the Majority

Founders and (iii) STI. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Stockholders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Stockholder without the consent of such Stockholder unless such amendment, modification, termination or waiver applies to all Stockholders, respectively, in the same fashion, (ii) the consent of STI shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to STI, and (iii) this Agreement may be amended by the Company from time to time to add Additional Stockholders without the consent of the other parties hereto.

Section 10.03   Legend on Securities. The Company and each of the Stockholders acknowledge and agree that substantially the following legends shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by a Stockholder:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RIGHTS OF FIRST REFUSAL AND RESTRICTIONS AGAINST TRANSFERS) CONTAINED IN A CERTAIN STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE HOLDER OF THIS CERTIFICATE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE CORPORATION FOR EXAMINATION).”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY MAY NOT BE TRANSFERRED, ASSIGNED, HYPOTHECATED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS SUCH SHARES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITITES LAWS, OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFEFECT THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED.”

Section 10.04   Notices and Demands. Except as otherwise provided, all notices, consents, approvals, requests and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to a Stockholder, at such Stockholder’s address set forth on Schedule I hereto, or at such other address as such Stockholder shall have furnished the Company in accordance with this Section or (b) if to the Company, at its address as set forth on Schedule I hereto, or at such other address as the Company shall have furnished to the Stockholders in accordance with this Section, with a copy via email to each of Daniel Christopher (dchristopher@resonantwireless.com) and Adam Klotz (aklotz@gtclawgroup.com).

Section 10.05   Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

Section 10.06   Counterparts. This Agreement and any exhibit or schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via fax, .pdf or other electronic reproduction and transmission, with the intention that they shall have the same effect as an original counterpart hereof.

Section 10.07   Effect of Heading. The Article and Section headings herein are for convenience of reference only and are not to be considered in construing this Agreement.

Section 10.08   Governing Law; Arbitration; Specific Performance.

(a)                              This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed and construed in accordance with the laws of the State of California and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a California contract.

(b)                              It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

(c)                              Arbitration of Disputes.

(i)                                   In the event of any dispute arising out of or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle such dispute. If they do not reach a settlement within a period of sixty (60) calendar days, then the dispute shall be settled by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association (the “Association”) then in effect, subject to the limitations stated in this Section 10.08(c). This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Arbitration under this Section 10.08(c) shall be conducted in Los Angeles, California. The parties hereby agree to each request that a reasonable amount of discovery be permitted in the arbitration action.

(ii)                                Any arbitration action under this Section 10.08(c) shall be filed with the Association’s office in Los Angeles, California. The costs owed to the Association and the arbitrators for any arbitration action shall be paid by the party determined by the arbitrators to be the losing party in the action or, if no such party is so selected by the arbitrators, in equal shares by the parties to the controversy. Any demand for arbitration and any answer to such a demand must contain a statement, with respect to each claim alleged therein or answer thereto, indicating such parties’ position with respect to each such claim and the reason therefor.

(iii)                             In all arbitration proceedings pursuant to this Section 10.08(c), the award of the arbitrators shall (A) be issued in written form, (B) if applicable, designate one of the parties as the losing party owing costs for the arbitration, (C) indicate the arbitrators’ decision with respect to each of the individual claims presented by each party, including the award of any monetary damages, and (D) contain a brief statement of the reasons supporting each decision.

(iv)                           All arbitration proceedings shall be heard and decided by three (3) arbitrators, at least of whom one shall be an attorney. The three (3) arbitrators shall be appointed in the following manner: Within ten (10) calendar days after an arbitration demand or submission has been filed with the Association, the Association shall submit simultaneously to each party to the dispute an identical list of at least twelve (12) names of persons chosen from the Association’s panel of arbitrators. Each party to the dispute shall have ten (10) calendar days from the mailing date in which to cross off any names to which such party objects, number the remaining names indicating the order of preference, and return the list to the Association. If a party does not return the list within the time specified, all persons named therein shall be deemed acceptable. From among the persons who have been ranked as a preference on all lists, and in accordance with the designated order of mutual preference, the Association shall invite the acceptance of an arbitrator to serve. If the parties fail to agree upon at least one attorney arbitrator and two other arbitrators, or if acceptable arbitrators are unable to act, the Association shall submit a second and, if necessary, a third list of names, subject to the same procedure. If, after three such lists have been submitted, the parties have not agreed upon all three arbitrators, the Association shall have the power to appoint such arbitrators as are needed from other members of the Association’s panel without the submission of any additional lists; provided, however, that (i) those arbitrators, if any, upon whom the parties have agreed and who are able to act, shall be used and (ii) at least one arbitrator shall be an attorney.

(v)                              In all arbitration proceedings the arbitrators shall decide the questions in dispute in accordance with the law of the State of California and the Delaware General Corporation Law as provided above. This requirement is not merely directory, but constitutes a limitation upon the powers of the arbitrators. The arbitrators themselves are not to be the ultimate judges of whether their decision as to any question in dispute is or is not in accordance with the law of the State of California or the Delaware General Corporation Law. Instead, any such decision shall be subject to review by the state courts of California and the federal courts sitting in Los Angeles, California.

(d)                              Submission to Jurisdiction. Subject to Section 10.08(c) above, each of the Stockholders and the Company hereby irrevocably and unconditionally:

(i)                                   submits for itself and its property in any legal action or proceeding relating to this Agreement, to the exclusive general jurisdiction of the state or federal courts located in Los Angeles, California, and appellate courts from any thereof;

(ii)                                consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)                             agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Schedule I or at such other address of which the other party shall have been notified pursuant thereto; and

(iv)                           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in paragraph hereof is not available despite the intentions of the parties hereto.

Section 10.09   Additional Parties. Additional persons (including officers and employees of the Company) who purchase from the Company any shares of Capital Stock of the Company or securities of the Company convertible into shares of Capital Stock, shall, as a condition of the purchase of such shares, become parties to this Agreement and become Stockholders hereunder upon execution by such Persons of a Joinder Agreement.

Section 10.10   Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof and thereof.

Section 10.11   Adjustment. All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Company.

Section 10.12   Term. This Agreement shall terminate (a) immediately before the closing by the Company of the Public Offering or (b) the consummation of a Sale Transaction; provided, however, that Article IX shall survive termination of this Agreement by reason of the Public Offering.

Section 10.13   Binding Effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 10.14   Consent of Spouse. If any Stockholder is married or in a registered domestic partnership or other legally recognized domestic union on the date of this Agreement (any spouse or any such partner, a “Spouse”), such Stockholder’s Spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the Spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any Stockholder should marry or remarry, or enter or re-enter into any such domestic partnership or other union, after the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his or her new Spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such Spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

COMPANY:	MDB:

RESONANT INC.	MDB CAPITAL GROUP, LLC

By:	By:
Terry Lingren	Anthony DiGiandomenico
Its: Chief Executive Officer	Its: Head of Investment Banking

FOUNDERS:	STI:

SUPERCONDUCTOR TECHNOLOGIES INC.

Terry Lingren

By:
Jeffrey A. Quiram
Its: Chief Executive Officer

Neal Fenzi

Robert Hammond

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of June 17, 2013 by and among Resonant Inc. (the “Company”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term Stockholder (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

PRINT NAME:

ADDRESS:

FACSIMILE:

EXHIBIT B

Consent of Spouse

I, [____________________], [spouse/registered domestic partner/member of a civil union] of [______________] (my “Spouse”), acknowledge that I have read the Stockholders Agreement, dated as of June 17, 2013 by and among Resonant Inc. (the “Company”) and the other parties thereto, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights of the Company and certain other holders of capital stock of the Company upon a proposed transfer of shares of capital stock of the Company which my Spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [__] day of [__________, _____]

Signature

Print Name

SCHEDULE I

Stockholder and Address	Number and Class of Shares
COMPANY: Resonant Inc. 460 Ward Drive, Suite D Santa Barbara CA 93111 Facsimile: (805) 967-0342	N/A
FOUNDERS:
Terry Lingren 15472 Harrow Lane Poway CA 92064	• 333,333 shares of common stock • warrants for 83,333 shares of common stock (subject to adjustment as provided therein)
Neal Fenzi 650 Burtis Street Santa Barbara, California 93111	• 333,333 shares of common stock • warrants for 83,333 shares of common stock (subject to adjustment as provided therein)
Robert Hammond 3245 Campanil Drive Santa Barbara, California 93109	• 333,333 shares of common stock • warrants for 83,333 shares of common stock (subject to adjustment as provided therein)
STI: Superconductor Technologies, Inc. 9101 Wall Street, Suite 1300 Austin, TX 78754 Facsimile: (805) 967-0342	• $2.4m promissory note, convertible into 700,000 shares of common stock (subject to adjustment as provided therein)
MDB: MDB Capital Group, LLC 401 Wilshire Boulevard, Suite 1020 Santa Monica, CA 90401 Facsimile: (310) 526-5020	• Warrant to purchase 222,222 shares of common stock (subject to adjustment as provided therein) • Warrant to purchase shares of common stock in contingent amount to be determined as provided therein

EXHIBIT H

Form of Subordination Agreement

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT is entered into as of June 17, 2013, between each of the investors listed on the signature pages hereto under the heading “Senior Creditors” (together with each direct and indirect assignee and transferee thereof in connection with Senior Creditor Indebtedness, the “Senior Creditors”), on the one hand, and Superconductor Technologies Inc. (together with each direct and indirect assignee and transferee thereof in connection with Subordinated Creditor Indebtedness, the “Subordinated Creditor”), on the other hand.

R E C I T A L S

A.        Senior Creditors and Resonant Inc. (“Debtor”) have entered into that certain Securities Purchase Agreement, dated as of the date hereof (as amended, modified and supplemented from time to time, the “Securities Purchase Agreement”) and one or more Senior Secured Convertible Notes (such notes in favor of the Senior Creditor listed thereon as a holder, collectively, referred to herein as the “Notes”), pursuant to which the Senior Creditors have agreed to extend certain financial accommodations to Debtor.

B.         As security for the prompt payment and performance of the Senior Creditor Indebtedness (as hereinafter defined), Debtor has granted the Senior Creditors a first lien security interest in the Collateral (as hereinafter defined) pursuant to that certain Security Agreement between the Debtor and the Senior Creditors dated as of the date hereof (the “Senior Creditor Security Agreement”).

C.         Debtor made and delivered to Subordinated Creditor that certain Subordinated Secured Convertible Note, dated as of the date hereof, in the original principal amount of $2,400,000 (the “Subordinated Creditor Note”), pursuant to which Subordinated Creditor extended certain financial accommodations to Debtor.

D.        As security for the prompt payment and performance of the Subordinated Creditor Indebtedness (as hereinafter defined), Debtor has granted the Subordinated Creditor a first lien security interest in the Collateral pursuant to that certain Security Agreement between the Debtor and the Subordinated Creditor dated as of the date hereof (the “Subordinated Creditor Security Agreement”).

E.         Each of the Senior Creditors and the Subordinated Creditor wish to agree as to their respective rights to repayment by, and liens upon and security interests in the assets of, Debtor, and as to certain other rights, priorities, and interests as between the Senior Creditors and Subordinated Creditor.

A G R E E M E N T

In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which the Senior Creditors and Subordinated Creditor hereby acknowledge, the Senior Creditors and Subordinated Creditor hereby agree as follows:

1.         Definitions.  Certain terms as used in this Agreement are defined in the preamble and recitals to this Agreement.  In additions, the following terms, as used in this Agreement, shall have the following meanings:

“Affiliate” with respect to any Person, each officer, director, general partner, manager or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 5% or more of the equity of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Subordination Agreement together with any and all amendments, extensions, modifications, exhibits, and schedules hereto.

“Collateral” means all property (whether real, personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) by Debtor pursuant to any Secured Creditors’ Agreements.

“Independent” means, with respect to any Person, a Person that is not: (i) the Debtor, a Senior Creditor or MDB Capital Group, or any successor in interest to or assignee of any such Persons; (ii) any Person that is (or within the 90 days preceding the date of determination was) an Affiliate of any Person described in clause (i) or any Person who has (or within the 90 days preceding the date of determination had) a material business, client, brokerage or customer relationship with any Person described in clause (i); (iii) any Person that is relative by blood, marriage, family or otherwise with any individual Person described in clause (i), or (ii); and (iv) a Person that is (or within the 90 days preceding the date of determination was) part of a “group” with any Person described in clause (i), (ii) or (iii) within the meaning of Section 13(d) under the Securities and Exchange Act of 1934 and the rules related to such section.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, other entity or governmental authority.

“Satisfaction in Full of the Senior Creditor Indebtedness” means the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents (as defined in the Securities Purchase Agreement) (including, without limitation, conversion of the Notes into equity of the Debtor) and discharge, of the Senior Creditor Indebtedness in full up to the unpaid amount of the initial principal amount of the Notes and all interest and other amounts due thereon (other than inchoate indemnity obligations which have not been reduced to a monetary amount and that survive in accordance with their terms).

“Secured Creditor” means either (a) any of the Senior Creditors or (b) the Subordinated Creditor, or any successor or assignee of either of them, in its capacity as a secured creditor under the Senior Creditor Agreements or the Subordinated Creditor Agreements, respectively.

“Secured Creditors’ Agreements” means, collectively, the Senior Creditor Agreements and the Subordinated Creditor Agreements.

“Secured Creditors’ Indebtedness” means, collectively, the Senior Creditor Indebtedness and the Subordinated Creditor Indebtedness.

“Senior Creditor Agreements” means, collectively, the Securities Purchase Agreement, the Notes, the Senior Creditor Security Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and any other document, instrument, or agreement now existing or in the future entered into by or in favor of any Senior Creditor by Debtor in connection with the Senior Creditor Indebtedness or the Collateral, together with any amendments, replacements, substitutions, or restatements thereof, all guaranties of the Senior Creditor Indebtedness and all security agreements securing the obligations under such guaranties.

“Senior Creditor Indebtedness” means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, and obligations of Debtor owing to the Senior Creditors under the Senior Creditor Agreements.

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“Standstill Period” means the period commencing on the date of a default under the Subordinated Creditor Indebtedness and ending upon the date which is the earliest of (a) the date one or more of the Senior Creditors accelerate all or any portion of the Senior Creditor Indebtedness, (b) the date one or more of the Senior Creditors take any action to transfer, or accept transfer of or benefit from, any of the Collateral in full or partial satisfaction of the Senior Creditor Indebtedness, (c) the date on which any event in sub-paragraph (iii), (iv) or (v) of the definition of “Event of Default” (as defined in the Subordinated Creditor Agreements) occurs or (d) the date on which the Satisfaction in Full of the Senior Creditor Indebtedness has occurred.

“Subordinated Creditor Agreements” means, collectively, the Subordinated Creditor Note, the Subordinated Creditor Security Agreement, and any other document, instrument, or agreement now existing or in the future entered into by or in favor of Subordinated Creditor by Debtor in connection with the Subordinated Creditor Indebtedness or the Collateral, together with any amendments, replacements, substitutions, or restatements thereof, all guaranties of the Senior Creditor Indebtedness and all security agreements securing the obligations under such guaranties.

“Subordinated Creditor Indebtedness” means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, and obligations of Debtor owing to Subordinated Creditor under the Subordinated Creditor Agreements.

“UCC” means the Uniform Commercial Code as adopted in the State of New York or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

2.         Security Interests and Standstill.

(a)        Priorities.  The Subordinated Creditor hereby acknowledges that the Senior Creditors have been granted a first priority lien upon the Collateral to secure the Senior Creditor Indebtedness, and each Senior Creditor hereby acknowledges that the Subordinated Creditor has been granted a first priority lien upon the Collateral to secure the Subordinated Creditor Indebtedness.  The liens in the Collateral held by the Senior Creditors are intended to be pari passu with the liens in the Collateral held by the Subordinated Creditor.  The equal priority of the liens securing the Senior Creditor Indebtedness and the Subordinated Creditor Indebtedness will remain in full force and effect irrespective of:  (i) how a lien was acquired, (ii) the time, manner, or order of the grant, attachment, filing, recordation, or perfection of a lien, (iii) any conflicting provision of the UCC or other applicable law, (iv) any defect or deficiencies in, or non-perfection (including any failure to perfect or lapse in perfection), setting aside, recharacterization, or avoidance of, any lien or any Secured Creditors’ Agreement, (v) the modification of any Secured Creditors’ Agreement, (vi) the commencement of an insolvency or like proceeding, or (vii) any other circumstance whatsoever, and notwithstanding any conflicting terms or conditions which may be contained in any of the Secured Creditors’ Agreements.

(b)        Perfection.  As between the Senior Creditors and the Subordinated Creditor, the Senior Creditors will be solely responsible for perfecting and maintaining the perfection of its liens over the Collateral, and the Subordinated Creditor will be solely responsible for perfecting and maintaining the perfection of its liens over the Collateral.

(c)        Similar Liens.  The parties hereto intend that the Collateral securing the Senior Creditor Indebtedness and the Collateral securing the Subordinated Creditor Indebtedness be identical.  Accordingly, prior to the Satisfaction in Full of the Senior Creditor Indebtedness, the parties hereto will (i) use commercially reasonable efforts to cooperate to make the forms, documents, and agreements creating or evidencing the liens of the parties hereto in the Collateral materially the same and (ii) immediately prior to or concurrently with the entering into of any additional security or perfection

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document in respect of the Collateral after the date hereof, offer to one another the opportunity to enter into substantially similar documentation to create a pari passu first priority lien in the same Collateral.

(d)        Standstill.  Subordinated Creditor shall not exercise remedies against the Collateral of the Debtor during the Standstill Period.  For the avoidance of doubt, nothing in the Section 2(d) shall preclude Subordinated Creditor from (i) delivering any notice of default or other notice to Debtor pursuant to or in connection with the Subordinated Creditor Agreements  following the first date on which the Collateral Agent (as defined in the Senior Creditor Agreements) shall have delivered any similar notice to the Debtor pursuant to or in connection with the Senior Creditor Indebtedness; (ii)  accelerating the Subordinated Creditor Indebtedness following the first date on which the Collateral Agent shall have accelerated the Senior Creditor Indebtedness; (iii) taking any action required or desired as a precondition to acceleration of the Subordinated Creditor Indebtedness on or after the first date on which the Collateral Agent shall have taken any such action with respect to the Senior Creditor Indebtedness; (iv) filing a proof of claim or statement of interest, voting on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), and making other filings, arguments, and motions,  with respect to the Subordinated Creditor Indebtedness and the Collateral in any insolvency or bankruptcy proceeding commenced by or against Debtor; (v) taking action to create, perfect, preserve, or protect (but not enforce) its lien on the Collateral; (vi) filing necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of Subordinated Creditor Indebtedness or a lien securing the Subordinated Creditor Indebtedness; (vii) joining a judicial foreclosure or lien enforcement proceeding with respect to the Collateral initiated by one or more of the Senior Creditors; (viii) bidding for or purchasing Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any Senior Creditor, or any sale of Collateral during an insolvency or bankruptcy proceeding; provided that such bid may not include a “credit bid” in respect of any Subordinated Creditor Indebtedness unless the net cash proceeds of such bid are otherwise sufficient to cause the Satisfaction in Full of Senior Creditor Indebtedness and are applied to cause the Satisfaction in Full of Senior Creditor Indebtedness; (ix) filing any suit or take action initiated or maintained to prevent the loss of a claim as a result of the running of any applicable statute of limitations or other similar restriction on claims; (x) exercising rights and remedies for specific performance or equitable relief to compel any obligor to comply with any non-payment obligations under the Subordinated Creditor Indebtedness; (xi) seeking adequate protection during an insolvency or bankruptcy proceeding; or (xii) exercising any rights or remedies of an unsecured creditor other than the enforcement of any judgment obtained against the Debtor in respect of the Subordinated Creditor Indebtedness.

(e)        Collateral in Possession.  If any Secured Creditor has any Collateral in its possession or control, then such Secured Creditor will possess or control such Collateral as bailee or agent for perfection for the benefit of all other Secured Creditors, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the UCC. Any such Secured Creditor will have no obligation to the other Secured Creditors to ensure that any Collateral is genuine or owned by the Debtor. In this Section 2(e), “control” has the meaning given that term in sections 8-106 and 9-314 of the UCC. The duties or responsibilities of any such Secured Creditor under this Section 2(e) will be limited solely to possessing or controlling the applicable Collateral as bailee or agent for purposes of lien perfection in accordance with this Section 2(e) and, in the event that such Secured Creditor is a Senior Creditor, upon Satisfaction in Full of the Senior Creditor Indebtedness delivering such Collateral in its possession or control, together with any necessary endorsements, to the Subordinated Creditor.

3.         Payment Subordination.

(a)        Payment of Subordinated Creditor Indebtedness. Subordinated Creditor hereby subordinates its right to receive payments of the Subordinated Creditor Indebtedness to the Senior Creditors’ right to receive payment of the Senior Creditor Indebtedness.  Until the Satisfaction in Full of the Senior Creditor Indebtedness, Subordinated Creditor shall not accept or receive payment in cash from

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Debtor in whole or any part of any sums which may now or hereafter be owing to Subordinated Creditor on account of the Subordinated Creditor Indebtedness without the prior written consent of the Requisite Holders (as defined in the Note).

(b)        Conversion of Subordinated Creditor Indebtedness into Debtor Equity.  Notwithstanding anything herein to the contrary, nothing herein shall be construed to limit the ability of, or the requirement that, the Subordinated Creditor convert its Subordinated Creditor Indebtedness into equity of the Debtor on the terms set forth in the Subordinated Creditor Note.

4.         Continuation of Liens in the Collateral in Favor of the Subordinated Creditor.  The Senior Creditors agree that no remedy exercised or right asserted by or through any of the Senior Creditors under the Senior Creditor Agreements or otherwise in connection with the Collateral (whether or not such remedy exercised or right asserted would result in Satisfaction in Full of the Senior Creditor Indebtedness) shall extinguish, limit or subordinate the lien in the Collateral held by the Subordinated Creditor (or the Subordinated Creditor Indebtedness) except with respect to any such Collateral sold in a bona fide transaction to one or more Persons who are then Independent for cash or stock where all proceeds of such sale, if any, in excess of amounts necessary for the Satisfaction in Full of the Senior Creditor Indebtedness are first paid, in accordance with the terms of the UCC, to the Subordinated Creditor (up to indefeasible payment in full in cash of all Subordinated Creditor Indebtedness) (a “Third Party Sale”).  If any remedy exercised or right asserted by or through any of the Senior Creditors would cause the Subordinated Creditor’s lien in the Collateral (or the Subordinated Creditor Indebtedness) to be extinguished, limited or subordinated (other than through a Third Party Sale or the indefeasible payment in full in cash of all Subordinated Creditor Indebtedness), then the Senior Creditors shall either not exercise (directly or indirectly) such remedy or shall cause the Subordinated Creditor’s lien (and Subordinated Creditor Indebtedness) to remain in full force and effect with the same Collateral, status, validity and priority that it has on the date hereof, and cause the Subordinated Creditor Indebtedness to remain outstanding, in the then unpaid principal amount plus accrued interest, fees and expenses, and with all other rights (including conversion rights) that it would otherwise have.  For example, but without limitation, if any Senior Creditor were to acquire the Collateral by exercise of any remedies (including through a court process), and if such acquisition (such as a private sale or credit bid) would otherwise have caused the extinguishment, limitation or subordination of the Subordinated Creditor’s lien (or the Subordinated Creditor Indebtedness), then the Senior Creditor would be required to cause the Subordinated Creditor’s lien (and Subordinated Creditor Indebtedness) to remain attached and perfected in its same priority in the Collateral (and the Subordinated Creditor Indebtedness to remain owing).

5.         Cooperation.  After any default or event of default under the Senior Creditor Agreements or the Subordinated Creditor Agreements, the parties hereto shall reasonably cooperate with each other prior to, during and in connection with the assertion and enforcement of any remedies that each such party may have.

6.         Notice of Default and Certain Events.  Senior Creditors shall promptly notify Subordinated Creditor, and Subordinated Creditor shall promptly notify the Senior Creditors, in each case in writing, of the occurrence of any of the following, as applicable:

(a)        in the case of Senior Creditors, (i) any default or event of default under the Senior Creditor Agreements, (ii) the conversion of any Senior Creditor Indebtedness into equity of the Debtor and (iii) the demand for payment of, acceleration of or termination of any of the Senior Creditor Indebtedness; and

(b)        in the case of the Subordinated Creditor, (i) any default or event of default under the Subordinated Creditor Agreements, (ii) the conversion of any Subordinated Creditor Indebtedness into equity of the Debtor and (iii) the demand for payment of, acceleration of or termination of any of the Subordinated Creditor Indebtedness.

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7.         Representations and Warranties of the Senior Creditors.  Each Senior Creditor represents and warrants to the Subordinated Creditor that: (a) it is the holder of the liens and security interests which secure or will secure the Senior Creditor Indebtedness; (b) it has full right, power, and authority to enter into this Agreement and, to the extent it is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties; (c) this Agreement has been duly and validly authorized, executed and delivered by it and constitutes the legal, valid and binding obligations of such Senior Creditor enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and (d) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not (i) result in a violation of it’s organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on it’s ability to perform its obligations hereunder.

8.         Representations and Warranties of the Subordinated Creditor.  The Subordinated Creditor represents and warrants to the Senior Creditors that: (a) it is the holder of the liens and security interests which secure or will secure the Subordinated Creditor Indebtedness; (b) it has full right, power, and authority to enter into this Agreement and, to the extent it is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties; (c) this Agreement has been duly and validly authorized, executed and delivered by it and constitutes the legal, valid and binding obligations of the Subordinated Creditor enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and (d) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not (i) result in a violation of it’s organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on it’s ability to perform its obligations hereunder.

9.         Modification of Senior Creditor Indebtedness.  No Senior Creditor Agreement may be amended or modified in a way that would be adverse to the interests of the Subordinated Creditor (including, without limitation, by increasing the aggregate principal amount of Senior Creditor Indebtedness or the interest rate thereon) without the prior written consent of the Subordinated Creditor.

10.       Modification of Subordinated Creditor Indebtedness.  No Subordinated Creditor Agreement may be amended or modified in a way that would be adverse to the interests of the Senior Creditors, taken as a whole (including, without limitation, by increasing the aggregate principal amount of Subordinated Creditor Indebtedness or the interest rate thereon), without the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement).

11.       Parties Intended to be Benefitted.  All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Senior Creditors and the Subordinated Creditor, and there are no other parties, including Debtor or any of the creditors, successors, or assigns of Debtor, which are intended to be benefitted, in any way, by this Agreement.

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12.       No Limitation Intended.  Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Secured Creditors have with respect to any third parties.  The Secured Creditors hereby specifically reserve all of their respective rights against Debtor and all other third parties.

13.       Legend.  Until the Satisfaction in Full of the Senior Creditor Indebtedness, the Subordinated Creditor shall insert the following legend at the top of the first page of each Subordinated Creditor Agreement:

“THIS AGREEMENT OR INSTRUMENT IS SUBJECT TO, AND SUBORDINATED TO CERTAIN OTHER INDEBTEDNESS TO THE EXTENT SET FORTH IN, A SUBORDINATION AGREEMENT DATED AS OF JUNE ___, 2013 BY AND AMONG SUPERCONDUCTOR TECHNOLOGIES INC. AS SUBORDINATED CREDITOR AND THE SENIOR CREDITORS PARTY THERETO.”

14.       Notice.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or by regular, registered, or certified United States mail, postage prepaid, addressed as follows:

(a)        If to a Senior Creditor, at its address, facsimile number or e-mail address set forth on the Schedule of Buyers attached to the Securities Purchase Agreement (as the same may be amended from time to time) with copies to such Senior Creditor’s representatives as set forth on such Schedule of Buyers:

solely for information, not with respect to any legal representation or obligation, a copy to:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue, 40th Floor

New York, New York 10022

Facsimile:  (212) 754-0330

E-mail: ahudders@golenbock.com; cvandemark@golenbock.com

Attention:  Andrew D. Hudders, Esq.
Carl Vandemark, Esq.

(b)        If to Subordinated Creditor, at:

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

Facsimile No.: (805) 967-0342

E-mail: jquiram@suptech.com

Attention:  Jeff Quiram, Chief Executive Officer

with a copy to:

Manatt, Phelps & Phillips, LLP

11355 W. Olympic Boulevard

Los Angeles, California 90064

Facsimile:  (310) 312-4224

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E-mail: borlanski@manatt.com

Attention:  Ben Orlanski

or at such other address as may be substituted by notice given as herein provided.  Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three days after the same shall have been deposited in the United States mail.

15.       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

16.       Complete Agreement.  This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.  In the event of any conflict between this Agreement and any of the Senior Creditor Agreements, this Agreement shall control. In the event of any conflict between this Agreement and any of the Subordinated Creditor Agreements, this Agreement shall control.

17.       Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Senior Creditor and Subordinated Creditor.  Each of the Senior Creditors and the Subordinated Creditor agree that any assignment or transfer of any of the Senior Creditor Indebtedness or any of the Subordinated Creditor Indebtedness, or any assignment of this Agreement, may not be made unless such assignment or transfer is expressly made subject to the terms of this Agreement and all parties hereto are promptly notified of such assignment or transfer in writing.  No assignment or transfer shall affect the obligations of the assigning or transferring party hereunder.18.

18. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Secured Creditor from bringing suit or taking other legal action against the Debtor in any other jurisdiction to collect on the Debtor’s obligations to such Secured Party or to enforce a judgment or other court ruling in favor of such Secured Party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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19.       Waivers, Amendments.  Any waiver or amendment hereunder must be evidenced by a signed writing of the Requisite Holders, where the Senior Creditors are to be bound thereby, or the Subordinator Creditor, where it is to be bound thereby, and shall only be effective in the specific instance.

20.       Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.  The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

21.       Counterparts.  This Agreement may be executed in any number of counterparts, and by the Senior Creditors and Subordinated Creditor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

[Remainder of page blank; signatures appear on the following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

SENIOR CREDITORS:

By:
Name:
Title:

Subordination Agreement

SUBORDINATED CREDITOR:

Superconductor Technologies Inc.

By:
Title:

Subordination Agreement

ACKNOWLEDGMENT

June 17, 2013

The undersigned, Resonant Inc., a Delaware corporation (the “Debtor”), hereby acknowledges receipt of a copy of the Subordination Agreement between the Senior Creditors and the Subordinated Creditor (in each case as defined therein) and consents thereto, and agrees to recognize all rights granted thereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Subordination Agreement.  Debtor further acknowledges that Debtor is not an intended beneficiary under the Subordination Agreement.

RESONANT INC.

By:
Name:
Title:

Acknowledgment